Exhibit 10.1

TRANSITIONAL SERVICES AGREEMENT

by and among

GENERAL ELECTRIC CAPITAL CORPORATION

(“GECC”),

SYNCHRONY FINANCIAL

(the “Company”)

and

RETAIL FINANCE INTERNATIONAL HOLDINGS, INC.

(“RFIH”)

DATED AUGUST 5, 2014

Details

Parties	GECC, the Company, and RFIH each as described below.

GECC	GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation.

Company	SYNCHRONY FINANCIAL, a Delaware corporation.

RFIH	RETAIL FINANCE INTERNATIONAL HOLDINGS, INC., a Delaware corporation.

Recitals	1.	GE Consumer Finance, Inc., is a Delaware corporation and a wholly-owned subsidiary of GECC and is the legal and beneficial owner of the issued shares in the capital of the Company;

	2.	The Company’s business activities include providing financial services to consumers and retailers and offering a range of private-label credit cards, dual (or co-branded) credit cards and other revolving credit accounts to finance the purchase of consumer goods and services (collectively, the “Company Business”);

	3.	The board of directors of the Company has determined that it is in the best interests of the Company to make an initial public offering (the “IPO”) of shares of Company common stock, par value $0.001 per share;

	4.	GECC and the Company entered into a Master Agreement, dated as of the date hereof (the “Master Agreement”);

	5.	As a result of the IPO and future contemplated transactions (collectively, the “Transaction”), (i) the Company and RFIH may in the future no longer be considered to be Affiliates of GECC or its parent General Electric Company (“GE”) for purposes of certain entitlements to GE, GECC or third party provided services and/or access rights and (ii) GECC may in the future no longer be considered to be an Affiliate of the Company or RFIH for purposes of certain entitlements to the Company or third party-provided services and/or access rights; and

	6.	GECC, the Company and RFIH have each agreed to provide certain transitional arrangements to the Recipients, from the date of the IPO and for the relevant Transition Period thereafter in accordance with and subject to the terms of this Agreement.

Governing law	New York

Date	See signing page

General terms

1.	Transitional Arrangements

1.1	GECC Transitional Arrangements

Subject to Clause 1.4, GECC will provide (or procure the provision of) to the Company and/or RFIH, as applicable (either for direct use and enjoyment or for providing services to the Bank and Affiliates of the Company):

(a)	each GECC IT Access Right;

(b)	each GECC IT Application Service;

(c)	each GECC IT Support Service; and

(d)	each GECC Non-IT Support Service,

as such services are described in more detail herein or in Schedule 1 (each, a “GECC Transitional Arrangement”), each at the latest starting from the IPO Date and for the Transition Period that applies to that GECC Transitional Arrangement.

1.2	Company Transitional Arrangements

Subject to Clause 1.4, the Company and RFIH, as applicable, will provide (or procure the provision of) to GECC (either for direct use and enjoyment or for on-servicing to Affiliates of GECC) the services described in Schedule 2 (each, a “Company Transitional Arrangement”), each for the Transition Period that applies to that Company Transitional Arrangement.

1.3	Supplier and Recipient roles

In relation to:

(a)	each GECC Transitional Arrangement, GECC is the “Supplier” and, subject to Clause 2.11 the Company, RFIH, the Bank or another Affiliate of the Company, as applicable, is the “Recipient”;

(b)	each Company Transitional Arrangement, the Company or RFIH, as applicable, is the “Supplier” and GECC or its Affiliates, as applicable, is the “Recipient”; and

(c)	actions or Notices by or on behalf of RFIH as a Party hereunder, GECC may fully rely on actions or Notices by Company as actions or Notices also by RFIH.

1.4	Pre-Existing Agreements

(a)	Except as set forth in Section 2.4(b) of the Master Agreement, any intra-group arrangements or agreements that the Company had prior to the applicable Transition Period for those services or access rights that become a GECC Transitional Arrangement (each, a “Pre-Existing Agreement”) shall

(i)	if GECC is the counterparty of the Company to such Pre-Existing Agreement, automatically terminate on the IPO Date; and

(ii)	if an Affiliate of GECC is the counterparty of the Company to such Pre-Existing Agreement, as among the Parties, be deemed to be automatically terminated on the IPO Date. GECC will provide and care for the actual termination of such Pre-Existing Agreements with effect on the IPO Date and the Company will, to the extent reasonably requested by GECC, provide GECC the required assistance, if any, in order to render such terminations effective.

(b)	It is understood by the Parties that (i) the Company shall not incur any charges or other financial responsibilities in connection with such terminations, and (ii) the Company shall not be obliged to make any payments under such Pre-Existing Agreements that would be for periods after the IPO Date.

(c)	For purposes of this Agreement, the agreements set forth in Schedule 2.4(b)(ii) of the Master Agreement shall not be deemed to be Pre-Existing Agreements hereunder, and thus such agreements are understood by the Parties to continue in force after the IPO Date according to their respective terms.

2.	Obligations of the Suppliers and the Recipients

2.1	Limitation on the obligations of the Suppliers

(a)	Each Party’s obligations to supply each Transitional Arrangement for which it is the Supplier, under Clause 1, are limited to, an obligation:

(i)	to provide each Transitional Arrangement in accordance with the description set out in Schedule 1 or Schedule 2 (as applicable);

(ii)	unless agreed otherwise herein, to provide each Transitional Arrangement:

(A)	in the Pre-IPO Form, subject to Clause 2.2(a);

(B)	at the higher of the Pre-IPO Standard and the Non-Discriminatory Standard, and in the case of GECC Transitional Arrangements so identified in Schedule 1, in accordance with the applicable Service Levels set forth in Schedule 7; and

(C)	up to no more than the Pre-IPO Volume;

(iii)	to provide each Transitional Arrangement with due care and skill; and

(iv)	to comply with all Applicable Laws in providing each Transitional Arrangement and performing its obligations under this Agreement.

(b)	Clause 2.1(a) will be deemed incorporated into the description set out in Schedule 1 or Schedule 2 (as applicable) for each Transitional Arrangement except to the extent that it is inconsistent with the express description of that Transitional Arrangement in that Schedule.

(c)	Notwithstanding anything to the contrary contained in this Agreement or in any Schedule hereto, no Party nor any of its Affiliates or their respective Representatives shall be obliged to provide, or shall be deemed to be providing, any legal, financial, accounting or tax advice to any other Party or any of its Affiliates or their respective Representatives under this Agreement, in connection with the Transitional Arrangements or otherwise.

(d)	Subject to Clause 5.2(a), if a service or arrangement is not included in Schedule 1 or Schedule 2 (as applicable) as a Transitional Arrangement and is not otherwise expressly provided for in Section 7.3 of the Master Agreement, Section 12 of the Tax Sharing and Separation Agreement, the Transitional Trademark License Agreement, Intellectual Property Cross License Agreement or MNT Subservicing Agreement:

(i)	no Party nor any of their respective Affiliates or Representatives have an obligation to provide it; and

(ii)	each Party will cease having any rights and will stop using, and will ensure its Affiliates and Representatives stop using, any such service or arrangement that was made available to such Party by the other Parties prior to the IPO Date.

(e)	The Supplier of a Transitional Arrangement is not obliged to disclose to the Recipient any contracts by which the Supplier or any of its Affiliates acquires from third parties components or inputs to that Transitional Arrangement.

(f)	Without limiting the generality of Clause 2.1(d), except as expressly provided in this Agreement or required in connection with the performance of or delivery of a Transitional Arrangement, after the IPO Date, each Party and its Affiliates and Representatives (i) will cease to use and shall have no further access to the intranet and owned or licensed computer software, networks, hardware or technology of any other Party, and (ii) will have no access to computer-based resources (including e-mail and access to computer networks and databases) of any other Party which require a password or are available on a secured access basis.

2.2	Changes to Pre-IPO Form

(a)	During the Transition Period, the Supplier may make changes to the Pre-IPO Form that:

(i)	it considers to be reasonably necessary to effectively and efficiently support its own or its Affiliates’ business; or

(ii)	are necessary to effectively separate the Recipient’s data from the Supplier’s (or any of its Affiliates’) data or implement any other reasonable security measure consistent with the Parties no longer being Affiliated;

provided, however, that the Supplier will take reasonable steps to (A) provide the Recipient prior Notice of any such changes and (B) minimize the impact of any such changes on the Recipient’s operation.

(b)	In relation to each change contemplated by Clause 2.2(a) to the Pre-IPO Form:

(i)	the Supplier will explain to the Recipient the impact of the change on the Recipient and the rationale for the change prior to its implementation (except for urgent changes, of which the Supplier will give prior Notice to the extent possible); and

(ii)	the Supplier will use commercially reasonable efforts to mitigate any adverse effects on the Recipient of such change.

(c)	Alternatively, the Recipient may elect in response to a proposed change of the type contemplated by Clause 2.2(a) to maintain the Pre-IPO Form for that Transitional Arrangement, provided that Supplier may in such a case increase the Charges for that Transitional Arrangement to reflect the increased cost, if any, to the Supplier of maintaining that Pre-IPO Form in those circumstances.

2.3	Dependencies

(a)	The following are dependencies for the purpose of this Clause 2.3 (each, a “Dependency”) in relation to each Transitional Arrangement:

(i)	failure by the Recipient to comply with its obligations under this Agreement;

(ii)	defects in the completeness, accuracy and quality of applicable information provided by or on behalf of the Recipient;

(iii)	changes in the Applicable Laws (always subject to Clause 5.4);

(iv)	any other dependencies mutually agreed in writing by the Parties;

(v)	in relation to each GECC IT Application Service and GECC IT Support Service and specific to the Company or RFIH, as applicable, which is the Recipient of such GECC Transitional Arrangement:

(A)	any configurations of or modifications to the Underlying System that are requested by the Company (for itself, or on behalf of RFIH, as applicable) from time to time, other than pursuant to (i) a Variation as per Clause 5, (ii) Clause 3.9(b), or (iii) the execution of an agreed Transition Plan;

(B)	deficiency in the suitability, quality and/or performance of software or equipment provided by or on behalf of the Company or RFIH;

(C)	the presence of viruses, trojan horses, worms or other disabling features in the Company’s or RFIH’s computing environment (other than any of the foregoing introduced by GECC or GECC contract partners in performing any GECC IT Application Service or GECC IT Support Service);

(D)	any defects in the completeness, accuracy and quality of network links provided by third party vendors provided by or on behalf of the Company or RFIH;

(E)	any re-deployment of Company or RFIH resources connected with data extraction or conversion requested by the Company or RFIH; or

(F)	any modification by the Company or RFIH of any of its processes or information technology systems to the extent such modification impacts the provision of any GECC IT Application Service or GECC IT Support Service;

(vi)	failure by the Recipient to provide the Supplier with access to its applicable systems to the extent and for the duration that is reasonably necessary to enable the Supplier to provide the relevant Transitional Arrangement;

(vii)	if the Recipient enters into any agreement or arrangement that contemplates a change of Control of the Recipient excepting the relevant terms of the Transaction; and

(viii)	any assignment by Company or RFIH pursuant to the second sentence of Clause 17.2(a).

(b)	To the extent that the existence or occurrence of any such Dependency adversely affects the provision of any Transitional Arrangement or the performance of any obligation under the Transition Plan, the Supplier is suspended from, or where such effect cannot be cured, relieved of, its obligation to provide such affected Transitional Arrangement or perform such obligation under the Transition Plan (as applicable) but only:

(i)	for that part of the Transitional Arrangement or Transition Plan (as applicable) adversely affected by the Dependency, and insofar as such effect prevents or limits the Supplier’s ability to provide the Transitional Arrangement or Transition Plan;

(ii)	for the duration of that effect or until a suitable workaround has been implemented; and

(iii)	to the extent that the Supplier uses commercially reasonable efforts to mitigate the adverse effect, and gives the Recipient Notice of the adverse effect reasonably promptly after becoming aware of the Dependency and its adverse effect.

(c)	Following the cessation of the effect of the Dependency, the Supplier shall as soon as practicable resume providing that part of the Transitional Arrangement or Transition Plan which was affected by the Dependency. If the applicable Dependency was the result of action or failure to take required action of the Recipient, then the Recipient shall bear any incremental costs and expenses of the Supplier arising from the resumption of provision of the applicable Transitional Arrangement.

(d)	The Parties will propose and in good faith agree upon any steps to be taken under or in accordance with this Agreement in order to address each adverse effect of the type contemplated in Clause 2.3(b). In the event the Parties cannot agree upon steps to address an adverse effect, such disagreement shall be a Dispute subject to the dispute resolution procedures set forth in Clause 15.

(e)	In the event the Recipient requests that the Supplier continue to provide a Transitional Arrangement (or portion thereof) or to perform an obligation under the Transition Plan that the Supplier is no longer obligated to provide or perform pursuant to Clause 2.3(b), then such request shall be treated as a proposal for a Variation under Clause 5.

2.4	General obligations of a Recipient

A Recipient must, in relation to a Transitional Arrangement:

(a)	comply with:

(i)	any express conditions or requirements imposed on it under this Agreement in relation to each Transitional Arrangement or as specified in Schedule 1 or Schedule 2 (as applicable);

(ii)	the reasonable directions of the Supplier as to the use of that Transitional Arrangement; and

(iii)	all Applicable Laws in receiving each Transitional Arrangement and performing its obligations under this Agreement.

(b)	use each Transitional Arrangement in a reasonable and responsible manner;

(c)	use each Transitional Arrangement only for the benefit of the part of its Relevant Business for which it was used prior to the IPO, unless otherwise agreed by the Parties;

(d)	not use any Transitional Arrangement in a manner which materially and adversely affects the use of the relevant Transitional Arrangement by the Supplier and/or any of its Affiliates;

(e)	not use any Transitional Arrangement in breach of any Applicable Law;

(f)	in the case of any GECC IT Application Service and GECC IT Support Service:

(i)	not architect its systems during the relevant Transition Period to be incompatible with that GECC IT Application Service or that GECC IT Support Service (as applicable); and

(ii)	not tamper with, hinder the operation of, or make unauthorized modifications to, that GECC IT Application Service or that GECC IT Support Service (as applicable); and

(g)	comply with the terms of any third party agreement, approval or consent with or between the Supplier or its Affiliates and that third party under which the Supplier provides that Transitional Arrangement, other than terms that require the payment of fees, as if it was a party to that agreement but only if the Recipient has been given Notice of those terms prior to the IPO.

2.5	Changes to systems of the Recipient that impact a Transitional Arrangement

If a Recipient proposes to modify any of its processes or information technology systems and such modification impacts the provision of any Transitional Arrangement by a Supplier, the Recipient must either:

(a)	accept that it may not receive the full benefit of any affected Transitional Arrangement because of such modifications; or

(b)	seek a Variation to any relevant Transitional Arrangement under Clause 5.

2.6	Third party and Government Authority approvals

(a)	To the extent that the provision of any Transitional Arrangement is expressly said in Schedule 1 or Schedule 2 (as applicable) to require the prior agreement of any third party or to be “subject to third party consent” or “subject to Government Authority approval”:

(i)	the Supplier’s obligation to provide that Transitional Arrangement is conditional upon that agreement, approval or consent being given by the relevant third party or Government Authority; and

(ii)	the Supplier will use commercially reasonable efforts to procure the relevant agreement, approval or consent.

(b)	Should the relevant Supplier despite its commercially reasonable efforts not obtain a third party’s or Government Authority’s agreement, approval or consent contemplated in Clause 2.6(a):

(i)	the Supplier’s obligation to provide and the Recipient’s obligation to pay the Charges for that Transitional Arrangement will cease; and

(ii)	either the Supplier or the Recipient may refer the matter to the Steering Committee for discussion.

(c)	“[C]ommercially reasonable efforts” in Clause 2.6(a)(ii) does not extend to paying additional license fees or other amounts to procure the third party’s or Government Authority’s agreement, consent or approval, except to the extent the Recipient has agreed to cover such additional costs.

2.7	Special rules for Vision+

(a)	Notwithstanding any other provision of this Agreement, and without limiting the generality of other provisions relating to software or GECC IT Application Services:

(i)	the Company will neither access nor use nor purport to grant to any third party any access or use of the source code for the “Vision+” software application (including all associated modules);

(ii)	the Company has no right under this Agreement to use the “Vision+” software application (including all associated modules) after the Transition Period for the Vision+ IT Application Service ends; and

(iii)	the Company acknowledges and agrees that GECC is under no obligation under this Agreement or otherwise to agree to a Variation that varies the principles in (i) and (ii).

(b)	GECC will not be obliged under the Vision+ IT Application Service to perform any development or modification to the Vision+ application or its hosting environment which, in the reasonable opinion of GECC, would constitute a breach of GECC’s agreement with First Data International (“Paysys”) in relation to the “Vision+” software modules, or infringe the Intellectual Property rights of any third party.

(c)	Each Recipient of a GECC IT Application Service agrees that:

(i)	it shall have no right to direct the manner in which or the standard to which the source code of the “Vision+” software is to be modified in order to effect any development and modification referred to in the Vision+ IT Application Service description in Schedule 1; and

(ii)	all requests for modification to the source code or the “Vision+” software made under the Vision+ IT Application Service (other than those Vision+ projects listed in the Service’s description in Schedule 1, which commenced prior to the date hereof) will be submitted to GECC’s existing Vision+ Change Control Board, which:

(A)	will use commercially reasonable efforts to keep the Recipient up-to-date with the proposed timings for any operational releases of modifications or developments to the “Vision+” software across GECC and GECC’s Affiliates;

(B)	will review all developments and modifications to ensure compliance with the standards adopted for developments and modifications to the “Vision+” software across GECC and GECC’s Affiliates; and

(C)	will coordinate the timing of the operational release of any such modifications with the release of modifications and developments to the “Vision+” software across GECC and GECC’s Affiliates.

(d)	The Parties will cooperate and use good faith efforts to negotiate a separate and direct arrangement between Company and Paysys (to be effective prior to the expiration of the Transition Period applicable to the Vision + IT Access Right) for Company to have broader rights with respect to the Vision+ software application than those provided herein. The provisions of this Clause 2.7 shall be subject to any such arrangement.

2.8	Rectification

Subject to the requirements of Schedule 7 for those Transitional Arrangements expressly identified in Schedule 1, if a Supplier’s performance of a Transitional Arrangement is not in compliance with the requirements of Clause 2.1 the Supplier shall as soon as (i) possible in case of non-compliances having a material operational impact, and (ii) practicable in case of other non-compliances, rectify the non-compliance and subsequently perform such Transitional Arrangements to the requirements of Clause 2.1 at no extra charge and shall be liable for any losses caused by the non-compliance, subject to the exclusions and limitations set forth in Clause 12. A Supplier’s obligation to rectify shall be suspended if, to the extent and as long as, caused by a Dependency, as set out in more detail in Clause 2.3(b) and, for the avoidance of doubt, subject also to Section 13.

2.9	Existing TSA Obligations

The Parties understand and agree that the Company has been performing, on behalf of GECC under the Transition Services Agreement, dated as of March 28, 2008 between GECC and American Express Travel Related Services Company, as amended pursuant to Amendment No. 3 to Transition Services Agreement, dated as of September 22, 2009 (“Amendment No. 3” and together with the Transition Services Agreement the “AMEX TSA”), the obligations with respect to transition service #99 under Sections 3 through 8 of Amendment No. 3 (“#99 Service”). The Company hereby agrees, as of the IPO Date, to (i) punctually perform and discharge in accordance with the terms of the AMEX TSA, as a subcontractor of GECC and for the benefit of American Express Travel Related Services Company, the obligations of GECC under the AMEX TSA with respect to the #99 Service as set forth in the AMEX TSA, provided that the Company shall be entitled to any and all rights and payments in respect of the Company’s performance of such obligations under the AMEX TSA, in each case, in accordance with the terms and conditions of the AMEX TSA, and (ii) indemnify, defend and hold harmless GECC and its Affiliates and their respective Representatives from and against any and all Losses (as defined in the AMEX TSA) suffered by or Claims against GECC and its Affiliates and their respective Representatives under the AMEX TSA in respect of the Company’s performance or discharge of any such obligation.

2.10	Post-IPO Screening Tests

Each Party acknowledges and agrees that from and after the IPO Date, such Party will continue to conduct its respective screening tests of employees in the ordinary course of business consistent with such Party’s past practices, including personnel providing Transitional Arrangements under this Agreement, except for such additional screening tests as may be required by a Government Authority with regulatory authority over the Party or to comply with Applicable Law.

2.11	Joint and Several Liability

Each Party acknowledges and agrees that the Company and RFIH shall be jointly and severally liable for any and all obligations of such parties under this Agreement.

3.	Security, including access to systems

3.1	Applies to GECC Transitional Services

This Clause 3 applies to GECC Transitional Arrangements only.

3.2	General Obligations

The Parties shall be responsible for implementing, maintaining, verifying and updating such technical and organizational measures as part of the Transitional Arrangements agreed by the Parties in Schedule 1 and Schedule 2, respectively, to prevent, promptly detect and promptly notify any other Party of and remedy unwanted or unauthorized loss, access, corruption or processing of data and interruption, loss or limitation of Transitional Arrangements, including regular and tested backup procedures and measures utilizing proven current technology agreed by the Parties for data security, disaster recovery and business continuity. The Parties shall reasonably cooperate consistent with the requirements of Clauses 6 and 7 so as to permit any other Party to be able to itself (or via engaging a third party service provider subject to the provisions of Clause 11) continue properly performing the functions outsourced to GECC, the Company or RFIH, as applicable should GECC, the Company or RFIH, itself, no longer provide some or all applicable Transitional Arrangements.

3.3	Access to systems

(a)	GECC must provide to the Company, and, under the Company’s supervision, to RFIH and other Affiliates of the Company, and to any applicable Governmental Authority that requires such access in connection with its regulatory or supervisory oversight of the Company and its Affiliates, access to its Underlying Systems solely, in the case of the Company and its Affiliates, to the extent and for the duration that such access is reasonably necessary to enable the Company, RFIH, or such other Affiliate to access and use the relevant GECC IT Application Service or GECC IT Support Service, and subject to reasonable access restrictions imposed by GECC that are consistent with the Company, RFIH, and other Affiliates of Company, no longer being Affiliates of GECC (e.g., if any Company IT person has root access to GECC devices prior to the IPO Date, that access may be revoked after the IPO Date).

(b)	The Company and RFIH, as applicable, must provide to GECC and, under GECC’s supervision, to Affiliates of GECC, and to any applicable Governmental Authority that requires such access in connection with its regulatory or supervisory oversight of GECC and its Affiliates, access to the Company’s applicable systems solely, in the case of GECC and its Affiliates, to the extent and for the duration that such access is reasonably necessary to enable GECC to supply each GECC IT Application Service and GECC IT Support Service in accordance with this Agreement. Any such access shall be subject to reasonable access restrictions imposed by the Company that are consistent with the Company’s security procedures and protocols and/or regulatory requirements.

(c)	GECC may, without breaching this Clause 3.3, require the Company and RFIH, as applicable, to install, host and use security software (for example, VPN software) to enable the access referred to in this Clause.

(d)	GECC must provide the applicable Government Authority with supervised read-only access to its Underlying Systems to the extent:

(i)	requested by such Governmental Authority;

(ii)	required by Applicable Law in connection with the provision of any GECC Transitional Arrangement; and

(iii)	the Company has provided GECC Notice of such proposed inspection as soon as practicable upon becoming aware of it to the extent permitted by Applicable Law.

(e)	Furthermore:

(i)	the Company will give GECC Notice of any communications between the Company or RFIH and a Government Authority relating to any such access in respect of the relevant Transitional Arrangement; and

(ii)	the Company and RFIH will allow GECC to review and comment on any such communications from the Company or RFIH before they are made (and the Company and RFIH will consider in good faith all comments reasonably proposed by GECC), in each case to the extent permitted by Applicable Law.

3.4	Security in general

Each Party must maintain security procedures and protocols designed to protect its systems from unauthorized access by third parties:

(a)	subject to Clause 3.4(b), to the same extent and to the same level as were generally in place for the relevant system immediately prior to the IPO taking into account any changes in form due to this Agreement; and

(b)	as upgraded by or on behalf of a Party from time to time (provided that such upgrade will not unreasonably interfere with the provision of any Transitional Arrangement hereunder) and notified to any other Party.

3.5	Access Security

(a)	Subject to Schedule 1, the Party providing the access in the manner contemplated by Clause 3.3 (“Access Provider”) will provide to any other Party, or, through the Party, to an Affiliate of such Party, as applicable (“Accessing Party”) such information, including network addresses, user logins, passwords, alarm codes and access cards (“Access Codes”) as reasonably required to permit the rights of access described in Clause 3.3 to those of the Accessing Party’s employees who customarily had such access reasonably prior to the IPO, and may alter any and all of the Access Codes by Notice where it considers that to be reasonably necessary in the interests of security; provided that each of GECC and the Company, as applicable, shall coordinate any such access for an Accessing Party with the Access Provider.

(b)

Each Accessing Party must take, and must ensure that its Representatives take, all necessary precautions to keep the Access Codes confidential and must only disclose the Access Codes to those of the Accessing Party’s Representatives who need to know the Access Codes for the purposes of their employment or engagement, or for the purposes of transition, on a confidential basis, will, as promptly as reasonably practicable, terminate such access upon termination of such employment or disengagement, and further will store the Access Codes and any records of the Access Codes securely.

(c)	If an Accessing Party becomes aware, or reasonably suspects, that:

(i)	there has been a breach or potential breach of the security of any of the information technology systems of an Access Provider;

(ii)	any access or Access Code granted by an Access Provider to the Accessing Party under Clause 3.3 should be denied or revoked, including where any relevant Representatives of the Accessing Party cease employment therewith; or

(iii)	any Access Codes have been inappropriately disclosed to a third party,

the Accessing Party must promptly give the Access Provider Notice of that fact or suspicion, together with reasonable details thereof.

3.6	Compliance with directions, policies and procedures

Each Accessing Party must comply with, and ensure that its Representatives are aware of and comply with, all reasonable directions, policies and procedures of each Access Provider, provided that to the extent that the Access Provider imposes any additional conditions on any Accessing Party which are not generally applied by the Access Provider to its own Representatives in connection with their access to such systems, such additional conditions must not materially prejudice the ability of the Accessing Party to exercise its rights or perform its obligations under this Agreement.

3.7	No damage to systems

The Accessing Party must not, and must ensure that its Representatives do not, damage, interrupt or compromise the security, operation or integrity of, or cause any deterioration other than normal wear and tear to, the systems which are the subject of a right of access granted under Clause 3.3 or corrupt, damage or lose any information stored thereon or transmitted thereby. Additionally, each Accessing Party must take reasonable measures consistent with best practices in the industry in which the Parties operate their respective businesses, to prevent the introduction of any virus or malware into the Access Provider’s systems.

3.8	Revocation of access

The Access Provider may, by Notice to any Accessing Party, deny or revoke access granted under Clause 3.3 in respect of any Accessing Party’s Representative where:

(a)	the Access Provider has reasonable grounds for denying or revoking such access; and

(b)	the Access Provider gives the Accessing Party a reasonable period of Notice before revoking that access, specifying those grounds, and the grounds remain unresolved after that reasonable period (except if the potential threat to Access Provider’s Underlying Systems is imminent or significant, in which case the denial or revocation can be immediate).

Without limiting the foregoing, access may be denied to any Accessing Party or to any one or more Representatives of any Accessing Party where that Accessing Party and/or any of its Representatives have:

(i)	breached the Accessing Party’s applicable obligations under this Agreement, or otherwise committed, in connection with such access, a breach of an Applicable Law or infringed the rights of a third party (including by way of a breach of the underlying third party license or contract for the relevant GECC Transitional Arrangement) provided that the Accessing Party has been given Notice of the term or terms which it has infringed and failed to remedy the infringement within a reasonable period as stated in the Notice, only insofar as a period for remedy has been granted;

(ii)	failed to comply with any directions, policies and/or procedures of the Access Provider pursuant to Clause 3.6 of this Agreement; or

(iii)	breached Clause 3.7 of this Agreement.

An Accessing Party must not, and must ensure that its Representatives do not, allow any person access to the facilities, systems, environment or data of the Access Provider if that person has been refused access by the Access Provider.

3.9	Data separation

(a)	GECC is under no obligation to separate or otherwise re-format any of the Company’s or RFIH’s data that is stored or processed in connection with each GECC IT Application Service and each GECC IT Support Service:

(i)	in a different software instance than that used by GECC; or

(ii)	on different hardware than that used by GECC,

except to the extent GECC is required by Clause 3.9(b), by Applicable Law or a Government Authority having regulatory authority over the Company or RFIH. For the avoidance of doubt, this does not limit the Company’s or RFIH’s rights under Clause 7.5.

(b)	GECC shall use commercially reasonable efforts, pursuant to the Transition Plan, to provide for the logical separation of the Company’s or RFIH’s data for each GECC IT Application Service that is designated as such in Schedule 1. For this purpose, “logical separation” means that:

(i)	the Company’s or RFIH’s data is logically separated from other legal entities’ data (e.g., in different database tables or logical partitions or marked with a corresponding identifier making it possible only for the Company or RFIH, as applicable, to access it); and

(ii)	user access to the Company’s or RFIH’s data is restricted to the Company’s or RFIH’s Representatives, as applicable, and to relevant support persons from GECC, its Affiliates or their contractors.

(c)	Any request to separate or re-format, other than provided for in Clause 3.9(b) or required by Applicable Law or a Government Authority having regulatory authority over the Company or RFIH, will constitute a proposal for a Variation in Clause 5, and the provisions of Clause 5 of this Agreement shall apply accordingly. For the avoidance of doubt, this does not limit the Company’s or RFIH’s rights under Clause 7.5.

3.10	General restrictions

Subject to the terms of this Agreement:

(a)	the Company and RFIH must not, and must ensure that their respective Representatives do not, in respect of any GECC Transitional Arrangement, access, alter or attempt to alter the data or the configuration of the relevant Underlying Systems belonging to GECC or its Affiliates, or add new hardware or computer software to those systems, unless GECC gives its prior written consent, it being understood that such consent may not be unreasonably withheld and shall be granted in each case if access, alteration or addition are required for transition purposes or by Applicable Law;

(b)	GECC must not, and must ensure that its Representatives do not, access, alter or attempt to alter the Company’s or RFIH’s data or the configuration of the Company’s or RFIH’s systems or add new hardware or software to the Company’s or RFIH’s systems except:

(i)	to the extent necessary to provide GECC Transitional Arrangements;

(ii)	as required by Applicable Law;

(iii)	as required by the terms of a relevant third party agreement, approval or consent of which the Company is given reasonable prior Notice;

(iv)	as required by a Variation; or

(v)	to provide any data export procedures that may be agreed among the Parties from time to time,

but in any event subject to the restrictions as per Clause 11.

4.	Facilities

Solely to the extent not otherwise treated in the sublease as set forth on Schedule 2.4(b)(ii) to the Master Agreement, the following provisions in this Clause 4 shall apply.

4.1	Access

(a)	Each Party hereby grants to the other Parties a limited license to use and access space at certain facilities and to continue to use certain equipment located at such facilities for:

(i)	substantially the same purposes as used for that other Party’s Relevant Business immediately prior to the IPO Date; and

(ii)	the purpose of providing the Transitional Arrangements of which it is the Supplier.

(b)	The facilities and equipment referred to in Clause 4.1(a) to which:

(i)	GECC grants the Company, its Affiliates and RFIH a license are listed in Schedule 3; and

(ii)	the Company grants GECC and its Affiliates a license are listed in Schedule 4,

(each being the granting Party’s “Facilities”).

(c)	The rights granted pursuant to this Clause 4.1 shall be in the nature of a license for those areas of the Facilities used by GECC, the Company, their Affiliates or RFIH, as applicable, prior to the date hereof and shall not create a leasehold (or right to grant a sublicense or sub-leasehold to any unaffiliated third party) or other estate or possessory rights in the Company, GECC or RFIH, or their respective Affiliates, Representatives, contractors, invitees or licensees, with respect to the applicable Facilities.

(d)	Each Party, or the landlord in respect of any third party lease, shall have reasonable access to their respective Facilities which are used by any other Party under this Clause 4.1, from time to time as reasonably necessary for the security and maintenance thereof in accordance with past practice and the terms of any third party lease agreement, if applicable.

(e)	The Supplier of a Transitional Arrangement shall afford the Recipient, following not less than ten (10) Business Days’ prior Notice from the Recipient, reasonable access during normal business hours to the facilities, information, systems, infrastructure, and Representatives of the Supplier as reasonably necessary for the Recipient to verify the adequacy of internal controls over information technology, reporting of financial data and related processes employed in connection with that Transitional Arrangement, including in connection with verifying compliance with Section 404 of the Sarbanes-Oxley Act of 2002; provided, however, such access shall not unreasonably interfere with any of the business or operations of the Supplier or its Affiliates.

4.2	Ancillary services relating to Facilities

(a)	Each Party shall provide:

(i)	heating, cooling, electricity and other utility services; and

(ii)	other ancillary services such as reception, cleaning, maintenance, security and telephony services, and access to photocopiers and restroom facilities,

for their respective Facilities substantially consistent with levels provided immediately prior to the IPO Date.

(b)	The ancillary services that each Party will provide under Clause 4.2(a) do not extend to:

(i)	research and development services;

(ii)	medical services;

(iii)	in the case of security, security services in relation to the areas of the relevant Facility that are specific to that other Party (e.g., security passes that permit entrance to that Party-specific area); and

(iv)	in the case of maintenance services, those services historically provided that are general in nature and within the scope of customary maintenance of ordinary wear and tear

(c)	In the event that any Party wishes to use any utility or service, the cost of which was not included in the base services provided by any Party immediately prior to the IPO Date (e.g., HVAC use outside of the normal business hours), the Party requesting such utility or service shall be solely responsible for the cost therefor.

4.3	Vacating Facilities

(a)	Each Party shall, and shall cause its respective Affiliates, Representatives, contractors, invitees or licensees to, vacate any other Party’s Facilities at or prior to the earlier of:

(i)	the expiration date relating to each Facility set forth in Schedule 3 and Schedule 4; and

(ii)	the termination of this Agreement.

(b)	Such vacating Party shall deliver over to the other Parties or their Affiliates, as applicable, the Facilities in the same repair and condition as the same were in at the IPO Date, ordinary wear and tear excepted; provided, however that in the event that the third party lease for a Facility specifies otherwise, the Party vacating a Facility shall deliver over such Facility in such repair and condition (taking into account the date that the Party began its occupation of such Facility) as set forth in the third party lease.

(c)	Unless otherwise agreed by the Parties, notwithstanding the foregoing, GECC may terminate this Transitional Arrangement with respect to the Facility set forth on Schedule 5 at any time by providing the Company with ten (10) days prior notice but in no event shall the term of this Transitional Arrangement extend beyond December 31, 2014 with respect to the Facility set forth on Schedule 5.

4.4	Insurance

(a)	Each Party will, in relation to any other Party’s Facilities that it uses under this Clause 4.4, maintain commercially appropriate and customary levels (in no event less than what is required by the landlord under the relevant lease agreement) of property and liability insurance in respect of those Facilities and that use.

4.5	Compliance

(a)	Each Party shall, and shall cause its Affiliates, Representatives, contractors, invitees and licensees to:

(i)	comply with all Applicable Laws that relate to their use or occupation of any other Party’s Facilities, including those relating to environmental and workplace safety matters;

(ii)	comply with any other Party’s applicable site rules, regulations, policies and procedures;

(iii)	comply with any applicable requirements of any third party lease governing the relevant Facility; and

(iv)	not make any material alterations or improvements to any other Party’s Facilities except with the prior written approval of such other Party.

5.	Variations

5.1	Variation Proposals

Any Party may propose, by Notice in substantially the same form as that set out in Schedule 5, a variation to or addition of a Transitional Arrangement (including changes to, or additions of, Service Levels, if applicable) (a “Variation”).

5.2	Good faith consideration to proposals

(a)	Each Party will give any Variation proposed by any other Party good faith consideration, and where applicable will use its commercially reasonable efforts to reach an agreement in relation to it, including those necessary to (A) accommodate a change in the Company’s business model, (B) support a disposition of a business or (C) meet applicable regulatory requirements, including changes in such requirements.

(b)	In any event, if the Company identifies a service after the IPO that:

(i)	was provided by GECC or its Affiliates to the Company or RFIH in the twelve (12) months prior to the IPO,

(ii)	either was not identified in Schedule 1, or, where identified, not identified in the form as it was originally provided by GECC or its Affiliates to the Company or RFIH in the twelve (12) months prior to the IPO, and

(iii)	is not listed on Schedule 6 and is not, by its nature or the manner in which it is provided, intended only for a Recipient which is still an Affiliate of GECC,

then GECC will not refuse to agree to any corresponding Variation reasonably proposed by the Company for GECC to supply that service as a Transitional Arrangement, insofar as the provision of such service by GECC to the Company is possible and the provision of such services is permitted under the agreements GECC directly or indirectly maintains with third parties for the provision of such service, as applicable, and the Company is willing to pay the resulting costs or increase in costs as part of the Charges.

(c)	In any event, if GECC identifies a service after the IPO that:

(i)	was provided by the Company or its Affiliates to GECC in the twelve (12) months prior to the IPO,

(ii)	either was not identified in Schedule 2, or, where identified, not identified in the form as it was originally provided by the Company or its Affiliates to GECC in the twelve (12) months prior to the IPO, and

(iii)	is not listed on Schedule 6 and is not, by its nature or the manner in which it is provided, intended only for a Recipient which is still an Affiliate of the Company,

then the Company and RFIH will not refuse to agree to any corresponding Variation reasonably proposed by GECC for the Company or RFIH to supply that service as a Transitional Arrangement, insofar as the provision of such service by the Company or RFIH, as applicable, to GECC is possible and the provision of such services is permitted under the agreements the Company or RFIH directly or indirectly maintains with third parties for the provision of such service, as applicable, and GECC is willing to pay the resulting costs or increase in costs as part of the Charges.

(d)	Subject to Clause 5.2(a), the Parties acknowledge that:

(i)	no Party is obliged to agree to a Variation proposed by any other Party and, in particular, that each Party has no obligation to agree to a proposed Variation by which that Party would be involved in a breach of a third party contract; and

(ii)	where a Recipient proposes a Variation to any Transitional Arrangement, the Supplier may make its agreement to the proposed Variation subject to a reasonable increase in the applicable Charge for the affected Transitional Arrangement (such reasonable increases will always include any charges imposed on the Supplier by a third party in connection with the Variation).

5.3	Giving effect to a Variation

If the Parties agree in writing to a Variation proposal under Clause 5.1, the relevant Schedule will be deemed to be amended accordingly. No Variations will take effect unless and until they are agreed in writing among the Parties. Until such time as a Variation is agreed in writing, the Supplier will continue to perform the Transitional Arrangement and be paid as if such Variation had not been recommended or requested.

5.4	Variations required by law

Where the Recipient gives the Supplier Notice that a Variation is required or recommended by a Government Authority or required under Applicable Law (“Regulatory Variation”), the provisions of Clause 5.2 shall apply with the following modifications:

(a)	the Supplier shall be obliged to perform the Regulatory Variation for the Recipient provided that the Recipient agrees to:

(i)	the Charges proposed by the Supplier, calculated by the Supplier in a manner consistent with the principle in Clause 5.2(d)(ii); and

(ii)	the timeframe for completion proposed by the Supplier in respect of the Regulatory Variation, calculated by the Supplier having regard to the timeframe required by the relevant Government Authority or Applicable Law; and

(b)	if the Recipient does not agree to the Charges and the timeframe proposed by the Supplier under Clause 5.4(a), then such disagreement will constitute a Dependency that adversely affects the Transitional Arrangement that is affected by the Regulatory Variation.

6.	Governance Framework

6.1	Overview

The governance structure for the Transitional Arrangements and any issues arising out of this Agreement is set out in this Clause 6, and GECC and the Company will appoint representatives to give effect to that governance structure.

6.2	Services Managers

(a)	GECC will designate a dedicated services manager (the “GECC Services Manager”) who will be directly responsible for coordinating and managing the delivery of the GECC Transitional Arrangements and will have authority to act on GECC’s behalf with respect to the Transitional Arrangements. The GECC Services Manager will work with the Company Services Manager to address the Company’s issues and the Parties’ relationship under this Agreement.

(b)	The Company (for itself and on behalf of RFIH) will designate a dedicated services manager (the “Company Services Manager” and, with the GECC Services Manager, the “Services Managers”) who will be directly responsible for coordinating and managing the delivery of the Company Transitional Arrangements by the Company and RFIH and will have authority to act on the Company’s and RFIH’s behalf with respect to the Transitional Arrangements. The Company Services Manager will work with the GECC Services Manager to address GECC’s issues and the Parties’ relationship under this Agreement.

6.3	Steering Committee

Each of GECC and the Company will establish a steering committee (“Steering Committee”), which will be made up of two (2) Representatives with decision-making authority from the Company and two (2) Representatives with decision-making authority from GECC, provided that the Services Managers shall attend the Steering Committee meetings and shall advise the Steering Committee regarding their ongoing coordination and management of the Transitional Arrangements, as ex officio members of the Steering Committee. RFIH acknowledges that appointments to the Steering Committee under this Clause 6.3 will be made by Company in its discretion, and that such Company Steering Committee Representatives will act in the interests of Company and RFIH. The Steering Committee is responsible for:

(a)	monitoring and managing any issues arising from this Agreement and the Transitional Arrangements;

(b)	overseeing the provision of the Transitional Arrangements, including the Parties’ progress in relation to current projects and their respective Transition Plans;

(c)	monitoring the performance of the Transitional Arrangements, including reporting, monitoring and management of Service Levels set forth in Schedule 7;

(d)	monitoring the progress of Licensee’s cessation of use of the Licensed Marks (as such terms are defined in the Transitional Trademark License Agreement) pursuant to Section 4.A of the Transitional Trademark License Agreement within the time periods set forth in Exhibit D thereof; and

(e)	to the extent not resolved through discussions between the GECC Services Manager and the Company Services Manager, facilitating the resolution of Disputes arising out of this Agreement in the manner contemplated by Clause 6.6(d).

6.4	Initial Representatives

Each of GECC and the Company will appoint its initial Representatives to the Steering Committee within ten (10) days after the IPO Date. When GECC and the Company have each made these initial appointments, the Steering Committee will be formed.

6.5	Replacement of a Steering Committee member

If GECC or the Company wishes to replace its Representative on the Steering Committee or if such Party’s Representative on the Steering Committee is unable to perform its duties for any prolonged period or if that Representative is no longer employed by such Party, then such Party will:

(a)	replace that Representative with another suitably qualified and experienced Representative as soon as practicable; and

(b)	give Notice of the details of the replacement Representative to the other Parties within five (5) Business Days of that appointment.

6.6	Meetings of the Steering Committee

(a)	Meetings of the Steering Committee shall be conducted in person or through telephone conference and, subject to Clause 6.6(b) below, shall take place at least once in every thirty (30) days.

(b)	The first meeting of the Steering Committee shall take place no later than forty-five (45) days after the IPO Date.

(c)	There will be a standing agenda for each Steering Committee meeting, which will be updated from time to time.

(d)	The Steering Committee shall hold a meeting within five (5) Business Days of receiving a request by either of the Parties or either of the Services Managers to discuss a Dispute and shall use its commercially reasonable efforts to bring about a resolution to the Dispute, including in relation to Disputed invoices.

(e)	Any meeting at which at least one (1) of the Company’s Representatives and one (1) of GECC’s Representatives are present shall constitute a meeting of the Steering Committee for purposes of satisfying the meeting requirements of the Steering Committee set forth herein.

6.7	Powers of the Steering Committee

The Steering Committee is a vehicle for discussion. Except as expressly set out in Clauses 6.3 and 7, it has no legal powers or obligations. Accordingly, the Steering Committee is not entitled to agree to a Variation, or otherwise agree to a change to this Agreement. All such Variations or changes must be performed in accordance with Clauses 5 and 17.5 (as appropriate).

6.8	Executive Sponsor

Each of GECC and the Company shall, within ten (10) days after the IPO Date, appoint a person to be its executive sponsor (“Executive Sponsor”) and give the other Party Notice of such appointment in accordance with Clause 14. The Executive Sponsors shall be responsible for meeting to resolve escalated Disputes under Clause 15.2, and for any other functions agreed between such Parties from time to time.

7.	Transition Plan(s)

7.1	Each of GECC and the Company to prepare and share the Transition Plans

Within sixty (60) days after the Signing Date, each of GECC’s and the Company’s Representatives on the Steering Committee shall deliver to the other applicable Party’s Representatives on that committee a written plan (each a, “Transition Plan”) setting out:

(a)	the steps that the first-mentioned Party will take to transfer each Transitional Arrangement, of which it is the Recipient, to a Successor Provider;

(b)	any inter-dependency between those steps and the other Party’s supply obligations in relation to those Transitional Arrangements, including any projects added by way of Variation; and

(c)	any additional and reasonable Transition Assistance that the first-mentioned Party requires from any other Party as per Clause 7.5.

7.2	Level of detail in Transition Plan

Each of GECC’s and the Company’s Transition Plan shall:

(a)	not be inconsistent with the terms of this Agreement (including the description in the Schedule of the Transitional Arrangements of which it is the Recipient);

(b)	be reasonably detailed; and

(c)	show the timetable and principal steps such Party will execute in order to reduce and ultimately end such Party’s requirements for those Transitional Arrangements.

7.3	Locking down the Transition Plan

Each of GECC and the Company shall review and evaluate the other Party’s Transition Plan, and then in the course of Steering Committee meetings:

(a)	give the other Party any reasonable recommendations it has to smooth the transition of the relevant Transitional Arrangements to the relevant Successor Providers;

(b)	discuss in good faith those recommendations, and any Variations that are required to give effect to them; and

(c)	act reasonably to reach an agreement with respect to the Transition Plans.

7.4	Executing the Transition Plan

Each of the Parties shall perform its agreed obligations under the Transition Plans, subject to Clauses 7.5, 7.6 and 7.10.

7.5	Transition Assistance

(a)	Each Party shall, when agreeing on and implementing the Transition Plans, use commercially reasonable efforts to provide any other Party with any reasonably requested assistance with regard to such other Party’s efforts to prepare and execute the transfer of the Transitional Arrangements (and related data) to a Successor Provider, such as:

(i)	assistance in identifying any additional information and activities, other than those listed in the Party’s Transition Plan, that are needed to smoothly transfer the Transitional Arrangements to the relevant Successor Providers; and

(ii)	the provision of data of any other Party and related information in such form, frequency and quantity for conversion, migration and testing by such other Party as shall be agreed upon by the Parties in one or more written statements of work, taking into account the purpose of the Transitional Arrangement and the Transition Plans,

but only to the extent the Party providing such assistance has the rights to provide, and is compensated for, such assistance.

(b)	GECC shall further provide the Company and RFIH any assistance reasonably requested by the Company in negotiating with the relevant third party providers the transitioning out, termination or independent continuation of those IT-services and other services that

(i)	the Company or RFIH, as applicable, as of the IPO Date procures or receives from third party providers under local arrangements (such as, without limitation, local services agreements, adoption agreements, joinder agreements, local schedules) to a global agreement (such as, without limitation, master agreements, umbrella agreements, global group agreements) that has been entered into by GECC or an Affiliate of GECC and which local arrangement needs to be amended or terminated as result of the Company or RFIH no longer being an Affiliate of GECC; and

(ii)	are not part of the Transitional Arrangements,

it being understood that GECC shall be under no obligation to provide such services, accept any disadvantages under its own agreements and licenses with such third party providers or any liability or obligation vis-a-vis such third party providers with regard to the Company or RFIH following the IPO Date.

(a)	and (b) together the “Transition Assistance”

(c)	Any Transition Assistance of a Party to any other Party shall:

(i)	be limited to assistance that is not reasonably available on the market from other sources;

(ii)	be subject to any contractual or legal obligations and restrictions on the part of the Party requested to provide such assistance (e.g., restrictions under its own license contracts);

(iii)	not require a Party to change the manner in which it provides its Transitional Arrangements, unless such change is agreed among the Parties; and

(iv)	be fully compensated by the Party requesting such assistance as per Clause 8.1.

7.6	Adjusting the Transition Plan and Transition Periods

Each of GECC and the Company may, in the course of the Steering Committee meetings, propose to adjust its Transition Plan from time to time. Any such adjustment will be subject to GECC and the Company’s agreement, such agreement not to be unreasonably withheld or delayed.

It is thereby understood among the Parties that if there are delays in the implementation of the Transition Plans, the Transition Periods may need to be extended for legal or operational reasons. GECC shall not refuse a reasonable request for an extension by the Company, unless there are compelling reasons to do so, such as that the extension is not permitted under the agreement GECC directly or indirectly maintains with third parties for the provision of the service or access right at issue (in which case the Parties shall in good faith cooperate to find, agree on and implement a workaround or alternative solution; such cooperation shall include providing corresponding Transition Assistance). The extension of a Transition Period shall be handled, and be subject to the same governing provisions, as are adjustments of Transition Plans. The Company shall pay as part of the Charges the resulting costs and increase in costs due to an extension.

7.7	Monitoring the progress of the Transition Plan

At each meeting of the Steering Committee, the Steering Committee will discuss the implementation of each Party’s Transition Plan. To the extent that a delay occurs in the implementation of a Party’s Transition Plan, the members of the Steering Committee shall discuss and agree in good faith and act reasonably with respect to appropriate steps to be taken by the Parties to address the delay and the responsibility for any related costs.

7.8	Failure to perform under GECC’s or the Company’s Transition Plan

To the extent that:

(a)	a Party fails to meet any of its obligations under any other Party’s Transition Plan; and

(b)	that failure prevents the migration by any other Party of a Transitional Arrangement by the end of the relevant Transition Period,

then:

(c)	such other Party will give the first-mentioned Party Notice as soon as reasonably practicable of that failure, and of any potential delay to migration that failure may cause and of which such other Party is then aware;

(d)	such other Party will use commercially reasonable efforts to mitigate any such failure or make up time lost as a result; and

(e)	subject to Clause 2.8, the Transition Period for that Transitional Arrangement shall be extended for a period such Parties agree, acting reasonably, that is proportionate to the impact of the first-mentioned Party’s failure.

7.9	Dispute in relation to extension

If the Parties cannot reach agreement as to whether and for how long a Transition Period should be extended under Clause 7.8(e), the Parties may initiate the Dispute resolution procedure set out in Clause 15.

7.10	Each of GECC’s and the Company’s Transition Plan is its own responsibility

Each Party acknowledges that its Transition Plan is its own responsibility, notwithstanding any recommendations or agreement provided by or on behalf of any other Party under this Clause 7 in relation to that Transition Plan. Accordingly, in relation to each Party’s Transition Plan:

(a)	the other Parties will have no liability, and makes no warranties, in relation to any recommendations that it gives in good faith in relation to that Transition Plan; and

(b)	the remedy set out in Clause 7.8 is a Party’s sole remedy in relation to a failure by any other Party to comply with any obligation in such Transition Plan that is not otherwise provided for in this Agreement.

8.	Charges

8.1	General

(a)	The Company or RFIH, as applicable, must pay the Charges set out in Schedule 1 for each GECC Transitional Arrangement and other charges agreed herein, in particular as per Clause 2.6(c), as and when they fall due, subject to any Service Level Credits which may be applicable pursuant to Schedule 7. Additionally, the Company or RFIH, as applicable, shall pay GECC for any Transition Assistance provided on such basis as may be agreed upon in the relevant statement of work therefor.

(b)	GECC must pay the Charges set out in Schedule 2 for each Company Transitional Arrangement as and when they fall due. Additionally, GECC shall pay the Company for any Transition Assistance provided on such basis as may be agreed upon in the relevant statement of work therefor.

8.2	Invoicing for and payment of Charges

Unless otherwise agreed in writing among the Parties, the Supplier of each Transitional Arrangement:

(a)	may invoice (in one or more invoices) the Charges to which it is entitled under this Clause 8 at the end of each Invoicing Period in arrears, subject to any Service Level Credits which may be applicable pursuant to Schedule 7; and

(b)	a Recipient must pay the Charges which are properly chargeable and due under this Agreement invoiced to it from time to time by the relevant Supplier pursuant to Clause 8.2(a) above:

(i)	within thirty (30) days of receipt of the invoice;

(ii)	without set-off, subject to Clause 8.6;

(iii)	in U.S. Dollars; and

(iv)	by wire transfer of immediately available funds to the account or accounts designated by the relevant Supplier in writing.

8.3	Default Interest

Default interest will be payable by the Recipient at a default interest rate of two per cent per annum above the Interest Rate on any unpaid Charges for a Transitional Arrangement provided to that Recipient from the date on which that unpaid amount falls due until payment of that amount is made in full, except to the extent the Recipient promptly raises a bona fide Dispute under Clause 15 in relation to the amount of those Charges.

8.4	Late invoicing

Any failure on the part of a Supplier or a relevant vendor to invoice a Recipient for any Charges within the timeframe specified in this Agreement will not release or qualify the obligation of the Recipient to pay those invoices when they are issued.

8.5	Taxes

(a)	Sales tax or other transfer taxes

The Recipient shall bear any and all sales, use, transaction and transfer taxes and other similar charges (and any related interest and penalties) imposed on, or payable with respect to, any Charges, payable by the Recipient pursuant to this Agreement.

(b)	Withholding tax or other similar taxes

If any withholding or deduction from any payment under this Agreement by a Recipient in relation to any Transitional Arrangement is required in respect of any taxes pursuant to any Applicable Law, the Recipient will:

(i)	gross up the amount payable such that the Supplier receives an amount equal to the amount of the Charges in respect of that Transitional Arrangement, net of the withholding or deduction;

(ii)	deduct such tax from the amount payable to the Supplier;

(iii)	pay the deducted amount referred to in Clause 8.5(b)(ii) above to the relevant taxing authority; and

(iv)	promptly forward to the Supplier a withholding tax certificate evidencing that payment.

(c)	Cooperation

The Recipient and the Supplier will take reasonable steps to cooperate to minimize the imposition of and the amount of taxes described in this Clause 8.5.

8.6	Disputed invoices

In the event of a bona fide Dispute regarding any invoice or other request for payment, the Recipient will immediately give the Supplier Notice in writing and GECC and the Company will attempt to resolve promptly and in good faith any Dispute regarding amounts owed in accordance with Clauses 6.6(d) and 15. Disputed portions will be set aside until resolved in accordance with those Clauses but undisputed amounts will be paid on or before the due date as set out in Clause 8.2 above.

9.	Agreement Term, Transition Period and Termination

9.1	Agreement Term

This Agreement:

(a)	shall become effective on the IPO Date; and

(b)	continues until the termination or expiry of all Transitional Arrangements, unless terminated earlier in accordance with the terms of this Agreement (the “Agreement Term”); provided, however, that the Steering Committee shall continue to meet under Clause 6 hereof until such time as its obligations under Clause 6.3(d) hereof and Section 4.A of the Transitional Trademark License Agreement have been satisfied.

9.2	Extension of Transition Period

(a)	Upon Notice from the Recipient to the Supplier at least sixty (60) days prior to the expiry of the Transition Period for any Transitional Arrangement, the Supplier shall meet with the Recipient in the Steering Committee or otherwise to discuss and, if applicable, agree upon:

(i)	whether that Transition Period will be extended; and

(ii)	the terms of that extension, including the Charges during, and the period of, that proposed extension.

(b)	References in this Agreement to a Transition Period are deemed to be references to that Transition Period as it may be extended under this Clause 9.2.

(c)	No Party is obliged to agree to extend a Transition Period under Clause 9.2(a); provided, that subject to any third party consent rights or the terms of any third-party agreements relied upon by the Supplier for the delivery of any such Transitional Arrangement, the Recipient, at its sole expense, shall have the right to extend the term of any Transitional Arrangement (i) for up to six (6) months or (ii) solely as necessary to meet a regulatory requirement imposed after the IPO Date by a Governmental Authority; provided, that no Transitional Arrangements may exceed the latter of (i) thirty-six (36) months in duration as measured from the IPO Date, or (ii) twenty-four (24) months in duration as measured from the Trigger Date.

9.3	Right to terminate a Transitional Arrangement for convenience

A Recipient may terminate a relevant Transitional Arrangement for convenience upon sixty (60) days’ Notice (or such other notice period applicable to such Transitional Arrangement if specified in either Schedule 1 or Schedule 2, as applicable) with no payment of fees and no payment of Charges, other than:

(a)	the payment of fees or Charges (each pro-rated as appropriate) for that Transitional Arrangement already provided to the Recipient as of the date of that termination; provided that fees that are prepaid by a Recipient shall not be returned to the Recipient; and

(b)	amounts that accrue only upon a termination or expiration of that Transitional Arrangement.

9.4	Right to terminate for breach

(a)	If a Party (“Breaching Party”) commits a material breach of this Agreement which is not remedied within thirty (30) days of the Breaching Party being issued a Notice by any other Party (“Innocent Party”):

(i)	detailing the breach; and

(ii)	expressly referencing this Clause 9.4,

then, subject to Clause 9.4(d), the Innocent Party may terminate:

(iii)	this Agreement;

(iv)	one or more Transitional Arrangements that Clause 1 otherwise requires the Innocent Party to provide to the Breaching Party, to the extent that the delivery of such Transitional Arrangement is adversely affected by such material breach; or

(v)	one or more Transitional Arrangements that Clause 1 otherwise requires the Breaching Party to provide to the Innocent Party, to the extent that the delivery of such Transitional Arrangement is adversely affected by such material breach.

(b)	If GECC becomes Insolvent, Company and RFIH acting together may jointly terminate this Agreement, but neither may severally terminate this Agreement; if either the Company or RFIH becomes insolvent, GECC may terminate this Agreement.

(c)	Any termination under this Clause 9.4 will be effected by the terminating Party delivering a Notice of termination to the other Parties. Such a Notice will take effect immediately unless otherwise expressly provided in its terms.

(d)	If GECC commits a material breach of this Agreement under Clause 9.4(a), Company and RFIH acting together may jointly terminate this Agreement, but neither may severally terminate this Agreement; if either the Company or RFIH commits a material breach of this Agreement under Clause 9.4(a), GECC may terminate this Agreement.

9.5	Regulatory termination of this Agreement

(a)	Upon 90 days’ prior Notice or such shorter timeframe as required: (i) by a Government Authority with regulatory authority over the Company, RFIH or any Banking Recipient that is an Affiliate of the Company; or (ii) to comply with Applicable Law, the Company shall have a right to terminate this Agreement or any GECC Transitional Arrangement if directed in writing by a Government Authority with regulatory authority over the Company, RFIH or any Banking Recipient that is an Affiliate of the Company.

(b)	Upon 90 days’ prior Notice or such shorter timeframe as required: (i) by a Government Authority with regulatory authority over GECC or any Banking Recipient that is an Affiliate of GECC; or (ii) to comply with Applicable Law, GECC shall have a right to terminate this Agreement or any Company Transitional Arrangement if directed in writing by a Government Authority with regulatory authority over GECC or any Banking Recipient that is an Affiliate GECC.

(c)	In the event of a termination pursuant to this Clause 9.5, the Parties acknowledge and agree that the Transition Plans may not be fully implemented as of such termination, and no Party will have any obligation to assist in the execution of the other Parties’ Transition Plan after such termination.

9.6	Effect of termination of a Transitional Arrangement

If any Transitional Arrangement is terminated in accordance with Clauses 9.4(a)(iv) or 9.4(a)(v):

(a)	the Supplier of that Transitional Arrangement:

(i)	is not obliged to provide that Transitional Arrangement to the Recipient; and

(ii)	is not entitled to invoice for that Transitional Arrangement, except in relation to services provided prior to termination or otherwise in accordance with Clause 9.3; and

(b)	the Supplier responsible for the provision of each of the remaining Transitional Arrangements that have not been terminated must continue to provide those Transitional Arrangements in accordance with Clause 1, except to the extent any such Transitional Arrangement’s applicable Transition Period terminates, according to the relevant Schedule, upon the termination of the first-mentioned Transitional Arrangement.

9.7	Effect of termination of the Agreement

If this Agreement expires or is terminated for any reason:

(a)	the Supplier’s obligations to provide any of the Transitional Arrangements under Clause 1 terminates; and

(b)	the termination or expiry does not affect:

(i)	a Party’s accrued rights and obligations under this Agreement as at the date of expiry or termination; or

(ii)	the continued operation of provisions which by their nature survive termination or expiry, including but not limited to Clauses 9, 10, 11, 12, and 14 to 18, and this Clause 9.7.

10.	Intellectual Property Rights, Ownership of Data

10.1	Post-IPO IP Rights

(a)	Ownership of any IP Right that is developed or generated: after the IPO Date, by or on behalf of any Party; and in connection with any Transitional Arrangement, will vest, as among the Parties, in the Supplier of that Transitional Arrangement except for deliverables created (i) solely and exclusively for, and delivered to, the Recipient but (ii) not to be used on Underlying Systems and (iii) in the case of the Recipient being the Company or RFIH not related to a GECC IT Access Right.

(b)	The ownership of any IP Right in deliverables created specifically for, and delivered to, the Recipient that are used on Underlying Systems will be licensed by the Supplier to the Company under the terms of the Intellectual Property Cross License Agreement (including, for the avoidance of doubt, only to the extent such intellectual property is used, held for use or contemplated to be used as of the IPO Date), provided such license is permitted under the terms of the applicable third party agreement(s). Such deliverables shall be listed on a schedule to the Intellectual Property Cross License Agreement, as such schedule may be amended from time to time in accordance with the Intellectual Property Cross License Agreement.

10.2	Ownership of IP Rights not affected by license grants

The Recipient of a Transitional Arrangement:

(a)	acknowledges that the Supplier’s obligations under Clause 1 of this Agreement to provide that Transitional Arrangement does not affect ownership in any IP Rights used to provide such Transitional Arrangements; and

(b)	agrees that, in relation to each Transitional Arrangement of which it is the Recipient, unless otherwise agreed in writing between the Supplier and the Recipient:

(i)	it will not delete any identifying marks, copyright or proprietary rights notice from any copy of software that forms part of the relevant systems, applications or software or from any associated materials (for example, the Underlying System in the case of a GECC IT Application Service); and

(ii)	at the end of any Transitional Arrangement’s Transition Period, it will promptly:

(A)	to the extent that IP Rights vest in the Supplier by virtue of Clause 10.1, provide the Supplier a copy of any tangible embodiment of that IP Rights that is in the Recipient’s possession or control; and

(B)	thereafter delete or dispose of any software and material related to that Transitional Arrangement (but not data) at the end of the relevant Transitional Arrangement’s Transition Period, and if requested by the Supplier, certify to the Supplier to that effect in writing.

10.3	Limited IP warranty and indemnity for the Recipient

(a)	The Supplier of each Transitional Arrangement represents and warrants to the Recipient that, subject to Clause 2.6:

(i)	it is entitled to provide that Transitional Arrangement; and

(ii)	that provision, and the Recipient’s use of the Transitional Arrangement in accordance with this Agreement, will not infringe the IP Rights of any of the Supplier’s third party licensors (for example, in the case where GECC is the Supplier, of the applicable Underlying Systems).

(b)	Subject to Clause 10.3(c), the Supplier of each Transitional Arrangement indemnifies the Recipient, and each of the Recipient’s Affiliates who are so affected (together, the “Recipient Indemnified Parties”), against and from each Claim the Recipient Indemnified Parties may suffer or incur and reasonable costs and expenses (e.g., license fees for replacement software) incurred by the Recipient Indemnified Party, in each case, to the extent that each such Claim arises out of or in connection with:

(i)	any alleged infringement by the Recipient Indemnified Parties of the IP Rights of any of the Supplier’s third party licensors; and

(ii)	the Recipient’s use of the Transitional Arrangement.

(c)	The indemnity under Clause 10.3(b) will not apply unless:

(i)	the Recipient as soon as practicable gives the Supplier Notice upon receipt of any such Claim;

(ii)	the relevant Recipient Indemnified Party irrevocably grants the Supplier the right to conduct and/or defend the Claim as the Supplier in its absolute discretion sees fit;

(iii)	the relevant Recipient Indemnified Party does not, without the prior written consent of the Supplier, admit liability or do or cause to be done anything which may prejudice or compromise the conduct or defence of the Claim by the Supplier;

(iv)	the relevant Recipient Indemnified Party gives the Supplier all information and assistance the Supplier may reasonably require in relation to the Claim;

(v)	the relevant Recipient Indemnified Party allows the Supplier, at the Supplier’s option and expense, to obtain a license for or replace or modify the allegedly infringing part of the relevant Transitional Arrangement to avoid such Claim; provided, solely if such Transitional Arrangement is not the subject of an agreement between the Supplier and an unaffiliated third party, that any such replacement or modification does not materially adversely affect the Transitional Arrangement or the Recipient Indemnified Party’s use thereof;

(vi)	the relevant Recipient Indemnified Party acts reasonably to mitigate any losses arising from the Claim; and

(vii)	the alleged infringement does not arise out of:

(A)	the Recipient’s breach of this Agreement or Applicable Law; or

(B)	the Recipient’s use of the Transitional Arrangement in a manner that is contrary to the Pre-IPO Form or beyond the Pre-IPO Volume.

10.4	Limited IP indemnity for the Supplier

(a)	Subject to Clause 10.4(b), the Recipient of each Transitional Arrangement indemnifies the Supplier, and each of the Supplier’s Affiliates who are so affected (together, the “Supplier Indemnified Parties”), against and from:

(i)	all Claims which the Supplier Indemnified Parties may suffer or incur; and

(ii)	reasonable costs and expenses (e.g., license fees for replacement software) incurred by the Supplied Indemnified Parties,

to the extent that each such Claim or cost arises out or in connection with:

(iii)	a breach by the Recipient of its obligations under this Agreement, including under Clause 2.4(g) of this Agreement; and

(iv)	an allegation by a third party licensor, that is caused by that Recipient’s breach, that:

(A)	the Supplier Indemnified Party has breached the terms of a license granted to that Supplier Indemnified Party; or

(B)	that third party licensor has otherwise suffered loss or finds its IP Rights have been infringed.

(b)	The indemnity under Clause 10.4(a) will not apply unless:

(i)	the Supplier as soon as practicable gives the Recipient Notice upon receipt of any such Claim; and

(ii)	the relevant Supplier Indemnified Party reasonably consults the Recipient in relation to the conduct and/or defense of that Claim.

10.5	Ownership of Data

Any data, documents and other records originally provided by the Recipient to the Supplier, or obtained by the Supplier originally on behalf of the Recipient and in connection with the performance of Transitional Arrangements, shall be and remain the exclusive property of the Recipient (“Obtained Data”). Except as set forth otherwise with respect to a Transitional Arrangement in Schedule 1 or 2, as applicable, and as limited by the terms of any and all relevant third party agreements, approvals or consents, any data, documents, and other records generated by the Supplier originally on behalf of the Recipient and in connection with the performance of Transitional Arrangements shall be and remain, as between the Supplier and Recipient, the exclusive property of the Recipient (“Generated Data” and collectively with the Obtained Data, the “Recipient Data”). The Recipient may at any time request that the Supplier:

(a)	delivers such Recipient Data to the Recipient without delay, in a standard electronic format and with all information, codes and tools necessary to reasonably process such data, documents and other records; or

(b)	deletes such Recipient Data permanently, except to the extent the Supplier is required by Applicable Law to retain a copy for its records.

The costs shall be borne by the Recipient. Following the six (6) month anniversary of termination of a Transitional Arrangement, the Supplier may, upon 60 days’ prior written notice, delete any Recipient Data related to such Transitional Arrangement.

10.6	The provisions of this Clause 10 shall survive termination of the Agreement.

11.	Confidentiality and Data Protection

11.1	Restrictions on use or disclosure of Confidential Information

Each Party (“Receiving Party”) must not:

(a)	use the Confidential Information of (i) in the case of GECC, the Company or RFIH or (ii) in the case of the Company and RFIH, GECC (“Disclosing Party”), other than for the purposes of performing or giving effect to this Agreement; or

(b)	disclose the Disclosing Party’s Confidential Information except in accordance with Clause 11.2.

11.2	Permitted Disclosure

The Receiving Party may disclose the Disclosing Party’s Confidential Information:

(a)	during the Agreement Term, to each of its directors, officers, employees or professional advisers, or those of its Affiliates (a “Specified Recipient”) to the extent that such disclosure is necessary for the purposes of performing the Receiving Party’s obligations under this Agreement;

(b)	at any time to a Specified Recipient to the extent that disclosure is necessary for the Recipient to carry out its Relevant Business;

(c)	to the extent required to be disclosed by Applicable Law or legal process or under the terms of an order issued by:

(i)	a court of competent jurisdiction; or

(ii)	any Government Authority or a stock exchange having jurisdiction over the Receiving Party;

(d)	pursuant to a request of a financial services related Governmental Authority having jurisdiction over the Receiving Party, but only to the extent the Receiving Party reasonably believes it is required to comply with such request under Applicable Law; or

(e)	to the extent that the Disclosing Party has given prior written consent to such disclosure,

provided that, in the case of Clause 11.2(c)(i) or (ii), or Clause 11.2(d), the Receiving Party, to the extent that it is lawful for it to do so, provides prompt Notice to the Disclosing Party of any such requirement, order or request, discloses no more information than is so required and cooperates at the Disclosing Party’s request and expense, with any attempts to obtain a protective order or similar treatment.

11.3	Notification of Confidentiality

Before disclosure of Confidential Information to a Specified Recipient, the Receiving Party will ensure that the Specified Recipient is made aware of and complies with the Receiving Party’s obligations of confidentiality under this Agreement as if the Specified Recipient was a party to this Agreement.

11.4	Protection of Confidential Information

The Receiving Party must treat the Disclosing Party’s Confidential Information with no less than the degree of care, secrecy and protection as it treats the Receiving Party’s own Confidential Information.

11.5	Allocation of Confidential Information

For the purpose of this Clause 11:

(a)	the following data is taken to be the “Confidential Information” of the Parties:

(i)	the terms of this Agreement, except to the extent required to be publicly disclosed in connection with the IPO;

(ii)	data about transactions to which both the Recipient and Supplier are parties; and

(iii)	data that otherwise relates to both the Recipient and the Supplier; and

(b)	the following data is taken to be the “Confidential Information” of the Recipient:

(i)	data about transactions to which the Recipient is a party but the Supplier is not; and

(ii)	data that otherwise relates to the Recipient and does not also relate to the Supplier (an example of which is data relating to the Company’s employees); and

(iii)	if the Company is the Recipient, the items described in Section 3.3(a) of Schedule 7; and

(c)	the following data is taken to be the “Confidential Information” of the Supplier:

(i)	data held by the systems provided by any GECC IT Application Service not of a type referred to in Clauses 11.5(a) or 11.5(b) (an example of which is pricing data for vendors of GECC and Affiliates of GECC); and

(ii)	the form, nature and standard of each Transitional Arrangement provided by a Supplier,

in each case to the extent that that information does not fall within the exceptions to the definition of “Confidential Information” in paragraphs (a), (b) or (c) of that definition.

11.6	Data export

To avoid doubt, a Supplier’s obligations under Schedules 1 or 2 (as applicable) to export or extract the Recipient’s “data” do not extend to data of the type contemplated in Clause 11.5(c).

11.7	Delivery of materials

The Receiving Party must use its commercially reasonable efforts, upon the reasonable request of the Disclosing Party, to deliver to the Disclosing Party or otherwise destroy all documents or other materials containing or referring to Confidential Information of the Disclosing Party which are:

(a)	in the Receiving Party’s possession, power or control; or

(b)	in the possession, power or control of Specified Recipients who have received Confidential Information under Clauses 11.2(a) or 11.2(b),

except to the extent the Receiving Party is required by Applicable Law to retain a copy for its records.

Any such request from a Recipient of a Transitional Arrangement will be taken to be a Force Majeure Event if the relevant Supplier cannot reasonably supply that Transitional Arrangement without that Confidential Information.

11.8	Data Protection

(a)	The Parties acknowledge that if any Recipient operates under the authority of any financial services related Governmental Authority (the “Banking Recipient”), it will be subject to the applicable rules and regulations of such Governmental Authority. Any information related to identified or identifiable clients of the Banking Recipient (“Client Data”) shall in any case be considered Confidential Information of the Banking Recipient, and the Banking Recipient may, notwithstanding any other provision of this Clause 11, share Confidential Information with its regulators, auditors and competent public authorities, provided it requests confidential treatment.

(b)	The Supplier of the Banking Recipient (the “Banking Supplier”) acknowledges and accepts that with regard to Client Data of such Bank it is subject to the same professional secrecy obligations as the Banking Recipient. The Banking Supplier agrees to comply with such obligations and undertakes and warrants that its employees, contractors and consultant third parties, who may have access to such Client Data,

(i)	will comply with such obligations and in particular maintain strict confidence with regard to any Client Data, not to permit any unauthorized person or system to access Client Data, and in particular comply with any security standards required or recommended by a Government Authority or by Applicable Law;

(ii)	will not transfer or make any Client Data available to any person or system outside of the United States, or permit any person or system outside of the United States to access any Client Data located in the United States, unless expressly permitted by the Banking Recipient in writing in each case;

(iii)	sign a confidentiality and data protection declaration reasonably requested by the Banking Recipient before being granted access to its Client Data;

(iv)	will have successfully passed any background and security checks reasonably requested by the Banking Recipient before being granted access to Client Data and periodically thereafter; and

(v)	will be immediately refused access to Client Data or systems managing Client Data upon the Banking Recipient’s request or if the Banking Supplier concludes that they may not be complying with the foregoing professional secrecy obligations.

The Banking Supplier will on an ongoing basis monitor compliance with the foregoing, adequately log access to Client Data and provide the Banking Recipient with any reasonably requested documentation or other proof related to this clause.

(c)	The Parties to this Agreement undertake for themselves, their employees, contractors and consulted third parties and their Affiliates to be in compliance with Data Protection Legislation.

(d)	To the extent that the Supplier processes Personal Data of third parties received from the Recipient in the context of Transitional Arrangements, such Personal Data shall be considered Confidential Information of the applicable Recipient and the Supplier undertakes and warrants that it, its employees and contractors will:

(i)	process such Personal Data of the Recipient only for the purposes, and only as set forth by this Agreement and as instructed by the Recipient;

(ii)	not export such Personal Data to, or permit access from, any country other than the United States without prior written consent of the Recipient;

(iii)	delegate the processing of such Personal Data only with prior consent of the Recipient;

(iv)	promptly, subject to any Government Authority, report to the Recipient any breach or suspected data breach (including violation of this Clause 11) and provide the Recipient any reasonably requested assistance in relation thereto;

(v)	upon termination of the Agreement or upon the Recipient’s request return or delete any such Personal Data without keeping a copy; and

(vi)	provide any other assistance to the Recipient reasonably requested by the Recipient for the purposes of data protection compliance, which may include the execution of separate data protection agreements;

provided, that the handling of Personal Data in a manner consistent with the Pre-IPO Form shall be deemed to satisfy the requirements of this Clause 11.8(d).

(e)	Should a Party receive any legal process or other request from a regulator, prosecutor or other public authority to gain access to Personal Data or other Confidential Information of any other Party, it will immediately notify such other Party and permit such other Patty to defend against such legal process or request (or, if not possible, defend against it in such other Party’s best interest).

(f)	The Recipient may, from time to time, verify or have verified the Supplier’s compliance with Clause 11.8(c) (including the Supplier’s technical and organizational measures to prevent unauthorized processing of Personal Data) by an independent, reputable professional bound by an adequate confidentiality undertaking. Each Party shall bear its own costs in connection with such an audit.

11.9	The rights of the Recipient and the Supplier under this Clause 11 may also be enforced by recipients and suppliers not being Party to this Agreement that are Affiliates to the Parties to this Agreement.

11.10	Each Party shall indemnify and hold harmless the other Parties in case of any claim of third parties caused by a breach of this Clause 11 by the indemnifying Party. The provisions of Clause 10.4 shall apply mutatis mutandis. The liability limitations set forth in Clause 12 shall not apply.

11.11	No sunset

The provisions of this Clause 11 shall survive the termination of the Agreement.

11.12	Injunctive relief

Nothing in this Agreement shall prevent any Party from seeking injunctive relief in respect of a breach by any other Party of its confidentiality obligations under this Agreement.

12.	Limitation of Liability

12.1	Liability caps

(a)	Subject to Clause 12.1(b) and Clause 11.10, the maximum aggregate liability of a Supplier of a Transitional Arrangement arising out of or in connection with:

(i)	that Transitional Arrangement, including any liability for that Transitional Arrangement contemplated in Clause 12.1(a)(ii), shall be limited to the aggregate of the Charges paid by the Recipient for that Transitional Arrangement; and

(ii)	any part of that Transitional Arrangement added under Clause 5 shall be limited to the aggregate of the Charges paid by the Recipient for that part.

(b)	The maximum aggregate liability of each Party arising out of or in connection with this Agreement, including any liability of that Party contemplated in Clause 12.1(a), shall be limited to the aggregate of the Charges paid for all the Transitional Arrangements by such Party.

12.2	Liability exclusions

Notwithstanding any other provision of this Agreement no Party shall be liable:

(a)	for any Claim arising out of or in connection with this Agreement, to the extent such Claim relates to:

(i)	consequential, special, incidental, indirect or punitive damages;

(ii)	loss of profit (including loss of revenue, income or profits) or diminution of value or loss of goodwill or potential business opportunity; or

(iii)	without prejudice to Clauses 12.2(a)(i) and 12.2(a)(ii) above, any damages that do not have a reasonable causal relationship to the breach that gave rise to that Claim; or

(b)	to the extent that any liability is caused by or is the result of the claiming Party failing to perform any of its obligations under this Agreement.

12.3	Carve-outs for liability regime

Clauses 12.1(a) and (b) do not apply in relation to liability:

(a)	(i) for negligence, to the extent such Transitional Arrangement is not the subject of an agreement between the Supplier and an unaffiliated third party, and (ii) for willful breach or willful misconduct (except to the extent that the applicable Transitional Arrangement is the subject of an agreement between the Supplier or its Affiliate and an unaffiliated third party, in which case such higher standard as is applicable under such agreement);

(b)	under the indemnity in Clause 10.4;

(c)	for breach of Clause 11;

(d)	that cannot be disclaimed under Applicable Law; or

(e)	for breach of Applicable Law in connection with the provision or receipt of any Transitional Arrangement.

12.4	Liability

References to liability in this Clause 12 is to liability whether in contract, in tort (including negligence) or equity, under statute or otherwise.

12.5	Failure to give Notice

If a Party does not give Notice of a Claim to any other Party:

(a)	within six (6) months after the termination or expiration of the last Transitional Arrangement to terminate or expire;

(b)	within six (6) months after the termination of this Agreement; or

(c)	within six (6) months after when that Party becomes or ought to have become aware of the facts giving rise to the Claim,

whichever is later, that Party shall be taken to have waived that Claim.

12.6	Duty to mitigate

Each Party and its Affiliates will have a duty to use commercially reasonable efforts to mitigate damages for which an other Party is responsible in connection with this Agreement.

13.	Force Majeure Events

13.1	No Party responsible for Force Majeure Events

A Party will not be liable to any other Party for any default or delay in the performance of its obligations under this Agreement to the extent that such default or delay is caused or contributed to by, directly or indirectly, a Force Majeure Event.

13.2	Notice

A Party wishing to rely on a Force Majeure Event under Clause 13.1 must give the other Parties Notice as soon as practicable of the occurrence of that Force Majeure Event, giving reasonable details of the Force Majeure Event.

13.3	Liability to pay Charges

Where a Transitional Arrangement is suspended due to a Force Majeure Event, the Recipient:

(a)	will not be liable for the Charges for that Transitional Arrangement during the suspension; but

(b)	will remain liable for Charges:

(i)	for that Transitional Arrangement that accrued prior to, and that accrue after, the suspension; and

(ii)	for other Transitional Arrangements provided by the Supplier that are not suspended under this Clause 13.

14.	Notices

14.1	Notices in writing

A notice under this Agreement (“Notice”) shall only be effective if it is in writing. For the avoidance of doubt, email communications shall be deemed to be “in writing” for purposes of this Clause 14.1.

14.2	Address

Subject to Clause 1.3(c), Notices, demands or other communications made under or in connection with the matters contemplated by this Agreement shall be sent to a Party at its address or number and for the attention of the individual set out below:

Party and title of individual	Address	Email
GECC Attention: General Counsel	901 Main Avenue Norwalk, CT 06851	alex.dimitrief@ge.com
	with copy to: Pat Beckwith	pat.beckwith@ge.com

Party and title of individual	Address	Email
	Lead Executive Counsel – Operations, IT and Sourcing William Bandon	william.bandon@ge.com

Company or RFIH Attention: General Counsel	777 Long Ridge Road Stamford, CT 06902	jonathan.mothner@ge.com
	with copy to: Ricky Davis	Ricky.Davis@ge.com

A Party named above may change its Notice details on giving Notice to the other Parties named above of the change in accordance with this Clause 14. That Notice shall only be effective on the third Business Day after the date Notice has been received in accordance with Clause 14.3 or such later date as may be specified in the Notice.

14.3	Duly given when

Any Notice shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

(a)	if delivered personally, on delivery;

(b)	if sent by courier, on delivery; or

(c)	if emailed:

(i)	when the sender receives an automated message confirming delivery; or

(ii)	four (4) hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first.

14.4	Outside Working Hours

Any Notice given outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

14.5	Certain Notices not to be Emailed

Notwithstanding Clause 14.1, Notices under the following Clauses may not be emailed: 7, 9 to 13, 15, 17.5 (other than changes by way of Variations under Clause 5) and 17.6. Moreover, each such Notice is taken not to be given unless it is sent to and by the Parties’ Representatives designated by Clause 14.2 and otherwise in accordance with this Clause 14.

15.	Dispute Resolution

15.1	Commercially reasonable efforts

If any Dispute arises among the Parties, the Parties must act in good faith and use commercially reasonable efforts to resolve the matter amicably, including (i) first, through discussions between the GECC Services Manager and the Company Services Manager and (ii) second, by holding a Steering Committee meeting in accordance with Clause 6.6(d).

15.2	Escalation meeting

If any Party delivers a Notice to any other that a material Dispute has arisen and the Parties are unable to resolve the Dispute within fifteen (15) days of service of the Notice, whether or not the commercially reasonable efforts contemplated by Clause 15.1 have been used, then a meeting must be held between the Steering Committee and each of GECC’s and the Company’s Executive Sponsor.

If the Dispute has not been resolved within thirty (30) days of service of the Notice, such Dispute shall be resolved in accordance with the provisions of Article IX of the Master Agreement which shall apply hereto, mutatis mutandis.

16.	Audit

16.1	The Banking Recipient’s internal and external auditors and any competent Government Authority having jurisdiction over the Banking Recipient may at any time audit and verify

(a)	the functions outsourced by the Banking Recipient to the Banking Supplier;

(b)	the Banking Supplier’s performance of obligations under the Agreement;

(c)	the Banking Supplier’s operations and the documentation, the data and the systems used by the Banking Supplier for providing its Transitional Arrangements;

(d)	to the extent consistent with the Banking Supplier’s contractual obligations to the subcontractor, the performance of any subcontractor engaged by the Banking Supplier pursuant to Clause 17.2(b) to provide all or part of its Transitional Arrangements.

The Banking Supplier will assist in such audit, and provide any reasonably requested and available access, documentation and information. An audit or verification may not without good reason interfere with the operations of the Banking Supplier or its subcontractor and interfere with third party data protection, secrecy and intellectual property rights, shall be announced reasonably in advance and coordinated with the Banking Supplier (this, however, shall not operate to limit any Government Authority having jurisdiction over the Banking Recipient in pursuing any audit rights it may have pursuant to Applicable Law).

16.2	Any deficiencies rightfully determined by such an audit or verification shall be remedied by the Banking Supplier within adequate time (depending on the severity) in coordination with the Bank.

16.3	Each Party shall bear its own costs related to this Clause 16, with the exception that costs of follow-up audits due to a breach of contract by the Banking Supplier shall be borne by the Banking Supplier.

16.4	Furthermore:

(a)	the Banking Recipient will give the Banking Supplier Notice of any communications between the Banking Recipient and the Government Authority (or the Banking Recipient’s internal or external auditors) relating to any such Government Authority (or the Banking Recipient’s internal or external auditors) audit or other access in respect of the relevant Transitional Arrangement; and

(b)	the Banking Recipient must allow the Banking Supplier to review and comment on any such communications from the Banking Recipient before they are made (and consider in good faith all comments reasonably proposed by the Banking Supplier), in each case to the extent permitted by Applicable Law.

16.5	Each Party shall be provided the audit reports generated by any other Party or otherwise available to any other Party under arrangements with third parties to the extent permitted under Applicable Law.

16.6	The provisions of this Clause 16 survive termination of this Agreement.

17.	General

17.1	Entire Agreement

Except as otherwise expressly provided in this Agreement, this Agreement supersedes all prior discussions and agreements (whether oral or written, including all correspondence) if any, among the Parties with respect to the subject matter of this Agreement, and this Agreement contains the entire agreement among the Parties hereto with respect to the subject matter hereof. Nothing in this Clause will, however, operate to limit or exclude any liability for fraud or willful default.

17.2	Assignment and transfer

(a)	GECC may assign, transfer or otherwise deal with its rights under this Agreement or allow any interest in them to be varied, whether in whole or in part, to, or in favour of, any Affiliate without the consent of the Company or RFIH. The Company or RFIH, as applicable, may assign, transfer or otherwise deal with its rights under this Agreement or allow any interest in them to be varied, whether in whole or in part, to, or in favor of, any Affiliate without the consent of GECC; provided, that the Company or RFIH, as applicable, acknowledges that any such assignment shall be a Dependency.

(b)	The Supplier of a Transitional Arrangement may sub-contract the performance of any of its obligations under this Agreement by any third party, subject to the following:

(i)	in the case of a sub-contract established following the IPO, the Recipient shall provide its consent, which shall not be unreasonably withheld or delayed (for the avoidance of doubt, in the case of third parties sub-contracted already as of the IPO, such sub-contractors shall be considered approved by the Recipient);

(ii)	the Supplier shall be responsible for conducting appropriate due diligence and monitoring of its subcontractors, and shall remain responsible and liable to the Recipient for all acts and omissions of its subcontractors as fully as if they were the acts and omissions of the Supplier, and the performance of the Supplier obligations under this Agreement by its subcontractors shall be considered as if the Supplier itself had performed them;

(iii)	the Supplier shall secure undertakings in writing from such subcontractors on security, confidentiality, data protection and audit terms at least substantially equivalent to those set out in Clauses 3, 10, 11 and 16 of this Agreement. A copy of such undertakings shall be provided to the Recipient upon request; and

(iv)	unless otherwise agreed in writing by the Recipient, the Supplier shall be the Recipient’s only point of contact for the Transitional Arrangements.

17.3	Costs and expenses

Each Party shall bear its own legal, accounting, professional and advisory fees, commissions and other costs and expenses incurred by it in connection with this Agreement.

17.4	Counterparts

This Agreement may be executed in counterparts and by the Parties on separate counterparts but shall not be effective until each Party has executed at least one (1) counterpart. Each counterpart when executed shall be deemed an original of this Agreement and all counterparts shall constitute one and the same agreement.

17.5	Amendments

This Agreement may be amended, supplemented or modified by the mutual consent of the Parties expressed in writing, but not otherwise.

17.6	Waivers

Subject to Clause 12.5, no waiver of any part of this Agreement (including any Variation pursuant to Clause 5) or consent to any departure from it by any Party shall be effective unless it is in writing. A waiver or consent shall be effective only for the purpose for which it is given. No default or delay on the part of any Party in exercising any rights, powers or privileges operates as a waiver of any right, nor does a single or partial exercise of a right preclude any exercise of other rights, powers or privileges.

17.7	Severability

Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the validity, legality and enforceability of the remaining provisions hereof. Should any provision of this Agreement be or become ineffective for reasons beyond the control of the Parties, the Parties shall use commercially reasonable efforts to agree upon a new provision which shall as nearly as possible have the same commercial effect as the ineffective provision. This Clause has no effect if the severance of a provision of this Agreement (or a portion thereof) alters the basic nature of this Agreement or is contrary to public policy.

17.8	Relationship of the Parties

(a)	This Agreement does not create a relationship of employment, trust, agency or partnership among the Parties. Nothing herein creates a right in the Company or RFIH to view any contracts by which GECC or its Affiliates acquires from third parties components or inputs to any GECC Transitional Arrangement.

(b)	The Supplier, or its Affiliates, or other persons as the case may be, are acting as independent contractors of the Recipient in performing the Transitional Arrangements.

(c)	The Supplier does not undertake to perform any obligations of the Recipient that are not set out in the description of a Transitional Arrangement, whether that obligation is:

(i)	regulatory or contractual; and

(ii)	whether connected with a Transitional Arrangement or not.

Similarly, the Supplier does not assume any responsibility for:

(iii)	the management of the Recipient’s business;

(iv)	except as expressly agreed under this Agreement, for the Recipient’s business continuity planning or for the disaster recovery of the Recipient’s computing environment;

(v)	any Claim by the Recipient that the Supplier gave it legal, regulatory, financial, accounting, commercial or tax advice in connection with any Transitional Arrangement; or

(vi)	any decision to take or use the Transitional Arrangement.

17.9	Governing Law

This Agreement, any Disputes and any other Claims, controversy, causes of action or disputes that may be based upon, arise out of or relate hereto, to the transactions contemplated hereby, to the negotiation, execution or performance, or the validity, interpretation, enforceability (e.g., that all or any part of this Agreement is void or voidable), formation, breach or termination hereof, or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise, including Claims seeking redress or asserting rights under any Applicable Law, shall in all respects be governed by, and construed in accordance with, the Laws of the State of New York in each case without reference to any conflict of law rules that might lead to the application of the Laws of any other jurisdiction. Each Party submits to the non-exclusive jurisdiction of the courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts to support and assist the arbitration process referred to in Clause 15, including if necessary to grant interlocutory relief pending the outcome of that process.

17.10	Failure or delay in exercising rights

The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

17.11	Binding effect

This Agreement shall be binding upon the Parties and their respective successors and assigns, and shall inure to the benefit of the Parties and their respective permitted successors and permitted assigns.

17.12	Remedies not exclusive

The Parties’ rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law, except as expressly set out in this Agreement.

17.13	No rights of third parties

Except as provided in Clauses 10.3 and 10.4 with respect to the indemnified parties and Clauses 11.9 and 17.15, and except for the Bank, RFIH and other Affiliates of the Company, and GECC and its Affiliates, with respect to their respective receipt of Transitional Arrangements, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person, including any union or any employee or former employee of GECC or its Affiliates or the Company or its Affiliates, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

17.14	Waiver of Jury Trial

EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE 17.14.

17.15	Non-Recourse

No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of GECC or its Affiliates shall have any liability for any obligations or liabilities of GECC under this Agreement or for any Claim (whether in contract or in tort, in law or in equity) based on, in respect of, or by reason of, the transactions contemplated hereby and all of such parties are expressly intended as third party beneficiaries of this provision of this Agreement.

17.16	No Reporting Obligations

Notwithstanding anything to the contrary contained in this Agreement or in any Schedule hereto, none of the Supplier or any of its Affiliates, or any of their respective Representatives, shall be obligated, pursuant to this Agreement or any Schedule hereto, as part of or in connection with the services provided hereunder, as a result of storing or maintaining any data referred to herein or in any Schedule hereto, or otherwise, to prepare or deliver any notification or report directly to any Government Authority or other person on behalf of the Recipient or any of its Affiliates, or any of their respective Representatives. The provisions of a Pre-Existing Agreement expressly referenced in Schedule 1 that establishes an obligation of the counterparty of the Company under that Pre-Existing Agreement to provide, upon the Company’s request, certain reports directly to the Company shall remain reserved and be incorporated herein by reference.

17.17	Disclaimer of Warranties

Insofar as Transitional Arrangements are provided on the basis of services procured by the Supplier directly or indirectly from third parties that are not Affiliates of GECC, the sole and exclusive warranties of the Supplier with regard to the provision of such Transitional Arrangements are the warranties provided by such third parties to the Supplier directly or indirectly with regard to such services. Furthermore, any rights and remedies the Recipient may have in relation to such warranties shall limited to the rights and remedies that the Supplier directly or indirectly is able to enforce vis-a-vis such third party using commercially reasonable efforts.

17.18	Outsourcing

The Parties agree and acknowledge that the Transitional Arrangements may fall within the scope of the Bulletin 2013-29 (the “OCC Guidance”), issued by the Office of the Comptroller of the Currency, or the Guidance on Managing Outsourcing Risk attached to Federal Reserve Supervision and regulation Letter SR 13-19/CA 13-21 (the “FR Guidance” and, together with the OCC Guidance, the “Outsourcing Guidance”). The Parties further agree and acknowledge that each Banking Recipient intends to follow the Outsourcing Guidance applicable to such Banking Recipient. The Parties acknowledge and agree that it is their best belief that the present Agreement and the provision of services contemplated herein are consistent with the applicable Outsourcing Guidance. Should it nonetheless, be it during the term of this Agreement or thereafter, be determined by the Office of the Comptroller of the Currency that this Agreement is not consistent with the OCC Guidance, or by a representative of the Federal Reserve System that this Agreement is not consistent with the FR Guidance, the Parties will cooperate in good faith and with all their efforts in order to cure the related deficiency pursuant to Clause 5 and specifically Clause 5.4.

17.19	Step-in Rights

(a)	Solely to the extent that:

(i)	GECC or its applicable Affiliate has obtained from a third-party service provider the right to Step-In (as defined below) if such third-party:

(1)	fails to perform a service, which failure adversely impacts the provision of a Transitional Arrangement, and

(2)	does not restore such service within a time period agreed with such third party sufficient to mitigate such adverse impact, and

(ii)	the exercise of such Step-In right is capable of being effected in a manner which is limited to the affected Transitional Arrangement and to the Company’s, RFIH’s or one of its respective Affiliates receipt of such Transitional Arrangement, then GECC shall to the above extent pass-through to the Company or RFIH, as applicable, its right to Step-In with the third party service provider. “Step-In” shall mean that GECC (or its applicable Affiliate), at its option, may take control of that part of the third-party’s services which adversely impact services delivered to GECC and, in doing so, may take such other action as is reasonably necessary to restore such service to GECC, including engaging another third-party service provider.

(b)	Such Step-In rights of the Company or RFIH will continue until the applicable third party service provider establishes to GECC’s reasonable satisfaction pursuant to its agreement with the third party service provider that the third party is capable of providing the relevant service and can resume providing that service without business disruption to GECC or the Company or its Affiliates.

(c)	With respect to the Company’s or RFIH’s exercise of Step-In rights under Clause (a), GECC and its Affiliates shall cooperate with the Company or RFIH and its respective agents and provide all reasonable assistance at no charge to the Company or RFIH to restore the relevant third-party service(s) (and thereby the Transitional Arrangement(s)) as soon as possible, including giving the Company or RFIH and its respective agents such access to the third party’s service locations and systems to the extent permitted under GECC’s agreement with the third party service provider and reasonably necessary to restore such Service(s). The Company and RFIH acknowledge and agree that GECC and/or its third-party service provider may require that any other third party engaged by the Company or RFIH that is to be provided such access agrees to protect the confidentiality of GECC, its Affiliates and/or the original third-party service provider’s Confidential Information and Intellectual Property Rights.

(d)	Charges for the affected Transitional Arrangement will be adjusted on a pro-rata basis based on any adjustments available to GECC as agreed between GECC and the third party service provider resulting from the applicable third party’s inability to provide or perform the service.

(e)	Any of the Step-In rights under this Clause 17.19 may be exercised by an Affiliate of Company which is a Recipient of the affected Transitional Arrangement.

(f)	If requested by the Company or RFIH, GECC will use commercially reasonable efforts to negotiate step-in rights with a supplier of a service provided with respect to a Transitional Arrangement to the extent step-in rights: (i) are necessary to respond to a business need that may arise, or (ii) may be required by a Government Authority with regulatory authority over the Company or RFIH or to comply with Applicable Law. The Company or RFIH, as applicable, shall pay as part of the Charges all resulting costs, and increases in costs, due to or which result from any such step-in rights negotiation.

18.	Definitions and Interpretation

18.1	Defined terms

Unless the context requires otherwise, capitalized terms used in this Agreement will have the meanings given to them below:

#99 Service has the meaning given to it in Clause 2.9.

Access Codes has the meaning given to it in Clause 3.5(a).

Access Provider has the meaning given in Clause 3.5(a).

Accessing Party has the meaning given in Clause 3.5(a).

Affiliate of a Party means any party directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with, that Party at the relevant time, provided for the purposes of this Agreement: (i) the Company and its Affiliates shall not be deemed to be directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with GECC; and (ii) GECC and its Affiliates shall not be deemed to be directly or indirectly Controlling or Controlled by, or under direct or indirect common Control of the Company or RFIH.

Agreement means this agreement.

Agreement Term has the meaning given to it in Clause 9.1.

AMEX TSA has the meaning given to it in Clause 2.9.

Applicable Law means any law, treaty, statute, ordinance, code, rule, regulation, normative act, standard, guideline, policy, decree, order, writ, award, injunction, determination or other pronouncement, in each case having the effect of law of any Government Authority, as currently interpreted and administered.

Bank means Synchrony Bank.

Banking Recipient has the meaning given to it in Clause 11.8(a).

Banking Supplier has the meaning given to it in Clause 11.8(b).

Breaching Party has the meaning given to it in Clause 9.4(a).

Business Day means Monday to Friday, except for any day on which banking institutions in New York, New York are authorized or required by Applicable Law or executive order to close.

Charges, in relation to a Transitional Arrangement, means the amount set out against that Transitional Arrangement in Schedule 1 or Schedule 2 (as applicable).

Claim means any allegation, debt, cause of action, liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at law, in equity, under statute or otherwise.

Client Data has the meaning given to it in Clause 11.8(a).

Company has the meaning given in the Details.

Company Business has the meaning given in the Details.

Company Services Manager has the meaning given to it in Clause 6.2(b).

Company Transitional Arrangement has the meaning given to it in Clause 1.2.

Confidential Information of a Party means all confidential, non-public or proprietary information relating to the business, technology or other affairs of that Party, or of that Party’s customers, suppliers or Affiliates, regardless of how the information is stored or delivered, that is exchanged or made available to a Party in connection with this Agreement, regardless of whether that information is exchanged before, on or after the IPO Date, but excludes information which:

(a)	is in or becomes part of the public domain other than through breach of this Agreement or an obligation of confidence owed to the Disclosing Party to whom that Disclosing Party owes a duty of confidence in relation to that Confidential Information;

(b)	the Receiving Party can prove by contemporaneous written documentation was already known to it at the time of disclosure by the Disclosing Party; or

(c)	the Receiving Party acquires from a third party entitled to disclose it to the Receiving Party with no restrictions on the Receiving Party as to its further disclosure, or that the Receiving Party could not reasonably have known was confidential.

Control means, with respect to an entity, the possession, directly or indirectly, of, or the entitlement to acquire:

(a)	the power to direct or cause the direction of the management or policies of such entity whether by contract or otherwise; or

(b)	the ability of a person to ensure that the activities and business of that entity are conducted in accordance with the wishes of that person; or

(c)	the majority of the issued share capital or the voting rights in that entity or the right to receive the majority of the income of that entity on any distribution by it of all of its income or the majority of its assets on a winding up, and

Controlled by, under common Control with, and Controlling shall be construed accordingly.

Data Protection Legislation means the applicable data privacy laws in the United States, Canada or other jurisdiction from which the Transitional Arrangements are being provided by the Supplier or in which the Transitional Arrangements are being used and enjoyed by the Recipient, including, the Gramm-Leach Bliley Act, the Health Insurance Portability and Accountability Act and the Personal Information Protection and Electronic Documents Act, or other applicable legislation in those jurisdictions.

Dependency has the meaning given to it in Clause 2.3(a).

Details means the section of this Agreement with that heading.

Disclosing Party has the meaning given to it in Clause 11.1(a).

Dispute includes any dispute, controversy, difference or Claim arising out of or in connection with this Agreement or the subject matter of this Agreement, including any question concerning its existence, formation, validity, interpretation, performance, breach and termination.

Executive Sponsor means, in relation to a Party, the person appointed by that Party as executive sponsor in accordance with Clause 6.8.

Facilities has the meaning given to it in Clause 4.1(b).

First-Level Support means, in relation to software or infrastructure that is the subject of any GECC IT Application Service:

(a)	providing an interface, by way of phone or email, by which the Recipient’s users of the software or infrastructure can lodge queries about the software or infrastructure;

(b)	directly providing the answers to those queries that are typically answered by first-level support for similar software or infrastructure in other financial companies; and

(c)	interfacing with the Second-Level Support provider for that software or infrastructure, to the extent it exists, in relation to queries other than those referred to in sub-paragraph (b).

Force Majeure Event means any event or circumstance beyond the reasonable control of a Party (the “affected Party”), including:

(a)	failure of public infrastructure or energy sources;

(b)	accident or breakage of any machinery or apparatus of any other Party or a third party through no fault of the affected Party or its sub-contractors;

(c)	epidemics, storms, floods, fires or acts of God;

(d)	explosion, sabotage, war or terrorist action;

(e)	riots or civil disorders;

(f)	strikes, lockouts or other labor difficulties except with regard to a Party’s own employees;

(g)	failure in any other Party’s infrastructure or third party services through no fault of the affected Party or its sub-contractors;

(h)	unavailability of IT parts through no fault of the affected Party or its sub-contractors; and

(i)	governmental or regulatory intervention of any kind, including interference by civil or military authorities or the passage of regulation or laws or amendments to them and the making or amendment of any law (including an Applicable Law) that impacts the provision of any Transitional Arrangement.

FR Guidance has the meaning given to it in Clause 17.18.

GE has the meaning given in the Details.

GECC has the meaning given in the Details.

GECC IT Access Right means a right that is described as such in Schedule 1. It is taken:

(a)	to involve a right for the Recipient to use, on infrastructure owned or controlled by the Recipient, the software referred to in the description in that row of Schedule 1; and

(b)	not to include:

(i)	a right for the Recipient to access or use a copy of the source code to the software, or to modify, decompile, commercialize or adapt the software;

(ii)	a right of the Recipient to perform or provide service bureau services; nor

(iii)	a right for the Recipient to receive support (including First or Second-Level Support), maintenance, updates, patches or upgrades for that software,

except to the extent expressly set out in the relevant part of Schedule 1.

GECC IT Application Service means a service described as such in Schedule 1. It is taken:

(a)	to involve a service by which:

(i)	the Supplier, or another party on the Supplier’s behalf, hosts the application software referred to in that row of Schedule 1;

(ii)	the Recipient may access and use that application system software from the Recipient’s network; and

(iii)	to the extent a client-side part of the software must be hosted on the Recipient’s computers for the Recipient to enjoy its rights under sub-paragraph (b), the Supplier provides or procures for the Recipient the right to host an object-code form of that client-side software; and

(b)	not to include:

(i)	access or use of a copy of the source or object code form of the software, except for the client-side object code referred to in sub-paragraph (a)(iii);

(ii)	ability to modify, decompile, commercialize or adapt the software; or

(iii)	receipt of support (including First or Second-level Support), maintenance, updates, patches or upgrades for any software, including the client-side software referred to in sub-paragraph (a)(iii),

except to the extent expressly set out in the relevant part of Schedule 1.

GECC Services Manager has the meaning given to it in Clause 6.2(a).

GECC IT Support Service means a service described as such in Schedule 1.

GECC Non-IT Support Service means a service described in Schedule 1 other than a GECC IT Access Right, a GECC IT Application Service, or a GECC IT Support Service.

GECC Transitional Arrangement has the meaning given in Clause 1.1.

Generated Data has the meaning given to it in Clause 10.5.

Government Authority means any applicable local, municipal, state, national, foreign or other governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in or any other state or country with jurisdiction over the Parties or the transactions contemplated hereby.

Innocent Party has the meaning given in Clause 9.4(a).

Insolvent means the occurrence of any of the following events in relation to a Party:

(a)	that Party is unable or admits inability to pay its debts as they fall due or suspends making payments on any of its debts other than in connection with a bona fide Dispute;

(b)	any appointment of a receiver or administrator in respect of that Party by a Government Authority;

(c)	any corporate action, legal proceedings or other procedure or step in respect of the winding-up of that person or the appointment of a receiver or administrator to manage that Party or any of its affairs; or

(d)	any corporate action, legal proceedings or other procedure or step taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, bankruptcy or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of that Party; or

(ii)	a composition, assignment or arrangement with any material creditor of that Party,

or any analogous procedure or step taken in any jurisdiction.

Intellectual Property Rights or IP Rights means:

(a)	all trademarks, service marks, trade dress, trade names, logos, domain names, and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith;

(b)	copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof;

(c)	mask works and registrations and applications for registration thereof;

(d)	trade secrets and Confidential Information, plans, proposals, technical data, marketing plans, customer data, prospect lists and information;

(e)	patents; and

(f)	other intellectual property rights.

Intellectual Property Cross License Agreement means the agreement of that name between GECC and the Company on or about the same date of this Agreement.

Interest Rate means, on any date, the “effective” federal funds rate reported in the “Money Rates” section of the Eastern Edition of The Wall Street Journal published for such date (or, if the “effective” federal funds rate is not so reported on such date, on the immediately preceding date for which such “effective” federal funds rate was so reported).

Invoicing Period means, in relation to a Transitional Arrangement, the frequency at which the Recipient of a Transitional Arrangement is to be invoiced, as provided for that Transitional Arrangement in Schedule 1 or Schedule 2 (as applicable).

IPO has the meaning given to it in the Details.

IPO Date means the date of the consummation of the IPO.

Master Agreement has the meaning given in the Details.

MNT Subservicing Agreement means the Sub-Servicing Agreement between GECC and the Company.

Non-Discriminatory Standard means, in relation to a Transitional Arrangement, the standard of quality (e.g. response times) and priority of service that is generally consistent with:

(a)	that which any substantially similar service is provided during the Transition Period to an Affiliate of the Supplier; and

(b)	the principle that the Supplier should not, in prioritising the supply of the Transitional Arrangement, have regard to the fact that the Recipient may no longer be an Affiliate of the Supplier,

except to the extent expressly contemplated by this Agreement.

Notice has the meaning given to it in Clause 14.1.

Obtained Data has the meaning given to it in Clause 10.5.

OCC Guidance has the meaning given to it in Clause 17.18.

Outsourcing Guidance has the meaning given to it in Clause 17.18.

Parties means the parties to this Agreement and Party means any one of them.

Payable means, in relation to a Transitional Arrangement:

(a)	the amount that will accrue as being payable for that Transitional Arrangement until the end of the relevant Transition Period, presuming there will be no extensions to that Transition Period; and

(b)	if the amount referred to in paragraph (a) is calculated on a per unit basis (e.g. per employee), the calculation will be performed assuming the time-weighted average of that per unit usage between:

(i)	the beginning of the Transition Period; and

(ii)	when any such liability accrues,

will continue for the remaining Transition Period.

Personal Data has the meaning of any information related to an identified or identifiable individual or legal entity or any broader definition as per the Data Protection Legislation.

Pre-Existing Agreement has the meaning given in Clause 1.4(a).

Pre-IPO Form means, in relation to each Transitional Arrangement:

(a)	if a service or access right substantially equivalent to that Transitional Arrangement was provided to the Recipient in the six (6) month period prior to the IPO Date by itself, any other Party or any one of their Affiliates, the same form (or in as close to the same form as may be possible given that the IPO may result in certain assets and employees of the Supplier no longer being available to the Supplier in providing that Transitional Arrangement as a result of the Transaction) in which that service or access right was last provided before the IPO Date; or

(b)	if a service or access right substantially equivalent to that Transitional Arrangement was provided to the Recipient in the six (6) month period prior to the IPO Date by a third party that is not an Affiliate of any Party, the form that is consistent with the contract under which that Transitional Arrangement was last provided by that third party,

‘form’ for this purpose being taken to include the configuration, version, patch-levels and other implementation-specific details of the relevant software and systems for any GECC IT Access Right, GECC IT Application Service or IT Support Service, or its equivalent service or access right.

Pre-IPO Standard means, in relation to each Transitional Arrangement:

(a)	if a service or access right substantially equivalent to that Transitional Arrangement was provided to the Recipient in the six (6) month period prior to the IPO Date by itself, any other Party or any one of their Affiliates, the overall standards of quality and availability at which that service or access right was then provided across those preceding six (6) months; or

(b)	if a service substantially equivalent to that Transitional Arrangement was provided to the Recipient in the six (6) month period prior to the IPO Date by a third party that is not an Affiliate of any Party, the standards of quality and availability that are consistent with the contract under which that service was then provided by that third party across those preceding six (6) months.

Pre-IPO Volume means, in relation to each Transitional Arrangement:

(a)	if a service or access right substantially equivalent to that Transitional Arrangement was provided to the Recipient in the six (6) month period prior to the IPO Date by itself, any other Party or any one of their Affiliates, the average amount, quantity or volume at which that service or access right was then provided across those preceding six (6) months; or

(b)	if a service substantially equivalent to that Transitional Arrangement was provided to the Recipient in the six (6) month period prior to the IPO Date by a third party that is not an Affiliate of any Party, the amount, quantity or volume that is consistent with the contract under which that service was then provided by that third party across those preceding six (6) months.

(c)	Pre-IPO Volume is deemed to include increases to volume that are reasonably attributable to organic growth, including upon reasonable prior notice to Supplier the addition of new customers in the Recipient’s business (that is, not as a result of acquisition of a business or shares in a business).

Receiving Party has, in relation to Confidential Information, the meaning given in Clause 11.1.

Recipient has the meaning given in Clause 1.3.

Recipient Data has the meaning given to it in Clause 10.5.

Recipient Indemnified Party has the meaning given in Clause 10.3(b).

Regulatory Variation has the meaning given in Clause 5.4.

Relevant Business means:

(a)	in relation to the Company (and Affiliates of the Company), commercial activities that are substantially the same as those carried out by the Company (and Affiliates of the Company) immediately prior to the IPO Date; and

(b)	in relation to GECC (and Affiliates of GECC), commercial activities that are substantially the same as those carried out by GECC (and Affiliates of GECC) immediately prior to the IPO Date.

Representative of a Party includes an employee, agent, officer, director, auditor, adviser, partner, or consultant or contractor (other than any other Party) of that Party.

RFIH has the meaning given in the Details.

Second-Level Support means, in relation to software or infrastructure that is the subject of a GECC IT Application Service:

(a)	providing an interface, by way of phone or email, by which the First-Level Support providers for that software or infrastructure can lodge queries about the software or infrastructure;

(b)	providing the answers to those queries that are more complex than those typically answered by first-level support for similar software or infrastructure in other financial companies; and

(c)	making software or hardware configuration changes to resolve fault or service issues in relation to the software or infrastructure, but not developing or providing patches or upgrades,

and which, in each case, can be reasonably answered by the higher-skilled members of an in-house support team for similar software or infrastructure in other financial companies.

Service Level has the meaning given to it in Schedule 7.

Service Level Credit has the meaning given to it in Schedule 7.

Services Managers has the meaning given to it in Clause 6.2(b).

Specified Recipient has the meaning given to it in Clause 11.2(a).

Steering Committee has the meaning given in Clause 6.3.

Step-In has the meaning given in Clause 17.19(a).

Successor Provider means, in relation to a Transitional Arrangement, the entity or entities (which may include the Recipient of that Transitional Arrangement or any of its Affiliates) succeeding the Supplier in the provision or operation of Transitional Arrangements similar to or part of that Transitional Arrangement.

Supplier has the meaning given in Clause 1.3.

Supplier Indemnified Party has the meaning given in Clause 10.4(a).

Tax Sharing and Separation Agreement means the agreement of that name between GE and the Company dated on or about the same date of this Agreement.

Transition Assistance has the meaning given to it in Clause 7.5(b).

Transition Period means, in relation to any Transitional Arrangement, the period commencing on the IPO Date and which runs for the period specified in relation to that Transitional Arrangement in Schedule 1 or Schedule 2 (as applicable).

Transition Plan has the meaning given in Clause 7.1.

Transitional Arrangement means a GECC Transitional Arrangements or a Company Transitional Arrangement.

Transitional Trademark License Agreement means the agreement of that name between GE Capital Registry, Inc. and the Company dated on or about the same date of this Agreement.

Trigger Date means the first date on which members of the GE Group (as defined in the Master Agreement) cease to beneficially own (excluding for such purposes shares of Company Common Stock (as defined in the Master Agreement) beneficially owned by GE but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an Affiliate of GE being a sponsor of or advisor to a mutual or similar fund that beneficially owns shares of Company Common Stock) more than fifty percent (50%) of the outstanding Company Common Stock.

Underlying Systems means, in relation to a GECC IT Application Service or a GECC IT Support Service, the software and systems used to provide that GECC Transitional Arrangement.

US Dollars, USD or $ means the lawful currency from time to time of the United States of America.

Variation has the meaning given in Clause 5.1.

Working Hours means 9:30 am to 5:30 pm on a Business Day, at the location of the Recipient.

18.2	References to Certain General Terms

Unless the contrary intention appears, a reference in this Agreement to:

(a)	(variation or replacement) a document (including this Agreement) includes any variation or replacement of it;

(b)	(references to Schedules and Clauses) references to Schedules and Clauses are to the Schedules and Clauses of this Agreement;

(c)	(internal references) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Agreement, including the Schedules;

(d)	(references to statutes) a statute, ordinance, code or other law includes regulations and other instruments made under it;

(e)	(law) a law means:

(i)	statutes;

(ii)	rules, regulations, guidelines, directives, treaties, judgments, decrees, orders or notices of each Government Authority; and

(iii)	laws, executive orders and decrees of the government of each Government Authority from time to time,

together in each case with consolidations, amendments, re-enactments or replacements of any of them;

(f)	(singular includes plural) the singular includes the plural and vice versa;

(g)	(references to genders) references to one gender includes all other genders;

(h)	(person) the word “person” includes an individual, a firm, a body corporate, a partnership, joint venture, an unincorporated body or association, or any Government Authority;

(i)	(executors, administrators, successors) a particular person includes a reference to the person’s executors, administrators, successors and substitutes (including, persons taking by novation) and assigns;

(j)	(reference to a group of persons) a group of persons or things is a reference to any two (2) or more of them jointly and to each of them individually;

(k)	(money) an amount of money is, unless otherwise stated, a reference to the lawful currency of the United States;

(l)	(calculation of time) a period of time that dates from a given day or the day of an act or event is to be calculated exclusive of that day;

(m)	(reference to a day) a day is to a calendar day and is to be interpreted as the period of time commencing at midnight and ending twenty-four (24) hours later; and

(n)	(meaning not limited) the words “include”, “including”, “for example” or “such as” are not to be interpreted as words of limitation, and when such words introduce an example, they do not limit the meaning of the words to which the example relates, or to examples of a similar kind, and the word “or” shall not be exclusive.

18.3	Construction

The rule of construction, if any, that a contract should be interpreted against the Parties responsible for the drafting and preparation thereof, shall not apply.

18.4	Headings

Headings are included for convenience only and are not to affect the interpretation of this Agreement.

18.5	Schedules

The Schedules form part of this Agreement.

18.6	Inconsistency

If there is an inconsistency between these general terms of this Agreement and a Schedule, or a document attached to a Schedule, then the provision in these general terms prevails to the extent of the inconsistency.

* * * * *

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of August 5, 2014.

GENERAL ELECTRIC CAPITAL CORPORATION

/s/ Robert Green
Name: Robert Green
Title: Chief Financial Officer

SYNCHRONY FINANCIAL

/s/ Jonathan Mothner
Name: Jonathan Mothner
Title: Executive Vice President, General Counsel and Secretary

RETAIL FINANCE INTERNATIONAL HOLDINGS, INC.

/s/ Henry Greig
Name: Henry Greig
Title: Authorized Signatory

Schedule 1

GECC Transitional Arrangements

[See attached]

Schedule 1

Project Blue TSA

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
Bank & Regulatory

BR-1	IT Application Service & IT Access Right	Cybergrants	Gift Matching Program	Supplier to provide an IT Application Service & IT Access Right for Cybergrants used by the Company prior to IPO Date.	included in other charges	SSO	GE Corporate Microedge		Until Trigger Date

BR-2	IT Application Service & IT Access Right	GE Volunteers	Volunteer Tracking	Supplier to provide an IT Application Service & IT Access Right for GE Volunteers used by the Company prior to IPO Date.	included in other charges	SSO	GE Corporate Microedge		Until Trigger Date

BR-3	Non-IT Support Service	Loan Review Services	Loan Review Services	Supplier to provide a Non-IT Support Service for Loan Review Services used by the Company prior to IPO Date.	included in other charges		CAS GECC Internal Audit		6 months

BR-4	IT Application Service & IT Access Right	Bwise	Bwise	Supplier to provide an IT Application Service and IT Access Right for Bwise used by the Company prior to IPO Date.	Annual Cost: $71,327		GE Corporate Bwise		Until Trigger Date	Subject to execution of divestiture consent

BR-5	IT Application Service	ACL	Audit Command Language	Supplier to provide an IT Application Service for ACL used by the Company prior to IPO Date.	included in other charges		ACL		6 Months

Compliance

Comp-1	IT Application Service	Anti-Money Laundering (AML)	Software based anti-money laundering transaction monitoring tool utilized for credit and deposit products

Supplier will provide the Company with an IT Application Service, specifically, the Actimize AML Suspicious Activity Monitoring (AML-SAM) Solution used by the Company to support compliance with anti-money laundering laws/regulations. The Actimize AML-SAM Solution generates alerts upon detection of unusual/suspicious activity requiring review and disposition by the Company.

Supplier will also provide the Company Second-Level Support, including Daily Support, specific to the Actimize AML-SAM Solution. Any project-based work would be separately priced.

Current (2014) projects underway include:

•    Customer Risk Rating - RC and SF instances - $50,000

•    Customer Risk Rating—Retail Deposits—$30,000

•    Actimize Data Separation Ireporting and dashboards)—$10,000

Projects yet to be launched that require GECC support:

•    Actimize license acquisition and transition of RF-related data from the London server to a Synchrony server yet to be determined.

					Annual Costs: $339,279 Annual Project Costs Estimated: $90,000	GE Network Services—WAN	GE Capital Actimize		18 months	Service Level as provided in Schedule 7

Comp-2	IT Application Service	Conflict of Interest System	Conflict of Interest System	Supplier to provide an IT Application Service for Conflict of Interest system used by the Company prior to IPO Date. When Blue’s GE employee SSO IDs become inactive, standard extracts can be provided within 3 weeks.	included in other charges	GE Employee SSO IDs	GE Corporate		Until Trigger Date

Comp-3	Non-IT Support Service	Pre-Screening of Suppliers	Pre-Screening of Suppliers	Supplier to provide a Non-IT Support Service for Pre-Screening Suppliers as requested by the Company.	Quarterly Charges: $140		GE Capital Shannon COE		15 months

Comp-4	IT Application Service & IT Access Right	Trade Restricted Employees	Trade Restricted Employees	Supplier to provide an IT Application Service and IT Access Right to Trade Restricted Employees Application as used by the Company prior to IPO Date.	included in other charges		GE Capital		Until Trigger Date

Comp-5	IT Application Service	Spirit and Global Ombuds Portal	Spirit—GE Ombuds System and Global Ombuds Portal	Supplier to provide IT Access rights and IT Application Service for Spirit, Supplier’s Ombuds System as well as the Global Ombuds portal. Supplier to provide access to relevant data and use of application, including support, and will provide support to migrate historical data of the Company to a new system/application.	included in other charges	SSO	GE Corporate		Until Trigger Date

Comp-6	Non-IT Support Service	Compliance Functional Experts	Compliance Functional Experts	Supplier to provide Compliance functional consulting services to the Company’s Compliance personnel.	included in other charges	SSO	GE Capital HQ Compliance Team		Until Trigger Date

Comp-7	IT Application Service	Watchlist Feed	Watchlist Feed	Supplier to provide an IT Application Service for the Dow Jones watchlist feed to the Company consistent with the manner in which this file has been provided prior to IPO Date.	included in other charges		GE Capital Dow Jones		6 months

Finance

Fin-1	IT Application Service	Fixed Asset Ledger	Fixed Asset Ledger

Supplier will provide to the Company an IT Application Service in relation to the following applications used by the Company prior to IPO Date:

•    Fixed Asset Ledger - Addition, maintenance, depreciation of Fixed Assets. Send G/L files for balance sheet and depreciation posting. Perform quarterly account reconciliations. Adhoc reporting, customer service, etc. Access to files residing on GE Folders

As part of this Service, Supplier will also provide to the Company Second-Level Support in relation to the applications.

					included in other charges	GE Network Services—WAN GE Folders	GE Corporate		12 months

Fin-2	IT Application Service	Oracle Financials (India and Philippines)	Applications for financial accounting

Supplier will provide to the Company an IT Application Service in relation to the following applications used by the Company prior to IPO Date for financial accounting:

•    Oracle Financials –(GL, AR, AP, FA) India and Philippines

As part of this Service, Supplier will also provide to the Company Second-Level Support in relation to the applications.

					Annual Costs: India $20,406	GE Network Services—WAN	GE Corporate		18 months

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
Fin-3	IT Application Service	Consolidated Financials	MARS

Supplier will provide to the Company an IT Application Service in relation to MARS as used by the Company prior to IPO Date.

As part of this Service, Supplier will also provide to the Company Second-Level Support.

					included in other charges	SSO	GE Corporate		Until Quarter Close Following Trigger Date

Fin-4	IT Application Service	Regulatory Reporting	Safari

Supplier will provide to the Company an IT Application Service in relation to Safari as used by the Company prior to IPO Date.

As part of this Service, Supplier will also provide to the Company Second-Level Support.

					included in other charges	SSO	GE Capital		Until Quarter Close Following Trigger Date

Fin-5	IT Application Service	Hyperion	Financial Reporting tool	Supplier will provide to the Company an IT Application Service for Hyperion as used by the Company prior to IPO Date. Hyperion is an Oracle application used for financial reporting. Hyperion utilizes a separate licensing agreement. Data extract requests from the Company will be evaluated on an individual basis.	Annual Costs: $352,549	GE Network Services—WAN SSO	GE Capital Oracle		Until Quarter Close Following Trigger Date

Fin-6	IT Application Service	GETRES	Travel & Living—Travel Reservations (GETRES)

Supplier to provide all employee travel booked through the GE Travel Center by telephone or via the GETRes Online Booking Tool at travel.ge.com. All travel reservations must be booked using the credit card in the traveler’s profile with the Travel Center.

As part of this Service, Supplier will also provide to the Company Second-Level Support.

					Included in Expense Processing	SSO	GE Corporate		12 months

Fin-7	Non-IT Support Service	Expense Processing	Travel & Living—Expense Processing	Supplier to provide access to and use of the Travel and Living (T&L) and Pcard expense processing infrastructure in place at IPO Date, including expense account processing and expense clearing. Supplier T&L and Pcard expense processing includes use of the Supplier Corporate Card used for travel per the Supplier T&L Policy and the Supplier Pcard used for purchases under the Supplier Pcard Policy. Access to the shared-service T&L & Pcard system. Pass through billing for actual travel and Pcard costs incurred on the Corporate Card, Pcard or out-of-pocket cash expenses included on expense reports. Costs will continue to be charged as per current method and will be passed on to disposed business via IBS. Any fees charged to the Corporate Card or Pcard are included with the T&L/Pcard transaction billing. All T&L and Pcard transactions are billed in lump sum and existing accounting extracts that provide all transaction details will continue under the process in place at IPO Date. The current service fee pricing will continue. The standard Supplier audit process will continue to be performed, and will continue to be based on the Supplier T&L Policy and/or Supplier Pcard Policy. Supplier OHR information for the disposed employees must be maintained for the duration of this TSA item, including continuation of employee SSO IDs (if the OHR TSA duration is shorter than T&L, the OHR TSA duration then applies for T&L). Manager and employee status fields should also be maintained. Contractor SSO IDs cannot be supported. If payroll changes are made, please coordinate timing with Supplier Travel so we do not inadvertently cancel T&L cards. No new organizations on the T&L/Pcard system will be set up to facilitate a transition — the existing organization structure must remain for the duration of the TSA.	Most countries are charged at US$ 7 per expense report, but the US is at US$ 5.50. Fees are related to local statutory and/or VAT compliance related costs.	IBS	GE Corporate		12 months

Fin-8	IT Application Service	Intercompany Billing System	System used to invoice intercompany charges. Includes inventory (PO related) and expense type items (ADN related)

Supplier to provide access to and maintenance of Intercompany Billing System, provided that Company agrees to the following:

(1) The Company maintains all IBS users, billing, receiving and banking contacts, and to appoint a single contact to handle all IBS-related issues;

(2) The Company maintains all system feeds into and out of the IBS system;

(3) The Company ensures that all IBS users are removed promptly (within 2 business days) when they leave employment or no longer require access to IBS.

(4) All future transactions to or from Company are to be billed directly to a Billing Unit Code (BUC) that is owned by the Company. Supplier BUCS will not act as host or intermediary BUCS. Transactions for the acquired BUC will no longer flow through the Supplier Parent BUC.

(5) No amounts can be withheld by either Supplier or Company related to disputed invoices. Disputed invoices must be paid and then corrected via mutual agreement of the Buyer and Seller BUCS. Failure to follow the settlement rules is a violation of this TSA and will result in removal from IBS. Supplier reserves the right to terminate or suspend a BUC for non-payment after 30 day notice.

(6) Supplier is not responsible for IBS transactions of the Company with other non-Supplier entities . The Company will manage any collection issues with any BUC that is not Supplier owned. The IBS team may participate in a facilitation role with collection between the Company’s BUCS and Supplier BUCS.

(7) Monthly settlement based on the IBS Corporate Summary Report will be on a gross basis, i.e., Supplier Company due to Company will be wired transferred based on up to 3 settlement groups ( Americas, Europe, Pacific) to bank accounts specified by Company and Company due to Supplier Company will be wired transferred to a bank account specific by Supplier.

(8) The Acquired BUCS will either be Foreign Affiliates or established in a separate and distinct domestic settlement group (known in IBS as current account group) for settlement purposes. Only the Acquired BUCS will be the part of the newly created current account group. And ALL the Acquired Domestic Affiliates will be in a current account group created for the acquired company.) Settlement of Foreign and Domestic Affiliates: To the extent a foreign Billing Unit Code (a BUC) of the acquired company transacts with a domestic BUC of Supplier, or vice-versa, Supplier will settle those transactions weekly through the existing IBS procedure and as such the acquired BUC’s settlement to Supplier or it’s agent (Citibank) in the case of FX contracts, must occur, in full, within 2 business days of notice.

(9) Settlement of Foreign to Foreign: To the extent a foreign Billing Unit Code (a BUC) of the acquired company transacts with a foreign BUC of Supplier, or vice-versa, Supplier will settle those transactions weekly through the existing IBS procedure and as such the acquired BUC’s settlement to the corresponding foreign BUC or it’s agent (Citibank) in the case of FX contracts, must occur, in full, within 2 business days of notice.

(10) Settlement of Domestic to Domestic: To the extent a Domestic Billing Unit Code (a BUC) of the acquired company transacts with a Domestic BUC of Supplier, or vice-versa, Supplier will have available a report of the all transactions on the 1st Tuesday of the following fiscal month. The Acquired BUCS will produce (run) their own reports using IBS. On the 15th of the month, or the next closest business day, Supplier will pay their payables and collect on their receivables. The cash transaction is according to the Corp Settlement report.

(11) The cash payments for domestic affiliates is via wire transfer into the bank accounts that Supplier and the Acquired company specify.

(12) If the Acquired company wants to delete a BUC, it is their responsibility to communicate with their counterparties (BUCS that send or receive invoices to/ from them) the timing and the process for sending/ receiving a 1st class invoice. Notice must be provided to the BUC’s contact at least 60 days before the BUC is deleted in IBS.

(13) If the divested company requests customized programming, the costs for the programming efforts will be billed at a mutually agreed to rate.

(14) All system changes/enhancements must be adopted and implemented consistent with other Supplier businesses

(15) When a FX contract is required, the divested company will execute the FX contract, make payment and report the details of the FX contract back to IBS within 2 business days. Supplier will not execute FX contracts on behalf of the divested company.

					IBS usages will be billed at prevailing rates. Current bill-out rates are ($ 0.75/ $ 0.85) for incoming/outgoing invoices plus a ready to serve fee of $ 2,500 per quarter	SSO	GE Corporate		24 months

Fin-9	Non-IT Support Service	Fixed Assets Record Maintenance North America	Fixed Assets Record Maintenance North America	Supplier to provide accounting services and record maintenance for fixed assets and depreciation, including required general ledger feeds and reporting to support reconciliations.	included in other charges		GE Corporate		12 months

Fin-10	Non-IT Support Service	Fixed Assets Record Maintenance Asia/Pac	Fixed Assets Record Maintenance Asia/Pac	Supplier to provide accounting services and record maintenance for fixed assets and depreciation, including required general ledger feeds and reporting to support reconciliations.	included in other charges		GE Corporate		18 months

Fin-11	IT Application Service	SIMCON	Integrity checking application on SOx spreadsheets	Supplier to provide an IT Application Service to SIMCON used by the Company prior to IPO Date.	Included in GEMS charges		GE Capital		Until Trigger Date

Human Resources

HR-1	IT Application Service & IT Access Right	Oracle HR	HR platform for staff management. Oracle HR is also the master repository for downstream applications including, but not limited to, SSO and email.	Supplier will provide access and support for the following systems, applications and content: OHR (includes Self-service tools, Security Module and COLA bolt on), Oracle Data Warehouse (provided the Company Obtains Business Objects licenses), Company Organization Directory, eEMS, MyGoals, My Organization/Session C, HR Analytics, eComp (including Salary and IC planning), MyInformation, MyLearning/LMS (all content, including Skillsoft and HMM licensed content, SkillsSoft Individually licensed IT curriculum and e360 functionality) , Global Reward & Recognition. All current Business inbound and outbound interfaces will be supported during the duration of this TSA item. the Company will be required to comply with any/ all data configuration requirements or modifications applied to all Supplier businesses as directed by Supplier.	$50 per employee per year	GE Network Services—WAN	GE Corporate Oracle		24 months	Service Level as provided in Schedule 7

HR-2	Non-IT Support Service	Non-US Payroll and Benefit Administration (Includes India and Philippines)	Payroll and benefits services as provided prior to closing.	Supplier will provide non-US payroll services and benefits plan administration, including use of the eLeave where applicable. Such services and access rights will be provided only if provided by GE immediately prior to the Effective Date. The scope and cost of this service will be adjusted on a pro rata basis for reductions in employees. The GE Shares plan will continue to be offered and administered by GE in the locations that it is currently offered until such point as GE owns less than 50% of the Company. It is specifically agreed that services associate with the Chubb Pan-European Personal Travel and Accident Policy for all European locations and GE UK Defined Benefit Plan will not be provided.	Pass through of current administration cost. Roughly .6% gross payroll for Payroll in India, .8% in Philippines, benefits administration billed separately	Oracle HR	GE Corporate		12 months post Trigger Date	Service Level as provided in Schedule 7

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
HR-3	Non-IT Support Service	US Payroll and Benefit Administration (includes Canada and Puerto Rico)	Payroll and benefits services as provided prior to IPO Date.	Supplier to provide payroll services, benefit program administration (including, Executive Compensation administration/processing and subject to insurance provisions of the sale agreement, Workers’ Compensation Insurance), access to JoinGE, Employment verification services and the Service Award System. Such services and access rights will be provided only if provided by Supplier immediately prior to IPO Date.	Pass through of current administration cost.	Oracle HR	GE Corporate		Until Trigger Date	Service Level as provided in Schedule 7

HR-4	IT Application Service	HRiS Interpay Non-US	Program which extracts data from Oracle HR and transforms it into a file that is readable by the payroll system, avoiding double keying of information and ensuring integrity of payroll data	In the jurisdictions and locations where these services have been provided by Supplier to the transferred employees immediately prior to IPO Date, Supplier will provide the Interpay application for as long as: (1) payroll services are provided by Supplier, (2) OHR is used and (3) the current payroll configurations are maintained. The services would be limited to ensuring that the application is operational, payroll files are sent according to schedule to existing vendor under current conditions, and any follow up activities would be limited to basic RTS (Readiness to Serve) activities which would include responding to basic queries from a single power user from each region or country, as appropriate. No interface modifications to this highly customized tool will be made in order to continue service. This service will terminate in each jurisdiction when payroll transitions.	Included in Payroll and Benefit Administration Costs	Oracle HR Payroll and Benefit Administration	GE Corporate HRiS		12 months post Trigger Date

HR-5	IT Application Service	HRiS Interpay US	Program which extracts data from Oracle HR and transforms it into a file that is readable by the payroll system, avoiding double keying of information and ensuring integrity of payroll data	In the jurisdictions and locations where these services have been provided by Supplier to the transferred employees immediately prior to IPO Date, Supplier will provide the Interpay application for as long as: (1) payroll services are provided by Supplier, (2) OHR is used and (3) the current payroll configurations are maintained. The services would be limited to ensuring that the application is operational, payroll files are sent according to schedule to existing vendor under current conditions, and any follow up activities would be limited to basic RTS (Readiness to Serve) activities which would include responding to basic queries from a single power user from each region or country, as appropriate. No interface modifications to this highly customized tool will be made in order to continue service. This service will terminate in each jurisdiction when payroll transitions.	Included in Payroll and Benefit Administration Costs	Oracle HR Payroll and Benefit Administration	GE Corporate HRiS		Until Trigger Date

HR-6	IT Application Service	Benefits.ge.com Non-US	Employee self service site where employees can access their benefits, payroll information, employee services information & FAQ’s	In the jurisdictions and locations where these services have been provided by Supplier to the transferred employees immediately prior to IPO Date Supplier will continue to provide Benefits.ge.com for as long as payroll is still being provided by Supplier. This service will terminate in each jurisdiction when payroll transitions.	Included in Payroll and Benefit Administration Costs	Oracle HR Payroll and Benefit Administration	GE Corporate		12 months post Trigger Date

HR-7	IT Application Service	Benefits.ge.com US	Employee self service site where employees can access their benefits, payroll information, employee services information & FAQ’s	In the jurisdictions and locations where these services have been provided by Supplier to the transferred employees immediately prior to IPO Date Supplier will continue to provide Benefits.ge.com for as long as payroll is still being provided by Supplier. This service will terminate in each jurisdiction when payroll transitions.	Included in Payroll and Benefit Administration Costs	Oracle HR Payroll and Benefit Administration	GE Corporate		Until Trigger Date

HR-8	Non-IT Support Service	HR Operations Administration Non-US	HR Operations services as provided prior to closing.	In the jurisdictions and locations where these services have been provided by Supplier to the transferred employees immediately prior to IPO Date, Supplier will provide HR Operations services consistent with past practice. The scope and cost of this service will be adjusted from time to time as the Company transitions employees off this support on a country basis. HR Operations services must remain in effect for same duration as payroll and benefits support by country. This includes compensation survey data.	Included in Payroll and Benefit Administration Costs	Oracle HR Payroll and Benefit Administration	GE Corporate		12 months post Trigger Date

HR-9	Non-IT Support Service	HR Operations Administration US	HR Operations services as provided prior to closing.	In the jurisdictions and locations where these services have been provided by Supplier to the transferred employees immediately prior to IPO Date, Supplier will provide HR Operations services consistent with past practice. The scope and cost of this service will be adjusted from time to time as the Company transitions employees off this support on a country basis. HR Operations services must remain in effect for same duration as payroll and benefits support by country. This includes compensation survey data.	Included in Payroll and Benefit Administration Costs	Oracle HR Payroll and Benefit Administration	GE Corporate		Until Trigger Date

HR-10	Non-IT Support Service	U.S. Disability Management	U.S. Disability Management (STD, SCP, LTD, Disability Pension)	For all existing Disability claims incurred prior to the IPO Date , Supplier will continue to provide management of claims until the employee returns to work or exhausts their GE benefits. Direct Access to GE Disability Management systems will not be allowed. However, a periodic update report will be provided. Frequency of update report to be agreed upon between the Company and Supplier. (Insurance Section in EMA describes how Workers’ Comp coverage will be covered.	Dependent on Employee Matters agreement as to who pays cost of disabled employees. If the Company, will just be pass through costs.		GE Corporate Supplier	1 month	Up to point where all Disability cases have returned to work or exhausted their GE benefits

HR-11	IT Application Service	HR Hiring Simplified	Software application to assist with the employee on-boarding process

Supplier to provide continued access and use of Hiring Simplified (a Kinexa 3rd party application) for one to two users in order to run reports using historical data only. During the period post IPO to Trigger Date, Access to these systems will be granted to a limited number of users in order to run reports on historical data only.

These systems will all be available to the business at current cost.

					Annual: $102,000	None	GE Corporate Kaneda	1 month	3 months post Trigger Date

HR-12	Non-IT Support Service	GE International Support / Global Mobility Services for expatriates	GE International Support / Global Mobility Services for Expatriates	Supplier to provide expatriate administration, relocation, immigration and tax preparation services where these services have been provided by Supplier to the Business employees immediately prior to IPO Date. The full suite of services must continue during the transitional period. It is not possible to continue a subset of these services. The length of expatriate transitional support will vary based on the transition of the home and host country payroll to the Company. Typically, when Supplier ceases to support the home country payroll, the expatriate support will also cease. Note: US outbound GMEs will need to transition when US Payroll and Benefits support ceases.	Charges to be billed at the current per employee rate based on the services provided, as applicable to all GE businesses	OHR	GE Corporate		The lesser of 12 months post Trigger Date or the duration of the OHR TSA item

HR-13	Non-IT Support Service	Corporate-sponsored Leadership Training Programs	Corporate-sponsored Leadership Training Programs (HRLP, CLP, OMLP, FMP, ITLP, ECLP)	Supplier to provide training program participants who elect to transfer to the Company upon IPO Date the ability to continue to participate in GE leadership program coursework and receive GE certificates upon graduation from their respective program.	Billed at actual costs		GE Corporate		For duration of current rotational assignment

HR-14	Non-IT Support Service	ISOS—Emergency Travel Services	ISOS—Emergency Travel Services	Subject to the terms of any contracts with the providers, Supplier to make available ISOS and Global Travel Services-includes Medical alerts, repatriation and recommendations for travel-email notification system as well as coordinates medical services on a corporate contract. Supplier will not have liability for these services.	Pass through of actual cost (if service is utilized), no admin cost		GE Corporate		12 months Post Trigger Date

HR-15	IT Support Service	Historical HR Data	Historical HR Data

Supplier to provide Business Payroll, Benefits and HR historical data to the Company.

If data is provided in an existing standard extract format, there will be no cost to the Company. If a new format or customized format is requested by the Company or a third-party is engaged to extract or manipulate the data, the costs will be billed to the Company.

					included in other charges if standard format provided; if customization required, cost to be quoted prior to initiating work		GE Corporate		Prior to TSA Close

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
HR-16	IT Application Service	GE Learning	Online courses	Supplier to provide access to GE Learning and online courseware used by the Company prior to IPO Date.	Annual: $166,000 Variable based upon headcount		GE Corporate		24 months

HR-17	Non-IT Support Service	GE Capital Leadership Learning CoE	GE Capital Leadership Learning CoE	Supplier to provide access to the GE Capital Leadership Learning CoE which provides design, delivery of leadership classes to Company used by the Company prior to IPO Date.	Annual: $466,000		GE Capital		6 months

HR-18	Non-IT Support Service	Medical Facilities in CT	Access to Medical Facilities in CT and Gym Facility at 800 Long Ridge Road in Stamford	Supplier to provide access to the medical facilities in CT and Gym Facilities at 800 Long Ridge Road in Stamford used by the Company prior to IPO Date.	Annual Cost: $57,000 $6 per employee per year		GE Capital		6 months

HR-19	Non-IT Support Service	Training Courses	Training Courses including Crotonville	Supplier to provide training program curricula (including Crotonville leadership, essential skills, finance, HR, Commercial, IT, etc…) to the same extent provided to all GE businesses and consistent with previous levels of support offered to Company. Support includes access to courses offered at Crotonville and other GE Learning Center locations globally and other courses offered regionally at other locations.	Charges to be billed at standardized billing by course as applicable to all GE businesses.		GE Corporate		Until Trigger Date

HR-20	Non-IT Support Service	Employee Assistance Program	Employee Assistance Program	Supplier to provide use of the Employee Assistance Program used by the Company prior to IPO Date.	$17.76 per employee per year		GE Capital		Until Trigger Date

HR-21	Non-IT Support Service	GE Product Purchase Plan	GE Product Purchase Plan	Supplier to provide access to the GE Product Purchase Plan used by the Company prior to IPO Date.	included in other charges		GE Corporate		Until Trigger Date

HR-22	Non-IT Support Service	GE Opinion Survey	GE Opinion Survey	Supplier to provide access to the GE Opinion Survey used by the Company prior to IPO Date.	included in other charges		GE Corporate		Until Trigger Date

Insurance

Ins-1	N/A	Property and Casualty Insurance	Property and Casualty Insurance

Supplier to provide a non-IT Support Service consisting of the continuation of such Insurance coverage for the Company and its relevant Affiliates that was in place prior to IPO Date for the following insurance coverages:

•    Auto Liability

•    General Liability

•    Global Property

•    Specialty

•    Surety

•    Worker’s Compensation

					Based on Actuals Annual Costs: $12,800,000		GE Capital		Until Trigger Date	Refer to master agreement for early termination (prior to Trigger Date)

Information Technology

IT-1	IT Application Service & IT Access Right	Email	Email Infrastructure, e-Mail address use, e-Mail Processing

Supplier will provide to the Company an IT Application Service & IT Access Right in relation to the MS-Exchange server-side application used by the Company prior to IPO Date.

As part of this Transitional Arrangement, GECC will provide to the Company:

•    use of the <employee>@ge.com email address for the Company’s employees (Supplier will work with the Company to define and implement a mutually acceptable method of forwarding <employee>@ge.com email to corresponding Company’s email accounts;

•    SMTP relay;

•    spam filtering,

•    email routing support to domains registered to the Company;

•    Enterprise Mobility Services;

•    system operation and capacity management of Exchange servers;

•    software updates;

•    Relevant AD management;

•    mailbox restoration support; and

•    snapshot of email boxes of the Company’s employees in .pst format as of time of migration to the Company’s email system

(including only email boxes which reside on GE Exchange servers and excluding locally stored folders and mailboxes).

As part of this Transitional Arrangement, Supplier will also provide Second-Level Support.

In addition, Supplier will provide to the Company an IT Access Rights to the following applications:

•    Microsoft Windows Server CALs

•    Microsoft Exchange CALs & Mobility CALS

•    X.509 security certificates

					Based on actual consumption at published GO-IT rates, inclusive of future published rate changes/adjustments IT Assessment: $2301960	GE Network services—WAN or VPN Remote Access	GE Corporate GE Capital Microsoft		24 months

IT-2	IT Application Service	Support Central	Tool used to store files and documents online. Provide portal and generic workflow services across functions.

Supplier will provide to the Company an IT Application Service in relation to the Support Central application used by the Company prior to IPO Date as:

•    A user support request tool;

•    An intranet;

•    A knowledge sharing and collaboration tool (e.g., its GE Folders functionality, GE Libraries, Calendar, GE Wiki);

•    An externally available secure portal for certain third parties (e.g., insurance, collections); and

•    Helpdesk tool.

SupportCentral may be utilized by the Company in support of workflows associated with the Transferred Business, or as required for receipt of other Services defined in the TSA.

As part of this Transitional Arrangement, <GECC> will provide to the Company Second-Level Support in relation to the above application(s).

Project-based elements of this Transitional Arrangement

Supplier will provide to the Company, upon request, the documents (but not the trouble ticket data, workflows or data forms) stored in SupportCentral that were generated by, or are exclusively relevant to, the Company. There may be a charge for this data extract.

					Included in IT Assessments	SSO GE Network services WAN or VPN Remote Access	GE Corporate		12 Months

IT-3	IT Application Service	Collaboration Tools: Instant Messaging and Web Meeting Service	Internal instant messaging system / Instant meeting tool

Subject to the software vendors’ consent(s), Supplier will provide to the Company an IT Application Service in relation to the following collaboration tools: Instant messaging and Web meetings used by the Company.

As part of this Transitional Arrangement, Supplier will also provide Second-Level Support.

					Included in IT Assessments	SSO GE Network services WAN or VPN Remote Access	GE Corporate GE Capital		12 Months

IT-4	IT Application Service	Intranet	InsideGE System

Supplier will provide access to the Inside GE home page, including access to the named applications in the schedule that reside on the home page.

As part of this Service, Supplier will also provide to the Company Second-Level Support in relation to the GE Intranet.

					Included in IT Assessments	GE Network Services—WAN or VPN Remote Access	GE Corporate Brightcove		24 months

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
IT-5	IT Application Service	VPN Remote Access	Remote VPN services including user administration

Supplier will provide to the Company an IT Application Service in relation to remote access services with secure token management enablement through the ACE and RADIUS applications used by the Company prior to IPO Date.

As part of this Transitional Arrangement, Supplier will provide to the Company Second-Level Support, relevant hard tokens and client software.

					$.71 per PC per month	SSO	GE Corporate		18 months	Service Level as provided in Schedule 7

IT-6	IT Application Service or IT Access Right	VisionPLUS	Credit card processing and installment loan software

From IPO Date until Trigger Date, Supplier will provide to the Company an IT Access Right in relation to use of the VisionPLUS and related software used by the Company prior to IPO Date for receivables processing.

After Trigger Date, unless otherwise agreed with PaySys pursuant to Section 2.7(d) of the Agreement, Supplier will provide to the Company an IT Application Service in relation to the VisionPLUS and related software used by the Company prior to IPO Date for receivables processing provided, however the Transferred Business has no Access Right to source code, associated modules or technical documentation. However production use of object code and user documentation is included in the Transitional Arrangement. Permitted Access does not extend beyond the Transferred Business.

As part of the VisionPLUS Service, Supplier will:

•    Provide to the Company Production Support Services in relation to the VisionPLUS software and associated modules using GE preferred third parties.

•    Make available a team with appropriate knowledge of the VisionPLUS software and associated modules, and subject to clauses 2.7 and 5 of the Agreement that team shall make such developments and modifications to the VisionPLUS software application and associated modules.

•    Provide to the Company Second-Level Support in relation to the VisionPLUS software and associated modules.

Also with respect to the VisionPLUS Service,(subject to costs quoted by GECC). <GECC> will:

•    Implement if requested by the Company any software enhancement upgrades that are received from PaySys pursuant to GE’S existing arrangement with PaySys and that are relevant to the Company

•    Use its best efforts to procure for the Company, via GE’s third party arrangements, any developments or modifications to the applicable VisionPLUS software modules and/or Interfaces which are requested by the Company and which are reasonably required to implement:

•   Any changes which are required to the VisionPLUS software as a result of a change in any Applicable Laws

•   The Company’s transition off the VisionPLUS software within the Transition Period to the Company’s designated replacement system

•   Provide if requested by the Company conversion assistance in relation to the Company’s designated replacement system

					Annual Costs: $77,549	GE WAN	GE Capital Paysys		12 months	IT Application Service arrangement does not commence until Trigger Date. Until then, IT Access Right.

IT-7	IT Support Service	GE Network Service—WAN/LAN	Network, switching & support services

Supplier will:

•    permit the Company to use GE’s network, including the network links provided to GE by third parties;

•    provide circuit provisioning services (data and voice) using GE third party providers subject to consent; until such time as Company negotiates their own contracts with 3rd party providers.

•    permit the Company to use IP addresses within the IP range registered by or on behalf of GE;

•    provide to the Company network and switching services particularly in relation to network hub peering points to the GE WAN and internet proxy;

•    provide support to the Company in resolution of network faults and domain name contentions; and provide session management support for connection to the in-scope application system environments,

•    provide device (routers, load-balancers, proxies and switches) management for data center locations

•    provide firewall Management at data center locations

•    provide device (routers) management for domestic branch network each to the extent required by the Company to use the other GE IT Services.

The Parties acknowledge that Supplier may enhance its security standards or requirements pertaining to access to the IT Support Service.

Supplier will provide to the Company Second-Level Support in relation to the Company’s network and systems to the extent that Supplier also uses after IPO Date, and therefore has some expertise in, the same network devices or systems.

On an as requested basis, GECC will transfer ownership of existing circuits to Company (subject to consent) upon the expiry or termination of the use of GE’s 3rd party telecom contracts.

					Based on actual consumption at published GO-IT rates, inclusive of future published rate changes/adjustments Annual costs = $34,872,237	None	GE Go-IT Telecomms Providers		24 months	Service Level as provided in Schedule 7

IT-8	IT Support Service	GO-IT Data Centers	Shared data centers at: • Alpharetta • Cincinnati (Hill) • Cincinnati (Mason)	Supplier will continue to provide floor space, cooling, and associated LAN ports as currently managed by GO-IT. Service includes storage, backup, server hosting including all utilities, and other services consistent with pre-close support and billing included in the current GO-IT billing model.	Included in Data Center—Midrange Charges Based on actual consumption at published GO-IT rates, inclusive of future published rate changes/adjustments	GE Network Services—WAN	GE Go-IT 3rd party data centers		24 months	Service Level as provided in Schedule 7

IT-9	IT Support Service	AS/400	Data Center—AS/400 (US)	AS/400 Computing (hosting and administration related), Storage, Backup, LAN, and associated services in GO-IT Data Centers and remote managed sites (per the configuration at date of Listing). 2 Disaster Recovery tests per year are included in this service.	Annual Costs: $438,151 Based on actual consumption at published GO-IT rates, inclusive of future published rate changes/adjustments	GE Network Services—WAN	GE Go-IT		24 months	Service Level as provided in Schedule 7

IT-10	IT Support Service	Mainframe	Data Center—Mainframe (US)	Mainframe, Storage, Backup, Disaster Recovery services and Network services currently provided by an GO-IT Data Center. Includes continued support and operations of the CA7 job scheduling. 2 Disaster Recovery tests per year are included in this service.	Annual Costs: $19,279,578 Based on actual consumption at published GO-IT rates, inclusive of future published rate changes/adjustments	GE Network Services—WAN	GE Go-IT		24 months	Service Level as provided in Schedule 7

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
IT-11	IT Support Service	Data Center and Business Center - Midrange (US)	Data Center - Midrange (US)

Supplier will provide the company with Data Center hosting, midrange system administration Network Management and associated services within GO-IT Data Centers and remote managed sites where there are GO-IT Fully Managed devices (per the configuration at date of signing)

The scope of Systems administration includes: Windows, Solaris & Linux as well as virtualization platforms (VMWare, Citrix, Solaris Zones and LDOMS)

Data Center Hosting and system administration will adhere to the standards of GO-IT fully managed services including but not limited to:

•    HPA Compliance

•    Level 2 & Level 3 Support

•    Change, Incident & Problem Management

•    Access to System Management tools such as SAPM, SUPM, etc.

•    Server Patching and Vulnerability remediation

•    Software Packaging (Citrix)

•    Standard GO-IT Monitoring & Automation support

•    Data Center Support Services (Hands & Feet)

•    Continued use of HP 4-walls support for Hardware support

•    Access to vendor support agreements provided as part of the GO-IT sysadmin service

•    Avamar data backup and restore services for limited sites

					Based on actual consumption at published GO-IT rates, inclusive of future published rate changes/adjustments Annual Costs: $12,129,000	GE Network Services—WAN	GE Go-IT		24 months

IT-12	IT Application Service	Mark Monitor	Web brand protection services	Supplier will provide web monitoring of GE Capital brands(but not any new company branding) for potential phish manipulation or fraudulent domain redirection used by the Company prior to IPO Date as long as the Company is utilizing some form of GE Capital Branding	included in other charges	None	Mark Monitor		6 months

IT-13	IT Application Service	Commercial Media	Commercial Media

Supplier will provide infrastructure hosting (including 3DNS and DR Site) of current web sites (including gogecapital) used by the Company prior to IPO Date at the Cincinnati and Alpharetta Data Centers.

Commercial Media services also include support for:

•    Responsys eMail Marketing

•    Secure Messaging Portal (SMP)

•    Atlas mobile application

•    Access GE

•    Gomez Application Monitoring service

•    Omniture customer behavior tracking and

•    eCMS

As part of this Transitional Arrangement, GECC will provide 24x7 infrastructure support, outage management, and dedicated content managers.

					Annual charges: $953,625		GE Capital		12 months provided Google licenses are only until Trigger Date

IT-14	IT Support Service	Domain Names	Maintenance and administration of GE Capital domains	Supplier will provide Website URL/DNS registration and management used by the Company prior to IPO Date. Domain names and redirects are in Exhibit A to this Schedule 1.	Annual costs: $149,837 Based on Actuals	None	CSC		Provide notice within 12 months and redirect for 12 months

IT-15	IT Support Service	End User Services in India only	Maintenance and management of end user desk side assets (laptops, desktops, blackberries, WYSE terminals)	Supplier to provide access to and use of Level 2 services to support standard Core Load applications (If Level 1 is unable to resolve the issue they dispatch the case to a Level 2 support individual). Where EUS / DTU is in place “Standard Core Load applications” is extended to include all services delivered under the existing EUS / DTU Local Services Agreement.	Billed directly to the Company by Third Party Supplier subject to an early termination fee equivalent to 15% of fees to the end of the contractual term.	SSO	Dell—Asia	3 Months	24 months	Tri-Party agreement required between GE, Company and Dell upon Trigger Date.

IT-16	IT Support Service	Telecommunications Services (Global)—Voice	Telecommunications Services (Global)—Voice	Supplier to assist in securing continued availability for all voice related services such as Inbound (800 services)/Outbound dialing plans, LEC services.	Charges included in Network WAN/LAN Based on actual consumption at published GO-IT rates, inclusive of future published rate changes/adjustments	None	Various Suppliers		24 months

IT-17	IT Support Service	Telecommunications Services (Global)—Personal Voice	Telecommunications Services (Global)—Personal Voice	Supplier to provide access to Global Telecommunication Services under GE global contracts including: telecomm maintenance plans, long distance calling, audio conferencing, Domestic Calling Cards, International Direct Dials), Granite, Mobile Phones and Blackberries used by the Company prior to IPO Date. Access to Personal Services Portal and MyiTems will continue until such time as these personal services expire.	Annual Costs: $2,618,551 Based upon actuals	None	Various Suppliers		24 months

IT-18	IT Support Service	GDC Access	GDC Support /Outsourcing Connectivity	Supplier to continue to provide communications/ connectivity to outsourced functions in various locations.	Included in Network Costs	Use of GE GDC MSA	Various Suppliers		12 months

IT-19	IT Support Service	GDC’s	Use of GE MSAs with GDCs for terms re: SOWs for application support services	Supplier will provide access to selected GE suppliers under the auspices of GE’s contract for Company’s application maintenance and support services (development and break fix activities) services for software used in business applications used by the Company prior to IPO Date.	Billed directly to the Company by Third Party Supplier	None	Birlasoft iGate Tech Mahindra Pactera (formerly HiSoft) Genpact Softtek		12 Months	Subject to vendor consent at IPO Date for Softtek

IT-20	IT Application Service	Enhanced Authentication Services	Authentication Services

Supplier will provide to the Company an IT Application Service in relation to the Enhanced Authentication Service used by the Company prior to IPO Date.

As part of this Transitional Arrangement, GECC will provide expertise and support for the Company’s EAS environment.

					Annual Costs: $2,170,627	None	GE Capital RSA		18 months	Service Level as provided in Schedule 7

IT-21	IT Support Service	OneGE Helpdesk	Level 1 Helpdesk Services	Supplier will provide access to the OneGE helpdesk service for all level 1 application and infrastructure support as used by the Company prior to IPO.	Annual Costs: $973,000 Based on actual consumption at published GO-IT rates, inclusive of future published rate changes/adjustments	None	GE Go-IT Genpact or CompuCom		24 months	Service Level as provided in Schedule 7

IT-22	IT Application Service	ITAM	Client Asset Management services	Supplier to provide to the Company a GE IT Application Service in relation to the ITAM services (IT client management & application packaging) used by the Company prior to completion.	Annual costs: $76003	GE Network Services—WAN	GE Corporate GE Capital		12 months

IT-23	IT Application Service	Opsware	Server Asset Management services provided by the GE Capital Americas team	Supplier to provide to the Company a GE IT Application Service in relation to the Opsware services (IT server management) used by the Company prior to completion.	$7 per month per server	GE Network Services—WAN	GE Corporate		18 months

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
IT-24	IT Application Service & IT Access Right	Data Loss Prevention	Data Loss Prevention

Supplier to provide IT Application Service & IT Access Right for the Data Loss Prevention services including Digital Guardian and Global Access Controls. The service will include IT Access Rights to Digital Guardian for all existing services and functionality used by the Company prior to IPO Date.

Supplier will provide agent deployment and compliance as used by the Company prior to IPO Date.

As part of this Transitional Arrangement, GECC will provide to the Company:

Continued reporting and metrics on removable media exceptions and agent deployment across agent endpoints.

					Annual costs: $919,366		GE Capital GE Corporate Verdasys CA		18 Months	Service Level as provided in Schedule 7

IT-25	IT Support Service	Telepresence	Telecommunication - Video/Telepresence Services	Supplier to provide continued remote support for Video conferencing, Telepresence and video bridging systems including support for Company rooms and use of shared backend services (bridging, call managers, etc.). Provide assistance to the Company at agreed upon time or prior to termination of TSA term in transitioning services to the Company-specific backend and transition to a new provider. Any transition costs (hardware or labor) will be the responsibility of the Company. the Company will be subject to any new costs or liquidations consistent with all devices and users of GO-IT Video Service offerings.”	Annual Costs: $319,000 Based on Actuals	MS Exchange	Cisco		24 months

IT-26	IT Support Service	MozyPro	Cloud Backups	Supplier will provide to the Recipient access to MozyPro for the purposes of providing cloud backup and restore services for individual personal computers.	Approximately $3900 per month Based upon usage ($4.50 per account per month)		MozyPro		12 months

IT-27	IT Application Service & IT Access Right	Colab	Collaboration Tool	Supplier will provide to the Company an IT Application Service & Access Right for Colab used by the Company prior to IPO Date.	Included in IT Assessments		GE Corporate Cisco		12 months

IT-28	IT Application Service & IT Access Right	ServiceNow	ITIL Tool for Change and Configuration Management	Supplier will provide to the Company an IT Application Service & IT Access Right for ServiceNow used by the Company prior to IPO Date.	Annual Costs: $269904 ($18.70 per user)	SSO	GE Corporate ServiceNow		24 months

IT-29	IT Application Service & IT Access Right	NBSM	NBSM software product supporting credit card, personal loan and mortgage processes

Supplier will provide to the Company an IT Application Service & IT Access Right in relation to the NBSM analytics software used by the Company prior to IPO Date for new customer credit scoring.

As part of this Service, Supplier will also provide Second-Level Support for this software

					Annual Costs: $111,273		GE Capital Experian		180 days

IT-30	IT Application Service	Movi / Cisco Jammer	Movi Desktop software (renamed to CISCO Jabber Video)	Supplier to provide IT Application Service for Movi (Cisco Jammer) desktop video conferencing service used by Company prior to IPO Date	Annual Costs: $ 12,155 (one-time license fee of $150 and a $5 recurring monthly fee) Based upon Actuals	GE Network connection (or through VPN)	GE Corporate CISCO		December 31, 2014

IT-31	IT Support Service	EUS—Core Image & Patching Management	Core Load Management Support & Patch Management

Supplier to provide IT Support Service for Coreload Management services used by Company prior to IPO Date.

Design and build of common, standard Windows 7 GE image, supporting GE approved hardware, providing certified software and individual business settings, presented in 22 different languages. Windows 7 image containing core applications and business required software titles. Online image process driven by client engineer selections, drives business by business software installations and settings.

New core load services will be built on a time and materials basis.

Client patching comprises of two services Windows Software Update Services (WSUS) and PCHS for Windows XP, Windows 7 and Windows 8 PCs including operating system patches, Office 2k3/2k7/2k10 patches and Internet Explorer patches. The WSUS service includes environment management, GE trackable patch distribution, non-GE trackable patch distribution at business request. PCHS application manages the deployment and defect resolution of PC vulnerability remediation (patches) leveraging the software distribution environment (ITAM). Focus areas include Microsoft Super Tuesday patching, non–Microsoft patching such as Adobe products and patch execution data reporting. PCHS package creation, standard process for testing and implementation via business ITAM environments, patching data analysis & reporting, assistance with resolution of issues that arise due to patch deployments (including Microsoft engagement), additional security and configuration toolsets to enhance health of PCs and standardized communication process are included in this service.

					Included in IT Assessment		GE Corporate—Go-IT		24 months

IT-32	IT Support Service & IT Access Right	Security Services—GE Capital	Security Services performed by GE Capital

Supplier to provide IT Support Service for the following services used by Company prior to IPO Date:

•    Provide policy sets and facilitating the deployment of sensors (ESG)

•    Remote forensics imaging - Investigative services through remote forensic imaging of user endpoints (Encase)

•    Security Incident management, tracking, and metrics; Trending information around security incidents can be provided upon request.

•    Ad-hoc reporting, troubleshooting, report template creating, user access provisioning, and act as the liaison between Corporate and Company (Qualys)

•    Provide compliance tracking of endpoint deployments (McAfee EPO)

•    Tracking of assessment completions, provide escalation point and issue management (Blue Team)

•    Tracking of assessment completions, provide escalation point and issue management (Red Team)

•    Tracking of remedial actions, compensating controls, and mitigation recommendations (3PC)

•    Regularly scheduled reporting of current open vulnerabilities, and outstanding operational variance and exceptions. Report on current authentication and scan coverage of the tool set (Vulnerability Mgmt)

•    HPA activity reports, alerting, ticketing processing, issue management and metrics

					Annual Costs: $9,600,000		GE Capital		24 Months provided Encase licenses are only 18 months

IT-33	IT Support Service	CTO—Capital IT Risk Solutions Group	IDM & Critical Path, Active Directory Services

Supplier will continue to provide access and support to the existing services and functionalities offered by the CTO organization, used by the Company prior to IPO Date.

As part of this Transitional Arrangement, Supplier will provide to the Company:

•    Support for Sun IDM and access to Critical Path, including managing, monitoring, configuring and troubleshooting issues related to the infrastructure;

•    Authentication to Domain Services that manage user logins to the GE Domain used by the Company prior to completion including Active Directory authentication services, DNS name resolution services, and Active Directory group administration (as per GE security policy), upgrades, Password Reset/Account Lockout cases, and Implementation of AD Design Changes

•    Deployment of DG, Splunk, CA Access Control (AC) and UNAB policies; Troubleshooting and leading upgrades (new versions); Installation; and configuration.

Supplier will only support a trustless AD migration between GECC domain and Company during the TSA period.

					Annual Costs for: $654,373		GE Capital		24 Months	Service Level as provided in Schedule 7

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
IT-34	IT Support Service & IT Access Right	Identity & Access Controls	Identity & Access control solutions & services

Supplier will provide creation of digital identity, authorization of identity to applications and ability to authenticate/provide access to integrated applications based on identity. The applications required to support these processes may include:

•    Identity Management Services (IDM)

•    Directory Services (Corp Directory & SunOne)

•    Dual Factor Authentication services (RSA - SecureID & SmartCard)

•    Authentication Services (SiteMinder)

•    Access Review Services (ART/OIA)

•    Enterprise Password Vault (CyberArk)

•    Data Transfer Services (Critical Path)

					Included in IT Assessments Any project work will be billed separately		GE Corporate		24 Months	Service Level as provided in Schedule 7

IT-35	IT Support Service & IT Access Right	Security Infrastructure & SIEM	Client, server & network security solutions & services

Supplier will provide services and support to the Company specific to the following services which may include use of the listed applications:

•    Email & Application Encryption (Digital Certificates)

•    Antivirus/Anti-Malware (Sophos & McAfee EPO)

•    Data encryption (Vormetric)

•    Detection solutions (ESG)

•    Centralized log collection, aggregation and reporting (Splunk)

					Charges included in Security Services—GE Capital Any project work will be billed separately		GE Corporate		24 Months

IT-36	IT Support Service & IT Access Right	Threat & Vulnerability services	Threat & Vulnerability services

Supplier will provide services and support to the Company specific to the following services, which may include the use of the listed applications:

•    Cyber Intelligence services (CRITS, CTU) and Incident response services

•    Subscription service and support contacts for Vulnerability scanning (Qualys)

•    Security related reporting console (IRIS)

•    Threat simulation engagements (Red Team)

•    Application vulnerability assessments (Blue Team)

•    Vulnerability tools

•    Third party security assessments (3PC)

					Charges included in Security Services—GE Capital Any project work will be billed separately		GE Corporate	Price is locked in for 12 calendar months as of January 1 for Qualys software	24 Months	Service Level as provided in Schedule 7

IT-37	IT Support Service	CTO—Compute Services	Support Windows, Linux, Unix storage machines. Solutions Architecture Consultation. Storage Management Solution. Coordinate between business and GE teams for 4th Level Escalations on all devices.

Supplier will provide access to and use of Compute services and functionalities used by the Company prior to IPO Date.

As part of this Transitional Arrangement, GECC will provide to the Company:

•    Life Cycle Management. Review all changes that are introduced into the environment. Ensure they meet with the current technology stack.

•    Work with the IT application teams of the Capital businesses and Capital HQ to help develop server & storage infrastructure requirements and plans.

•    Project management for medium to large storage infrastructure / engineering projects.

					Annual Cost: $4,601,339		GE Capital		24 months

IT-38	IT Support Service	Software Procurement, Governance and Administration of Licenses for Software	Software Procurement and Administration of Licenses for Desktop and Open Source Software	Supplier will provide an IT Support Service for software procurements and administration of software licenses using EARL (and Aspera) used by the Company prior to IPO Date.	Annual Cost: $105,565		GE Capital		24 months

IT-39	IT Support Service	Gcom	Cloud Based Telephony Solution	Supplier will provide an IT Support Service for GCom used by the Company prior to IPO Date.	$21 per user per month	SSO	GE Corporate		24 months

IT-40	IT Support Service	Digital Certificates (SSL-Digital Signature)	A digital certificate establishes your credentials when doing business or other transactions on the Web.	Supplier will provide an IT Support Service for Digital Certificates used by the Company prior to IPO Date.	Included in Domain Name Charges	SSO	GE Corporate CSC		24 months

IT-41	IT Application Service	DevCloud	The Dev Cloud is built on the Confluence, JIRA, and Bamboo products under the standard End User License Agreement provided by the vendor Atlassian

Supplier will provide an IT Application Service for DevCloud used by the Company prior to IPO Date.

Supplier will provide, on an as requested basis, data extracts up to and including the limits of the software. Any project-based work would be separately priced.

					included in other charges		GE Corporate Software COE		6 months

IT-42	IT Application Service	Media Central and Video Central	Media Central and Video Central	Supplier will provide an IT Application Service for Media Central and Video Central used by the Company prior to IPO Date.	included in other charges		GE Corporate		6 months

IT-43	IT Support Service	Microsoft Premier Contract	Microsoft Premier Contract	Supplier will provide an IT Support Service to the Microsoft Premier Contract used by the Company prior to IPO Date.	Annual Costs: $6,350		GE Corporate Microsoft		6 months

IT-44	IT Support Service	NOLA IT Resources	NOLA IT Resources

Supplier will provide as an IT Support Service the continued availability of GECC NOLA Technology Center resources supporting the Company during the [X] months prior to IPO Date for the following roles:

System Engineer – MQ Administrator

Application Engineer—J2EE, Weblogic—IT Applications

System Engineer – J2EE / JSP—E Commerce

Manager, IT Projects

Lead Data Warehouse Developer

Data Warehouse Developers (2)

The GECC resources providing the services to Company shall not be restricted from posting for a new role at any time during the TSA period. If one of the employees takes another position, GECC’s obligations to provide Company with the services performed by such employee will cease on the day the employee leaves the NOLA role.

					Annual Costs: $1,389,580		GE Capital		The earlier of (i) 24 months and (ii) the GECC employee’s last day of employment by the NOLA Technology Center within their current role.

IT-45	IT Support Service	Mobile COE	Enterprise signing of IOS mobile apps and hosting of enterprise mobile apps on internal mobile AppStore	Supplier will provide an IT Support Service for the Mobile COE used by the Company prior to IPO Date.	included in other charges		GE Corporate		6 months

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
IT-46	IT Support Service	Digital Signage Service	Digital signage service – Cloud based solution that allows users to go to a website (CCHD) and upload content (pictures, videos, etc.) and push that content down to displays at various sites.	Supplier will continue to provide an IT Support Service for Digital Signage Boards used by the Company prior to IPO Date.	$35 per media device Based on actual consumption at published GO-IT rates, inclusive of future published rate changes/adjustments		GE Corporate Industry Weapon Cisco Digital Media Manager (until August 2014)		24 months

IT-47	IT Support Service	End User Services (US and Canada)	Maintenance and management of end user desk side assets (laptops, desktops, blackberries, WYSE terminals)	Supplier to provide access to and use of Level 2 services to support standard Core Load applications (If Level 1 is unable to resolve the issue they dispatch the case to a Level 2 support individual). Supplier will continue to provide hardware (PC and IMAC) full lifecycle management services as defined in our EUS and DTU agreements.	Billed directly to the Company by Third Party Supplier		CompuCom		24 months

IT-48	Non-IT Support Service	Offsite Paper and Media Storage	Offsite Paper and Media Storage	Supplier will continue to provide a Non-IT Support Service for offsite paper and media storage used by the Company prior to IPO Date.	Billed directly to the Company by Third Party Supplier		Iron Mountain		24 months

IT-49	IT Support Service	Hosting Services for Internet Facing Applications	Hosting Services for Internet Facing Applications	Supplier will continue to provide an IT Support Service for Data Center Hosting Services for Internet Facing Applications used by the Company prior to IPO Date.	Billed directly to the Company by Third Party Supplier		Savvis		Until Trigger Date

IT-50	IT Application Service & IT Access Right	HP Tools	Quality Centre / ALM ITG Topaz/BAC Sitescope

Supplier will provide access to the centralized software application Quality Centre / ALM used by the Company prior to IPO Date for a transitional period.

Supplier will provide access to the centralized software application ITG for Change Management used by the Company prior to IPO Date for a transitional period.

Supplier will provide use of centralized software application Topaz/BAC instance for monitoring applications used by the Company prior to IPO Date.

Supplier will provide use of centralized software application Sitescope instance for monitoring applications used by the Company prior to IPO Date.

					Annual costs: $349,972	SSO	HP		18 months

IT-51	IT Application Service & IT Access Right	Mobility Software for Encryption on IOS Devices	Mobility Software for Encryption on IOS Devices	Supplier will provide to the Company an IT Application Service & IT Access Right for Good encryption mobility software used by the Company prior to IPO Date for IOS devices. Post-Trigger Date, Browser access to the GE network will be disabled.	$10 per device per month (Costs included in Personal Voice)		Good		12 months

IT-52	IT Application Service & IT Access Right	Mobility Software for Device Management on IOS Devices	Mobility Software for Device Management on IOS Devices	Supplier will provide to the Company an IT Application Service & IT Access Right for Enterprise Mobility Management software used by the Company prior to IPO Date for IOS devices.	$10 per device per month (Costs included in Personal Voice)		Airwatch		24 months

IT-53	IT Application Service	GenSuite	Environment Health and safety program management application	Supplier to provide an IT Access Right to Gensuite application for Environment Health and safety program management	Billed directly to the Company by Third Party Supplier	SSO and GE Network WAN	GE Capital Gensuite		Until Trigger Date

Software Licenses

SL-1	IT Access Right	SAS Desktop Licenses	SAS software product supporting risk and marketing analytics	Supplier will provide to the Company an IT Access Right in relation to use of the SAS management information system (MIS) and risk analytics software used by the Company prior to IPO Date in relation to scoring for the Company’s lending business.	Annual Costs: $350,539	None	GE Capital SAS	Price is locked in for 12 calendar months as of January 1	End of calendar year or if Trigger Date occurs past 1-November

SL-2	IT Access Right	Connect Direct	Connect Direct software product supporting point-to-point data transfer services	Supplier will provide to the Company an IT Access Right in relation to the existing portion of the installed base of the Connect Direct software derived from the Supplier master software license used by the Company prior to IPO Date as a data transfer application.	Annual Costs: $179,210		GE Capital Sterling Commerce	Price is locked in for 12 calendar months as of January 1	6 months

SL-3	IT Access Right	NICE	Call recording software licenses, as well as professional services and maintenance	Supplier to continue to provide ongoing use of Nice software and maintenance used by the Company prior to IPO Date.	Billed directly to the Company by Third Party Supplier	None	NICE		18 months

SL-4	IT Access Right	Oracle	Oracle Technology Products	Supplier will provide to the Recipient access to Oracle support / maintenance in relation to the existing installation base of Oracle Technology Products used by the Recipient prior to IPO Date for Server Relational Database Management System.	Annual Costs: $1,407,429	None	Oracle	Price is locked in for 12 calendar months as of January 1	12 Months

SL-5	IT Access Right	Salesforce.com	Salesforce.com	Supplier will provide to the Company an IT Access Right for Salesforce.com used by the Company prior to IPO Date.	Billed directly to the Company by Third Party Supplier	SSO	GE Corporate Salesforce.com		6 months

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
SL-6	IT Access Right	Computer Associates	Computer Associates Software

Supplier will provide an IT Access Right for the following Computer Associates software used by the Company prior to IPO Date:

Autosys

eHealth

Spectrum

Introscope

Wiley

Access Controls

Server Automation

Dispatch

MIM

Application Performance Manager

					Billed directly to the Company by Third Party Supplier		Computer Associates		6 months

SL-7	IT Access Right	HP	HP Software

Supplier will provide an IT Access Right for the following HP software used by the Company prior to IPO Date:

Openview

Openview DBSPI Plugin

Autonomy

Enterprise Secure Key Manager

Operations Manager

Application Response Measurement

Openview Measureware

Siteseer

Web Inspect

OCR

Insight Manager

Insight Manager

Business Availability Center

					Billed directly to the Company by Third Party Supplier		HP		6 months

SL-8	IT Access Right	Citrix	Citrix Software	Supplier will provide an IT Access Right for Citrix software used by the Company prior to IPO Date.	Billed directly to the Company by Third Party Supplier		Citrix		6 months

SL-9	IT Access Right	IBM	IBM Software

Supplier will provide an IT Access Right for the following IBM software used by the Company prior to IPO Date:

Filenet

Bsafe

Advanced Case Manager

WTX

Content Manager

Udeploy

MQ Series

Algorithmics

Gentran

					Billed directly to the Company by Third Party Supplier		IBM		6 months

SL-10	IT Access Right	Oracle	Oracle Software

Supplier will provide an IT Access Right for the following Oracle software used by the Company prior to IPO Date:

RMAN

ZFS Storage

eSSO

eBusiness Suite

Oracle Financials Receivables

Oracle Financials G/L

Discoverer

ADI

SOA Suite

UCM

Web Logic

KMS Manager

SL Console

					Billed directly to the Company by Third Party Supplier		Oracle		6 months

SL-11	IT Access Right	Symantec	Symantec Software	Supplier will provide an IT Access Right for the following Symantec software used by the Company prior to IPO Date: Netbackup Storage Foundation Gdisk PGP Anti-Virus Veritas SIEM Symcli	Billed directly to the Company by Third Party Supplier		Symantec		6 months

SL-12	IT Access Right	VMWare	VMWare Software	Supplier will provide an IT Access Right for VMware software used by the Company prior to IPO Date: • VMWare • Virtual Center • VMWare Site Recovery Manager • VMWare View • HA Application Monitoring	Annual Charges: $265,366		VMWare	Price is locked in for 12 calendar months as of January 1	6 months

SL-13	IT Access Right	ASG	ASG Software	Supplier will provide an IT Access Right for the following <vendor name> software used by the Company prior to IPO Date: TMON CICS Jobscan Docutext Document Direct DocuAnalyzer	Billed directly to the Company by Third Party Supplier		ASG		18 months

SL-14	IT Access Right	Anixis	Anixis Software	Supplier will provide an IT Access Right for the following Anixis software used by the Company prior to IPO Date: Password Policy Enforcer	Billed directly to the Company by Third Party Supplier		Anixis		6 months

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
SL-15	IT Access Right	NetApp	Netapp Software	Supplier will provide an IT Access Right for the following Netapp software used by the Company prior to IPO Date: OnCommand Distributed Fabric Manager OnCommand System Manager	Billed directly to the Company by Third Party Supplier		NetApp		6 months	Subject to vendor consent at Trigger Date

SL-16	IT Access Right	Avaya	Avaya Software	Supplier will provide an IT Access Right for Avaya software used by the Company prior to IPO Date.	Billed directly to the Company by Third Party Supplier		Avaya		6 months

SL-17	IT Access Right	EMC	EMC Software

Supplier will provide an IT Access Right for the following EMC software used by the Company prior to IPO Date:

Control Center

Data Protection Advisor

Powerpath

Prosphere

Recover Point

SMC Web Console

Solution Enabler

SRDF

Symmetrix Performance Analyzer

Timefinder

Unified Manager

Watchnet

Application Xtender

ATMOS

DiskXtender

Avamar

Unisphere

Virtual Storage Integrator

Navisphere

					Billed directly to the Company by Third Party Supplier		EMC		6 months

SL-18	IT Access Right	Microsoft Office Professional 2010	Microsoft Office Professional 2010	Supplier will provide an IT Access Right for the following Microsoft software used by the Company prior to IPO Date: Office Professional 2010	Included in IT Assessment		Microsoft		6 months

SL-19	IT Access Right	Microsoft	Microsoft Software	Supplier will provide an IT Access Right for the following Microsoft software used by the Company prior to IPO Date: WSUS Project Visio Key Management Server (KMS)	Billed directly to the Company by Third Party Supplier		Microsoft		18 months

SL-20	IT Access Right	PKWare	PKWare Software	Supplier will provide an IT Access Right for PKWare software used by the Company prior to IPO Date.	Annual: $5,755		PKWare		6 months

SL-21	IT Access Right	IBM Websphere	IBM Websphere Software	Supplier will provide an IT Access Right for IBM Websphere software used by the Company prior to IPO Date.	Annual: $840.978		IBM	Price is locked in for 12 calendar months as of January 1	6 months

SL-22	IT Access Right	Fair Isaac	Fair Isaac Software	Supplier will provide an IT Access Right for Falcon software used by the Company prior to IPO Date: Falcon RMS-NG London Bridge	Billed directly to the Company by Third Party Supplier		FICO		24 months

SL-23	IT Access Right	eFax	eFax	Supplier will provide an IT Access Right for eFax software used by the Company prior to IPO Date.	Billed directly to the Company by Third Party Supplier		J2Global		6 months

SL-24	IT Access Right	Dell Software (formerly Quest)	Dell Software (formerly Quest)

Supplier will provide an IT Access Right for Dell software used by the Company prior to IPO Date:

Vfoglight

Quest Change Auditor (AD)

Quest Migration Manager (AD)

Script Logic

Quest Migration Manager for PSTs

Toad for Oracle Expert, DBA Suite, RAC Edition

Quest In Trust

Recovery Manager

Quest Reporter

					Billed directly to the Company by Third Party Supplier		Dell		6 months

SL-25	IT Access Right	Deloitte & Touche’s ABS-Suite	Deloitte & Touche’s ABS-Suite	Supplier will provide an IT Access Right for Deloitte & Touche software used by the Company prior to IPO Date: ABS-Suite	Billed directly to the Company by Third Party Supplier		Deloitte & Touche		6 months

SL-26	IT Access Right	Ensighten Software	Ensighten Software	Supplier will provide an IT Access Right for Ensighten software used by the Company prior to IPO Date.	Billed directly to the Company by Third Party Supplier		Ensighten		6 months

SL-27	IT Access Right	Cisco Software	Cisco Software	Supplier will provide an IT Access Right for Cisco software used by the Company prior to IPO Date: ICM/Geotel Secure Access Control System NCS Prime Fabric Manager	Billed directly to the Company by Third Party Supplier		Cisco		12 months

SL-28	IT Access Right	Forum Sentry Software	Forum Sentry Software	Supplier will provide an IT Access Right for Forum Sentry software used by the Company prior to IPO Date.	Billed directly to the Company by Third Party Supplier		Forum Systems		12 months
SL-29	IT Access Right	F-Check software	F-Check software	Supplier will provide an IT Access Right for F-Check used by the Company prior to IPO Date.	Billed directly to the Company by Third Party Supplier		Integrity		6 months

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
SL-30	IT Access Right	OpNet Software	OpNet Software	Supplier will provide an IT Access Right for OpNet used by the Company prior to IPO Date:	Billed directly to the Company by Third Party Supplier		Riverbed		12 months

SL-31	IT Access Right	Watchlist Screening	Fircosoft software based tool to perform watchlist screening.

Supplier will provide to the Company an IT Access Right in relation to the Fircosoft software used by the Company prior to IPO Date for customer, merchant, and existing employee/contingent worker screening against watchlists.

Additionally, GECC will provide a copy of the watchlist file to the Company as provided prior to IPO Date.

					Annual Costs: $55,917		Fircosoft		24 months

SL-32	IT Access Right	Model Builder	Software-based payment card fraud detection systems	<Supplier> will provide to the Recipient an IT Access Right in relation to the existing installation base of Model Builder MBPA and Model Builder MBDT software used for scorecard development.	Charged locally		Fair Isaac		24 months

SL-33	IT Access Right	GES	Global Enterprise System used for workflow associated with Lease Management	Supplier to provide an IT Access Right to GES application used by the Company prior to IPO Date	included in other charges		IBM		6 months

SL-34	IT Access Right	Business Objects	Business Objects	Supplier to provide an IT Access Right to Business Objects used by the Company prior to IPO Date	Billed directly to the Company by Third Party Supplier		SAP		12 months

SL-35	IT Access Right	Kronos	Kronos	Supplier to provide an IT Access Right to Kronos used by the Company prior to IPO Date	Billed directly to the Company by Third Party Supplier		Kronos		6 months

SL-36	IT Access Right	UC4 Software	UC4 Software	Supplier to provide an IT Access Right to UC4 Software used by the Company prior to IPO Date: V8 Application Manager	Billed directly to the Company by Third Party Supplier		UC4		18 months

SL-37	IT Access Right	Ensighten Software	Ensighten Software	Supplier to provide an IT Access Right to Ensighten used by the Company prior to IPO Date	Billed directly to the Company by Third Party Supplier		Ensighten		6 months

SL-38	IT Access Right	TRECS Software	TRECS Software	Supplier to provide an IT Access Right to TRecs used by the Company prior to IPO Date	Billed directly to the Company by Third Party Supplier		Chesapeake Systems		6 months

SL-39	IT Access Right	Lexis Nexis Software	Lexis Nexis Software	Supplier to provide an IT Access Right to Lexis Nexis software used by the Company prior to IPO Date: AFQD verid Bridger Insight Lexis Nexis SBFE, Banko One Time Passcode	Billed directly to the Company by Third Party Supplier		Lexis Nexis		6 months

SL-40	IT Access Right	Accuity Software	Accuity Software	Supplier to provide an IT Access Right to Accuity Financial Application used by the Company prior to IPO Date	Billed directly to the Company by Third Party Supplier		Accuity		6 months

SL-41	IT Access Right	Adobe Software	Adobe Software	Supplier to provide an IT Access Right to Adobe Software used by the Company prior to IPO Date: Dreamweaver Acrobat Professional	Billed directly to the Company by Third Party Supplier		Adobe		6 months

SL-42	IT Access Right	PingFederate	PingFederate	Supplier to provide an IT Access Right to PingFederate used by the Company prior to IPO Date	Billed directly to the Company by Third Party Supplier		Ping Identity		6 months

Legal

Leg-1	IT Application Service & IT Access Right	GEMS	GEMS—Corporate Compliance	Supplier to provide IT Access rights and IT Application Service for GEMS for Corporate Governance used by the Company prior to IPO Date.	Annual Charge: $4239	SSO	GE Capital Computershare Governance Services Inc.		Until Trigger Date

Leg-2	IT Application Service & IT Access Right	T360—Litigation and Legal Billing	Matter Management (litigation) and billing/PO functions.	Supplier to provide an IT Application Service & IT Access Right for T360 as used by the Company prior to IPO Date.	$2000 Any custom extract work will be charged separately.	SSS/AP SSO	GE Corporate T360		8 months

Leg-3	IT Application Service	Atlas Legal Hold	Atlas Legal Hold	Supplier to provide an IT Application Service for Atlas Legal Hold as used by the Company prior to IPO Date.	$2000 Any custom extract work will be charged separately	SSO	GE Corporate		9 months

Leg-4	IT Application Service	Inventor Center	Patent submission system	Supplier to provide access to relevant data and use of application, including support, to enable migration of required historical data of acquired entities and assets to Company systems	$1000 a month + $250 per hour of data extraction	SSO, IDM, Support Central	GE Corporate		6 months

Leg-5	IT Application Service	Page	Patent docket database	Supplier to provide access to relevant data and use of application, including support, to enable migration of required historical data of acquired entities and assets to Company systems	$2,000 a month which includes 10h of service. Any additional hour required costs an additional $250—Data extractions costs $250 per hour	SSO, IDM, Support Central	GE Corporate		6 months

Leg-6	IT Support Service	IPPO	Trademark database for all GE	Supplier will work with Company to effectuate the transfer of the relevant trademark data to Companys docketing system. Supplier will run IPPO reports on all marks acquired by Company as requested during the transition period.	$1000 a month. $120 per hour for data extraction		GE Corporate		6 months
Real Estate, EHS and Facilities

RE-1	IT Application Service	Site Security Access System (Picture Perfect)	Site Security Access System	Supplier to provide an IT Application Service to Picture Perfect application used by the Company prior to IPO Date	included in other charges		GE Capital Red Hawk		The sooner of 9 months or Trigger Date

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
RE-2	Non-IT Support Service	Facilities	Facilities Usage in Hoffman Estates, Chicago and Van Buren	Supplier to provide access to and use of the following Facilities used by the Company prior to IPO Date: Hoffman Estates, IL; Chicago, IL; and Van Buren, MI	Annual Costs: $1,087,239		GE Capital		December 31, 2014

RE-3	Non-IT Support Service	EHS	Environment Health and Safety Support	Supplier to provide Environmental, Health & Safety Services used by the Company prior to IPO Date.	included in other charges		GE Capital		Until Trigger Date

RE-4	Non-IT Support Service	Legal Support for existing leases	Legal Support for existing leases	Supplier to provide Legal support to assign, obtain consents, seek GECC removal from lease liability and to draft and negotiate leases and lease amendments, as used by the Company prior to IPO Date.	Annual Costs: $14,283 The amount is an estimate that subject to increase based on historical billing practices		GE Corporate		Until Trigger Date

RE-5	Non-IT Support Service	Physical Security	Physical Security	Supplier to provide Physical Security Services used by the Company prior to IPO Date.	Billed directly to the Company by Third Party Supplier		GE Capital G4S		Until Trigger Date

RE-6	Non-IT Support Service	Facility Management	Facility Management	Supplier to provide Facility Management Services at the Stamford Campus used by the Company prior to IPO Date.	Annual Cost: $2,711,454 (This amount is an estimate only and is subject to increase based on the parties’ practices prior to the IPO Date and/or the cost incurred by GECC for providing facility management services to the Company at the Stamford Facility)		GE Corporate		The earlier of the two: within 90 days after GECC vacates the Stamford Facility; or 24 months

Risk

Risk-1	IT Application Service & IT Access Right	EOR System (MetricStream)	System of Record for Operational Risk information

Supplier to provide an IT Application Service and IT Access Rights to EOR (MetricStream) application for Operational Risk Management. It includes issues, risk assessments, control information, internal loss data, supplier risk assessments and key risk indicators.

As part of this Service, Supplier will also provide limited functional support for this service.

Any data migration requests will require 90 days lead time.

					Annual Costs: $80,000 Need to include project costs for separate Blue instance and new run costs as model has now changed	SSO GE Network Access ServiceNow	GE Capital MetricStream		24 Months	Service Level as provided in Schedule 7

Risk-2	IT Application Service	Carma	Inventory of Models and Workflow Engine	Supplier to provide an IT Application Service to Carma application used by the Company prior to IPO Date.	included in other charges	SSO	GE Capital		12 months

Risk-3	IT Application Service	GCF eBoardroom	Deal Workflow Tool	Supplier to provide an IT Application Service to GCF e-Boardroom application used by the Company prior to IPO Date.	included in other charges	SSO	GE Capital		6 months

Risk-4	IT Application Service	Ark	Credit Rating Tool for Public Companies	Supplier to provide an IT Application Service to Ark application used by the Company prior to IPO Date.	included in other charges	SSO	GE Capital		The sooner of: 9 months; or Until Trigger Date

Risk-5	IT Application Service	Stress Testing Model	Stress Testing Model	Supplier to provide an IT Application Service to the Stress Testing Model used by the Company prior to IPO Date.	included in other charges	SSO	GE Capital		6 months

Risk-6	Non-IT Support Service	Risk Services	Risk Services including E-Cap, Stress Testing, and Model Validation

Supplier to provide Non-IT Support Services for the following Risk Services used by the Company prior to IPO Date:

•    e-Cap—Determining Debt/Equity structure which in turn drives funding requirements

•    Stress Testing—Semi-annual exercise that documents financial performance before, during, and after various levels of stress (mild to severe).

•    Model Validation—Models are inventoried and periodically validated to ensure accuracy and that certain quality control standards are met.

					included in other charges		GE Capital		Until Trigger Date

Risk-7	IT Application Service & IT Access Right	Records Management Tools	Records Management Tools including EMRT and Zazio VRI	Supplier to provide an IT Application Service & IT Access Right for the following Records Management Tools as used by the Company prior to IPO Date: EMRT Zazio VRI	included in other charges	SSO GE Network Access	GE Capital Zazio		The sooner of 9 months or Trigger Date

Risk-8	IT Application Service	e-Cap (Consumer Simulation Engine)	e-Cap (Consumer Simulation Engine)	Supplier to provide an IT Application Service to the Consumer Simulation Engine used by the Company prior to IPO Date.	included in other charges		GE Capital		Until Trigger Date

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
Sourcing
Src-1	IT Application Service & IT Access Right	SSS Purchasing / AP Platform	Oracle based Buy to Pay and Purchasing system

Supplier to provide continued access to, use of, and support of the SSS application as used by the Company prior to IPO Date. These Services include:

•    Purchase Order Processing: Assumes access to Support Central and SSO capability.

•    Indirect Catalog (Punchouts): Where acquired business can demonstrate contractual entitlement with the punch out vendor (bridge or new contract), GE to provide access to catalog data and subscriptions for indirect purchasing system.

•    Oracle Sourcing e-Auction tool: GE to provide access to, use of, and support of the Oracle Sourcing application as is currently provided. e-Auction (Not currently used by the Company).

•    Access to Vendor Management repository (Aravo).

•    Access to Spend Analytics data and tools

•    System Administration Support to the business for technical issues related to SSS access and use.

(Note: This service is subject to the direction of the SSS capability for GE Businesses).

					Annual Cost : $1,381,054	SSO	GE Corporate Oracle		24 months	R12 Upgrade required by March 2015. if Company does not move to R12, SSS R11 usage will end when GE retires R11 after March 2015. Service Level as provided in Schedule 7

Src-2	Non-IT Support Service	SSS AP Invoice Processing	SSS AP Invoice Processing

Supplier to continue to provide the Account Payables services for the Oracle SSS application as used by the Company prior to IPO Date.

Provision of services shall include:

•    Access to AP workflow solutions: This refers to any application designed to work with the global SSS Accounts Payable system. These include any imaging servers used to associate scanned images of invoices to invoice data entered into the SSS Accounts Payable system and to allow interaction between the Business user and the GE AP support team agents. GE to provide continuing access to, use of, and support of the AP workflow solutions as is currently provided. Subject to the Company purchasing any additional required own license for use of any such AP workflow solution.

•    Check Printing: SSS AP currently uses EPIQ Systems as its check printing service in North America where daily files are sent from the A/P system for invoice payment runs. GE to provide access to, use of, and support of the EPIQ Systems application as is currently provided.

•    Payment COE: The Pay COE team is responsible for supporting the SSS Payables process and providing first line support for any detected issues with payments to be processed by electronic means (e.g. EFT or Wire transfers). If necessary, Pay COE will also liaise with GE Treasury & the relevant banks concerning the resolution of any issues with payments.

•      Mailroom services: The service includes mail receipt, sorting & preparation for scanning as well as the scanning activity itself plus rescanning if required. This service is dependent, amongst other things, upon the GE service provider receiving invoices that are compliant and of sufficient quality to allow identification of ownership and scanning.

•    Data entry of invoice information: GE will provide timely and accurate input of all paper invoices received from the business unit or vendor provided that the invoices are compliant and of sufficient quality to allow the relevant information to be input into the GE AP system.

•    AP Customer Service: GE to provide support for the invoice payment process including dealing with reasonable inquiries from vendors and business users and will act upon reasonable instructions to ensure that invoices are paid on time or rejected back to the vendor as the case may be.

•    IPO Date support: GE is to adhere wherever possible to the business IPO Date schedule and to take appropriate actions to ensure the business requirements are met as per agreed SOPs and with instructions from the business unit.

•    Document storage & retrieval services for paper invoices: When required by the business this service can be provided through 3rd party providers and the business will be charged accordingly.

					The through April rate is $3.74/invoice/month. The next rates will be defined in March and start effectively May . Rates are defined by 1QAnnually, and are announced before effective start dates		GE Corporate Oracle		24 months	R12 Upgrade required by March 2015. if Company does not move to R12, SSS R11 usage will end when GE retires R11 after March 2015.

Src-3	Non-IT Support Service	Ongoing Supplier Screening	Ongoing Supplier Screening	Supplier to provide a non-IT Support Service for the ongoing watchlist screening of suppliers as used by the Company prior to IPO Date.	included in other charges		GE Corporate		24 months

Src-4	IT Support Service	EMIS Central Settlement	SSS AP Vertical System for processing and payment of energy and utility invoices	Energy and Utility account invoices are processed via a 3rd party vendor in the GE EMIS tool. Payment files are sent to SSS for payment by Corporate. Invoices are processed through IBS for charging the corresponding business. The tool is used for aggregating purchase of energy contracts and managing demand of facilities.	10.50 USD Minimum or 0.44 % of Invoice Amount up to 900 USD Maximum per invoice plus 5 USD Per Invoice for SSS processing		GE Corporate		24 months	R12 Upgrade required by March 2015. if Company does not move to R12, SSS R11 usage will end when GE retires R11 after March 2015.

Src-5	IT Support Service	TEMS	SSS AP Vertical System for processing and payment of telecom invoices	Telecom invoices payment system. The Verticals team provides implementation and integration support for the application. The team monitors invoice transactions that are sent to the SSS and ensures that invoice transactions post to the respective AP system.	6 % of Invoice Amount plus 5 USD per transaction for SSS processing Charges included in Telecom Charges		GE Corporate		24 months	R12 Upgrade required by March 2015. if Company does not move to R12, SSS R11 usage will end when GE retires R11 after March 2015.

Src-6	IT Support Service	GETServices (SSS AP Vertical System for processing and payment of temporary labor invoices)	GETServices	Temporary labor requisition and invoices payment system. The Verticals team provides implementation and integration support for the application. The team monitors invoice transactions that are sent to the SSS and ensures that invoice transactions post to the respective AP system. In addition to the implementation and integration support, the verticals team also provides production support for the GEtServices application which involves both functional and technical support to suppliers and GE business support teams.	Charges included in SSS/AP Charges		GE Corporate		24 months	R12 Upgrade required by March 2015. if Company does not move to R12, SSS R11 usage will end when GE retires R11 after March 2015.

Src-7	IT Support Service	V-Payment (V-Payment processing)	V-Payment	Supplier to continue to provide access to and use of the v-payment application including purchasing and processing.	Charges included in SSS/AP Charges		GE Corporate American Express		18 months	R12 Upgrade required by March 2015. if Company does not move to R12, SSS R11 usage will end when GE retires R11 after March 2015.

Src-8	Non-IT Support Service	Vendor Management COE	SSS AP Vendor management services through 3rd party provider	Vendor Management Center of Excellence (VMCOE) maintains the Global Supplier List (GSL): indexes vendors—manages supplier identification numbers in a standard format. GE to provide access to, use of, and support of the GSL application as is currently provided. VMCOE team also does vendor setups in SSS.	Standard Charge is 6.70 USD per request for Add, modify or delete. Bulk Load charge is 3.75 USD per supplier.		GE Corporate		24 months	R12 Upgrade required by March 2015. if Company does not move to R12, SSS R11 usage will end when GE retires R11 after March 2015.

Src-9	IT Support Service	Alpha Support Service	SSS AP Alpha Help desk support services through 3rd party provider	Alpha Helpdesk provide buy side support to SSS. The team provides Level 1 to Level 3 support. Level 4 is passed on the SSS Technical by Alpha but Alpha keeps a track of the issue on behalf of the business. Alpha also helps the business in testing and changes that SSS is doing on the PO side.	Annual Cost : $53,400		GE Capital		24 months	R12 Upgrade required by March 2015. if Company does not move to R12, SSS R11 usage will end when GE retires R11 after March 2015.

Src-10	IT Application Service & IT Access Right	Oracle Contracts Data Base	Oracle Contracts Data Base	Supplier to provide an IT Application Service & IT Access Right for Oracle Contracts Database used by the Company prior to IPO Date.	included in other charges		GE Corporate Oracle		6 months

Src-11	IT Application Service	Sourcing Project Tracker	Sourcing Project Tracker	Supplier to provide IT Application Service to the Sourcing Project Tracker used by Company prior to IPO Date.	included in other charges		GE Capital		24 months

Src-12	IT Application Service	Capital Sourcing Data warehouse	Capital Sourcing Data warehouse	Supplier to provide IT Application Service to the Capital Sourcing Data warehouse used by Company prior to IPO Date.	included in other charges		GE Capital		24 months

Src-13	Non-IT Support Service	Freight Processing	Freight Processing	Supplier to provide Freight invoice processing and rate audit services. Utilizing platform of 3rd party provider, IPS Worldwide and TRAX. This service includes invoice receipt through imaging, keying, audit and payment. US/Europe.	Based upon actuals		GE Corporate		24 months

Src-14	IT Support Service	SSS Separation Services	SSS Separation Services

Supplier to provide the following:

A complete extract of all the Company data from the SSS. GE will provide up to 3 extracts of the data for purposes of testing/validation and 1 final extract for purposes of final exit. This data will be provided using the Standard extracts already in place at GE for a 1-time cost of $20K. Any changes to the standard extracts as requested by the Company, will be charged based on additional Time and Material cost to the Company.

					$20,000 one time cost for standard extract		GE Corporate		24 months

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
Src-15	IT Application Service	Third Party Bank Reconciliations	Third Party Bank Reconciliations

Supplier to provide IT Application Service to the 3rd Party Reconciliation Tool used by Company prior to IPO Date.

Reconciliation services will be provided under the condition that the account activity is and will remain purely driven by or fed from the Global AP process. Reconciliation of the bank/cash account will be performed on a monthly basis. Reconciliation of non-cash accounts will be performed on a quarterly basis. Non-cash reconciliations include AP liability, AP accrual, cash or AP in transit, TPS accrual, AP refund and unclaimed property, or the current set of accounts already reconciled for the exiting business. Based on the business’ preference, reconciliations will either be loaded to the Global Operations – Finance account rec tool (eRec) or will be placed in a dedicated GE Library for retrieval and review by the owning team. The duration of the account reconciliation service will be dependent on the agreed upon timeframe of the TSA. Once the TSA expires, reconciliations will be provided based on activity through the end date of the TSA. At the end of the agreement, the ownership and storage of the reconciliations will be transferred to the exiting business and they will be required to furnish any copies or backup documentation related to the reconciliations, upon request.

					Costs included in SSS/AP Platform costs		GE Corporate		The sooner of SSS/AP duration or when Blue starts using its non-GE bank accounts & reconciliations.

Src-16	IT Application Service	Corporate Sourcing Portal	Corporate Sourcing Portal	Supplier to provide an IT Application Service to the Corporate Sourcing Portal (Sourcing.ge.com) application used by the Company prior to IPO Date.	included in other charges		GE Corporate		6 months

Src-17	IT Application Service	Sourcing Intelligence Tool	Sourcing Intelligence Tool	Supplier to provide an IT Application Service to the Sourcing Intelligence Tool application used by the Company prior to IPO Date.	included in other charges		GE Corporate		6 months

Src-18	Non-IT Support Service	Fleet Services	Company Cars

Supplier will provide access to Corporate Cars used by the Company prior to IPO Date as well as to leasing new Corporate Cars under and subject to the terms of such GE Capital Fleet agreements in place at time of IPO Date.

As part of the agreement,

•    insurance will be provided by Electric Insurance and

•    Company will be eligible for GE negotiated incentives (OEMs)

The provision of the services is subject to continued compliance with all the rights, obligations and processes by Company in place prior to IPO Date, including but not limited to the performance of the standard full annual review followed by a credit approval by GE Capital Fleet.

					Annual Costs: $3,365,558 for lease and monthly service fees Plus fuel card charges, maintenance done on the vehicles or anyone time charges (Property taxes, violations, etc.). Based upon actuals		GE Capital Fleet Services		6 months	Upon termination of the Transitional Arrangement, Company will assume via novation all existing leases obtained through date of termination.

Src-19	Non-IT Support Service	Trade Payable Services	Trade Payable Services	Supplier to provide services in respect of accelerated payments to the Company’s North American suppliers for which suppliers receive invoice amounts less discount based on the number of days the payment is accelerated. TPS will execute marketing campaigns, solicit & negotiate supplier participation, calculate the early payment discounts on approved invoices, provide accelerated payment instructions, and provide client reporting. Duration will coincide with the Company’s ability to access the GE SSS Platform for AP services unless the parties mutually agree prior to the termination of the Company’s access to the GE SSS Platform services for TPS to continue providing services with the integration of a new AP service provider for the Company.	Fees are deducted from the discounts generated from the suppliers and split between GE and the Company	SSS/AP	GE Capital Trade Payables Services		24 months

TPS and the Company will need to sign a trade payables program agreement that describes the various services to be performed, the duration of the services and the parties’ responsibilities.

3 months prior to initial term expiration, Company to notify TPS of any planned AP service provider changes.

Tax

COMPLIANCE / INCOME TAX RETURNS

Tax-1	IT Application Service	GOLD or Successor (Legal Entity DB)	GOLD	GOLD is the centralized database to capture all GE Legal Entities and investments in partnerships > Supplier to provide data extracts prior to TSA Close.	included in other charges	SSO	GE Corporate		Until Quarter Close following Trigger Date

Tax-2	Non-IT Support Service	Federal Compliance—post-separation returns	Prepare and file Federal income tax returns	Company will be required to file stand-alone Federal and state income tax returns for 2015 (for the post-separation portion of 2015) and later years. Company will need access to historical information and tax attributes related to legal entities in the Company group post-separation Supplier to provide data extracts prior to TSA Close.	$5,000		GE Corporate Tax Albany		18 Months Post Trigger Date

Tax-3	Non-IT Support Service	State and Local Compliance—post-separation returns	Prepare and file State and Local income tax returns	Company will be required to file stand-alone Federal and state income tax returns for 2015 (for the post-separation portion of 2015) and later years. Company will need access to historical information and tax attributes related to legal entities in the Company group post-separation GE to provide data extracts and copies of separate and proforma tax returns for the three years prior to TSA close.	$5,000		GE Corporate Tax Albany/Stamford		18 Months Post Trigger Date

Tax-4	IT Application Service & IT Access Right	US Federal and state Income Tax Returns	Supplier uses multiple proprietary and third-party systems to prepare the Federal and state income tax returns. Company will need access to these systems during transition. Company will need to replace the GE proprietary systems with similar proprietary or third-party systems, and will need to license the third-party systems.

Federal Tax Compliance Systems: • DCS • PCS • FIR

• GHOST • Virtual File Room • 988 Database • DIT Tracker • Capital Gain / Loss Tracker • Fixed Asset Depreciation • FACTS • DCS Basis Module • DST •

State Tax Compliance Systems: • STARS Package • STARS System • SWP • Vantage Tax • OSCAR • NOL Database • Business Objects • SPIDER• BNA Superforms Corp Tax Stamford Shared Drive:

K:\Groupdata\State Audits—Capital

K:\Groupdata\State Business\GE Money

K:\Groupdata\State Compliance 2006

K:\Groupdata\State Compliance 2007

K:\Groupdata\State Compliance 2008

K:\Groupdata\State Compliance 2009

K:\Groupdata\State Compliance 2010

K:\Groupdata\State Compliance 2011

K:\Groupdata\State Compliance 2012

K:\Groupdata\State Compliance 2013

K:\Groupdata\State Compliance 2014

K:\Groupdata\State Tax Accounting\RF State ETR Scenarios

K:\Groupdata\State Investment in Subs

K:\Groupdata\State Tax Legislation and Planning

K:\Groupdata\State Audits” and “K:\Groupdata\State Audits – GE

K:\Groupdata\State Audits

K:\Groupdata\State Audits – GE

GECA Shared Drive:

N:\Finance Tax\GECA TAX COMPLIANCE (GECA 2009 Forward)\RETURN\2013\Retail Finance—Files for PwC Support Central Sites:

http://supportcentral.ge.com/products/sup_products.asp?prod_id=213143

http://supportcentral.ge.com/products/sup_products.asp?prod_id=301804

http://supportcentral.ge.com/products/sup_products.asp?prod_id=19328

http://libraries.ge.com/foldersIndex.do?entity_id=21302846101&sid=101&SF=1#21302846101 http://libraries.ge.com/foldersIndex.do?entity_id=19695302101&sid=101&SF=1#19695302101 http://libraries.ge.com/foldersIndex.do?entity_id=30450495101&sid=101&SF=1#30450495101 http://libraries.ge.com/foldersIndex.do?entity_id=30450815101&sid=101&SF=1#30450815101 http://libraries.ge.com/foldersIndex.do?entity_id=30450826101&sid=101&SF=1#30450826101 http://libraries.ge.com/foldersIndex.do?entity_id=15744740101&sid=101&SF=1#26682443101

					$45,000	SSO	GE Corporate Tax		18 Months Post Trigger Date

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
Tax-5	Non-IT Support Service	Canada Compliance	Prepare and file Canada income tax returns	The Supplier prepares and files the Canada income tax returns. Due date for 2015 is June 30, 2016	Annual Charges: $40,000 2015 Annual Charges: $50-$60,000		Corporate Tax COE Canada		18 Months Post Trigger Date

Tax-6	Non-IT Support Service	India Compliance	Prepare and file India income tax returns	Prepare and file India income tax returns	Annual Charges: $15,200		Corporate Tax India PwC		18 Months Post Trigger Date

Tax-7	Non-IT Support Service	Philippines Compliance	Prepare and file Philippines income tax returns	Prepare and file Philippines income tax returns	Annual Charges: $19,084		Corporate Tax Philippines E&Y		18 Months Post Trigger Date

Tax-8	Non-IT Support Service	Puerto Rico Compliance	Prepare and file Puerto Rico income tax returns and personal property tax return	Prepare and file Puerto Rico income tax returns and personal property tax return	included in other charges		GE Corporate Puerto Rico PwC		18 Months Post Trigger Date

Tax-9	IT Application Service & IT Access Right	Foreign Income Tax Returns	GE Internal (including eCompliance, STIR, etc.); System(s) for Foreign Fixed Asset Details for Depreciation (Oracle FA and Excel files); Tax Prep

Supplier to provide access to GE Internal (including eCompliance, STIR, TaxComp etc.) system(s) for Foreign Fixed Asset Details for Depreciation (Oracle FA and Excel); Tax Prep

Libraries:

http://libraries.ge.com/foldersIndex.do?entity_id=15744740101&sid=101&SF=1#26682443101 Shared Drive:

\\cansvr03corpge\share2$\GC2244

Supplier to provide data extract from eCompliance prior to TSA Close.

					Annual Charge: $1735	SSO			18 Months Post Trigger Date

Tax-10	Non-IT Support Service	Non-US Withholding tax payments on cross-border funds flows (dividends, interest, royalties, etc.)	Obtain Tax Treaty exemptions / relief. Prepare and file withholding tax payments	Supplier to prepare and file withholding tax payments	$5,000		Corporate Tax (India, Philippines)		12 Months Post Trigger Date

Tax-11	Non-IT Support Service	U.S. information reporting	Advise on collection of W-8 & W-9 Forms from depositors.	Supplier to prepare and file forms 1099 INT, 1099 C, 1099 K, 1099-Q, 1099 R, 1098, 5498, 5498 ESA 1042, 1042 S, 1099 DIV. Prepare and file information reporting forms for pre-Trigger Date years. Consult on preparation and filing of information reporting forms for year of Trigger Date.	$20,000		GECA Corporate Tax Thomson Reuters		15 Months Post Trigger Date provided Thomson Reuters licenses are only Until Trigger Date

Tax-12	IT Application Service	Federal and State Information Reporting and Withholding	Support Central Tax Workflow

Supplier to provide IT Application Service for the following:

Support Central Tax Workflow

http://libraries.ge.com/foldersIndex.do?entity_id=13901870101&sid=101&SF=1 http://libraries.ge.com/foldersIndex.do?entity_id=40799220101&sid=101&SF=1

					Cost included in U.S. Information Reporting	SSO	GE Corporate		15 Months Post Trigger Date

				P:\Finance Tax\2013\GECA Information Reporting \MLB WIRE & ACH Template-Drafts

TAX ACCOUNTING / CONTROLLERSHIP

Tax-13	Non-IT Support Service	Year-End SEC Reporting	Provide Year-End SEC reporting services	Supplier to preparation tax footnote and related information in 10-K	$10,000		GE Capital		Until Trigger Date

Tax-14	Non-IT Support Service	Interim SEC Reporting	Provide Interim SEC reporting services	Supplier to prepare tax footnote and related information in 10-Q	$5,000		GE Capital		Until Trigger Date

Tax-15	IT Application Service & IT Access Right	Tax Accounting and SEC Reporting	FIRM (FIN 48 Reporting)	Supplier to provide IT Application Service and IT Access Rights to :Oracle; Oracle Tax Program; Discoverer Queries; Hyperion; FIRM (FIN 48 Reporting)	$5,000	SSO	GE Corporate Oracle		Until Trigger Date

Tax-16	Non-IT Services	Tax Accounting and SEC Reporting	FIRM (FIN 48 Reporting)	Background information on prior history of FIRM issues and FIN48 reporting	Included in Tax Accounting and SEC		GE Capital		Until Trigger Date

Tax-17	Non-IT Services	Capital Markets and Treasury Support	Capital Markets	Consult on Tax Reporting, Tax Accounting, Tax Planning and Overall Tax Support for Capital Markets and Treasury related matters for Retail Finance	$10,000		Corporate Tax / GECA		18 Months Post Trigger Date

Tax-18	Non-IT Support Service	404 Controls	Provide 404 Controls readiness and compliance services	Supplier to provide 404 Controls readiness and compliance services	$5,000		GE Capital		Until Trigger Date

Tax-19	Non-IT Support Service	Foreign Accounting and Reporting	Prepare and assist with all U.S. and Local Tax Accounting and Reporting for RF Foreign requirements	Supplier to prepare and assist with all U.S. and Local Tax Accounting and Reporting for RF Foreign requirements including account reconciliations, quarter closes and tax filings/return to accruals.	$25,000		GECA		Until Trigger Date

Tax-20	Non-IT Support Service	Coordination with External Auditor	Coordinate with External Auditor	Supplier to coordinate with External Auditor	included in other charges		GE Capital		Until Trigger Date

Tax-21	Non-IT Support Service	FP&A Deliverables	Prepare FP&A Deliverables	Supplier to prepare FP&A Deliverables such as forecasting, Blueprints, stress test, pre-close review, etc.	$25,000		GE Capital		Until Trigger Date

TAX COMPLIANCE / INDIRECT TAX (SALES, USE, VALUE ADDED & PROPERTY TAX)

Tax-22	Non-IT Support Service	Sales and Use Tax	Prepare and file Sales and Use Tax returns	Supplier to prepare and file Sales and Use Tax returns	Annual Charges: $33,680		Corporate Tax/Xerox		12 Months Post Trigger Date

Tax-23	Non-IT Support Service	Business License	Prepare and file Business License Applications	Supplier to prepare and file Business License Applications	Annual Charges: $400		Corporate Tax		12 Months Post Trigger Date

Tax-24	Non-IT Support Service	Personal Property Tax	Prepare and file Personal Property Tax returns	Supplier to prepare and file Personal Property Tax returns	Annual Charges: $10,000		Corporate Tax Ryan & Co.		12 Months Post Trigger Date

Tax-25	IT Application Service	US Sales Tax Returns	Preparation and filing of sales tax returns is outsourced to Xerox; multiple systems are used to gather and transmit data to Xerox for preparation of the returns	Supplier to provide IT Application Service for P8 (Data Retention); Eaudit; Support Central; Interface (E-Tax/Xerox)	Included in Sales and Use Tax	SSO	Corporate Tax		12 Months Post Trigger Date

Tax-26	Non-IT Support Service	Real Property Tax	Prepare and file Real Property Tax returns	Supplier to provide valuation and appeals consultation for Real Property Tax (Any information on new properties will be provided by Company)	$5,000		Corporate Tax/Ft Meyers		12 Months Post Trigger Date

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
Tax-27	Non-IT Support Service	Sales Tax Recovery	Prepare and file Sales Tax Recovery returns	Supplier to prepare and file Sales Tax Recovery returns	$6,250		GECA/Corporate Tax		12 Months Post Trigger Date

Tax-28	IT Application Service	Sales Tax Recovery	BDRS [BAD DEBT RECOVERY SYSTEM]	Supplier to provide an IT Application Service for BDRS [BAD DEBT RECOVERY SYSTEM] as used by the Company prior to IPO Date.	$37,000	SSO			12 Months Post Trigger Date

Tax-29	Non-IT Support Service	India/Philippines VAT	Prepare and file India and Philippines VAT returns	Supplier to prepare and file India and Philippines VAT returns	Annual Charges Philippines $2,300		Corporate Tax (India and Philippines) COE		18 Months Post Trigger Date

Tax-30	Non-IT Support Service	Canadian Indirect Tax Returns	Prepare and file Canadian Indirect Tax returns	Supplier to prepare and file Canadian PST, GST and HST tax returns	Annual Charges: $10,000		Corporate Tax		18 Months Post Trigger Date

TAX COMPLIANCE / TRANSFER PRICING

Tax-31	Non-IT Support Service	Transfer Pricing—Direct	Provide Direct Transfer Pricing support services	Supplier to provide Direct Transfer Pricing support services	Annual Charges India: $2,149		GE Corporate Tax		Until Trigger Date

Tax-32	Non-IT Support Service	Transfer Pricing—US/FSB	Provide US/FSB Transfer Pricing support services	Supplier to provide US/FSB Transfer Pricing support services	$2,500		GE Treasury		Until Trigger Date

TAX PLANNING / LEGISLATION

Tax-33	Non-IT Support Service	Transaction Support/Planning	Provide Transaction Support services related to the separation transaction	Supplier to provide impact of post-separation transactions, including tax planning, by Company on tax-free treatment of the split-off to be discussed with GE Corporate Tax	included in other charges		GE Corporate Tax		18 Months Post Trigger Date

Tax-34	IT Application Service & IT Access Right	US Sales & Property Tax Planning including Audits, Reviews and Appeals	Provide Bad Debt data via Sabrix	Supplier to provide an IT Application Service and IT Access Right to Sabrix as used by the Company prior to IPO Date.	$20,000	SSO	GE Corporate Tax		15 Months Post Trigger Date

Tax-35	Non-IT Support Service	US Sales & Property Tax Planning including Audits, Reviews and Appeals	Tax Planning, Audit and Review services	Tax Planning, Audit and Review services, including access to documentation needed throughout the course of the audit.	$30,000		GE Corporate and GECA		18 Months Post Trigger Date

Tax-36	Non-IT Support Service	Capital Markets and Treasury Support	Capital Markets Tax Services	Consult on pre-Trigger Date tax reporting and tax planning history for capital markets and treasury related matters	$10,000		GE Corporate and GECA		18 Months Post Trigger Date

ESCHEATMENT SERVICES

Tax-37	Non-IT Support Service	Escheatment Services for Unclaimed Property associated with Payroll and Interest Assessments	Escheatment Services for Unclaimed Property associated with Payroll and Interest Assessments

Supplier to provide a Non-IT Support Service for Unclaimed Property Escheatment used by the Company prior to IPO Date. The Service will include the following:

•    Unclaimed property compliance and consulting services including management of third party provider’s reporting of unclaimed property, generation of specific Legal Entity attachments, and retention of certain reporting documentation.

•    Unclaimed property compliance and consulting services interest assessment management related to transactions reported late are routinely paid by submitting business, and would therefore be transferred to the Company

•    Unclaimed property entity set-up, as GE/Company. Legal entity set-up for third party service provider. Company to provide specific legal entity information.

•    Unclaimed property compliance and consulting services, related to GGO Payroll consolidated process. Company unclaimed property will continue to be reported through Corp. Tax UP COE processes.

					included in other charges See Additional Terms		GE Corporate		Until Trigger Date	Corporate Tax expenses incurred for this service are funded through recovery efforts of valid removal of Unclaimed dollars, not needing to be reported due to State Law. If there are processes or services beyond normal Fall and/or Spring reporting functions, billing is based on effort.

Tax-38	Non-IT Support Service	Escheatment Services for Unclaimed Property associated with Accounts Payable	Escheatment Services for Unclaimed Property associated with Accounts Payable

Supplier to provide a Non-IT Support Service for Unclaimed Property Escheatment used by the Company prior to IPO Date. The Service will include the following:

•    Unclaimed property compliance and consulting services including management of third party provider’s reporting of unclaimed property, generation of specific Legal Entity attachments, and retention of certain reporting documentation.

•    Unclaimed property entity set-up, as GE/Company. Legal entity set-up for third party service provider. Company to provide specific legal entity information.

•    Unclaimed property compliance and consulting services, related to GGO Accounts Payable consolidated process. Company unclaimed property will continue to be reported through Corp. Tax UP COE processes during such time as GE is the majority owner.

•    When GE is a minority owner (<50%), unclaimed property will be issued back to the Company for it to report.

					included in other charges See Additional Terms		GE Corporate		Co-terminus with SSS/AP Duration	Corporate Tax expenses incurred for this service are funded through recovery efforts of valid removal of Unclaimed dollars, not needing to be reported due to State Law. If there are processes or services beyond normal Fall and/or Spring reporting functions, billing is based on effort.

Treasury

Treas -1	Non-IT Support Service	Cash Management—Bank Account Management	Cash Management—Bank Account Management

Upon direction from Company, GECC will create and modify bank accounts. GECC will provided visibility to activity in bank accounts. This will include use of workflows & databases.

GECC will enable Company to have access to Vault and provide assistance in transitioning from Vault to Company’s bank

Administrator software and process.

GECC will provide Company with introductions to its bank relationship contacts.

GECC will provide banking information needed to support the separation and data migration activities including, support transition and migration of >300 bank accounts, balance reports, bank fee reporting from [BRM], and certain related data.

					Annual Costs: $325,241 Bank Fees for transactional volume with be passed through at Cost	SSO GE Network	GE Capital Treasury		15 months

Treas -2	Non-IT Support Service	Cash Management	Cash Management

Upon direction from Company, GECC will set up new bank accounts and structures to construct cash pools. GECC will provide the ability for Company to manage cash pools including monitoring balances, clearing intercompany payments, and maintaining sufficient liquidity.

GECC will provide data, assistance and support for cash positioning, include set-up, training and transition.

					Annual Costs: $163,165		GE Capital Treasury		15 months	Service Level as provided in Schedule 7

Treas -3	Non-IT Support Service	Cash Management—Intercompany Loan Management	Cash Management—Intercompany Loan Management

GECC will continue to service loans and provide advice and data as needed for Company intercompany loans on existing on GECC systems

GECC will advise Company, as needed, on GECC intercompany loan processes including set up of an intercompany loan , and transition to new process.

					Annual Costs: $133,766	SSO; GE Network	GE Capital Treasury		15 months

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
Treas -4	Non-IT Support Service	Transaction Systems/Data—Corporate Investments	Transaction Systems/Data—Corporate Investments

Upon direction from the Company, GECC will provide Company with access to trade, loan servicing, cash systems & data, as well as, an interface to Company’s general ledger to record transaction activity and related accounting information and back up for Corporate Investments.

GECC will provide resources to support for the following activities:

•    Trade execution (capture, confirm, settle) as needed;

•    Daily uploading of transaction activity;

•    Accounting support as needed (included Hedge accounting);

•    Monitoring activities and remediation of errors;

•    Ensuring proper uploading process;

•    Acting as the backup interface between Company transaction systems in case of technical uploading issues.

Company is also responsible for running the activity of the daily upload from transaction systems to it’s Oracle application. GECC will provide IT Support as needed.

					Annual Costs: $75,224		GE Capital Treasury		15 months

Treas -5	Non-IT Support Service	Transaction Systems/Data—Brokered CD’s	Transaction Systems/Data—Brokered CD’s

Upon direction from the Company, GECC will provide Company with access to trade, loan servicing, cash systems & data, as well as, an interface to Company’s general ledger to record transaction activity and related accounting information and back up for Brokered CD’s.

GECC will provide resources to support for the following activities:

•    Trade execution (capture, confirm, settle) as needed;

•    Daily uploading of transaction activity;

•    Accounting support as needed (included Hedge accounting);

•    Monitoring activities and remediation of errors;

•    Ensuring proper uploading process;

•    Acting as the backup interface between Company transaction systems in case of technical uploading issues. Company is also responsible for running the activity of the daily upload from transaction systems to it’s Oracle application. GECC will provide IT Support as needed.

					Annual Costs: $75,224		GE Capital Treasury		15 months

Treas -6	Non-IT Support Service	Transactions (processes/systems)	Transaction Systems/Data—Debt

Upon direction from the Company, GECC will provide Company with access to trade, loan servicing, cash systems & data, as well as, an interface to Company’s general ledger to record transaction activity and related accounting information and back up for Debt.

GECC will provide resources to support for the following activities:

•    Trade execution (capture, confirm, settle) as needed;

•    Daily uploading of transaction activity;

•    Accounting support as needed (included Hedge accounting);

•    Monitoring activities and remediation of errors;

•    Ensuring proper uploading process;

•    Acting as the backup interface between Company transaction systems in case of technical uploading issues. Company is also responsible for running the activity of the daily upload from transaction systems to it’s Oracle application. GECC will provide IT Support as needed.

					Annual Costs: $411,191		GE Capital Treasury		15 months

Treas -7	Non-IT Support Service	Transaction Systems/Data—Derivatives	Transaction Systems/Data—Derivatives

Upon direction from the Company, GECC will provide Company with access to trade, loan servicing, cash systems & data, as well as, an interface to Company’s general ledger to record transaction activity and related accounting information and back up for Derivatives.

GECC will provide resources to support for the following activities:

•    Trade execution (capture, confirm, settle) as needed;

•    Daily uploading of transaction activity;

•    Accounting support as needed (included Hedge accounting);

•    Monitoring activities and remediation of errors;

•    Ensuring proper uploading process;

•    Acting as the backup interface between Company transaction systems in case of technical uploading issues. Company is also responsible for running the activity of the daily upload from transaction systems to it’s Oracle application. GECC will provide IT Support as needed.

					included in other charges		GE Capital Treasury		15 months

Treas -8	Non-IT Support Service	Transaction Systems/Data—FX Spots	Transaction Systems/Data—FX Spots

Upon direction from the Company, Supplier will provide Company with access to trade, loan servicing, cash systems & data, as well as, an interface to Company’s general ledger to record transaction activity and related accounting information and back up for FX Spots.

Supplier will provide resources to support for the following activities:

•    Trade execution (capture, confirm, settle) as needed; -Daily uploading of transaction activity;

•    Accounting support as needed (included Hedge accounting);

•    Monitoring activities and remediation of errors;

•    Ensuring proper uploading process;

•    Acting as the backup interface between Company transaction systems in case of technical uploading issues. Company is also responsible for running the activity of the daily upload from transaction systems to it’s Oracle application. Supplier will provide IT Support as needed.

					included in other charges		GE Capital Treasury		15 months

Treas -9	Non-IT Support Service	Exposure Management	ALM/Risk Management

Supplier will advise Company, as needed, on its current basic ALM/Risk Management activities, including support the development of Company’s ALM/Risk framework, transition and set up of retail finance related risk models (including Balance Volatility, Average Life, Term Deposit and Bancware models).

Supplier will provide modeling data that it creates related to Retail Finance to Company .

					Annual Costs: $215,000		GE Capital Treasury		15 months

Treas -10	IT Application Service	Vault	Bank Account administration systems	Supplier will provide Company with access to its Bank Administration system to create, modify, and close bank accounts.	Annual Costs: $416,866	SSO; GE Network	GE Capital Treasury		15 months

Treas -11	IT Application Service & IT Access Right	WebCash, Hot Scan, Swift	Transaction Systems

Supplier will provide Company access to applications to monitor and execute its transactions as appropriate. Access to the following applications will be provided by Supplier to Company:

•    Web Cash Banking Application for balance and transaction reporting, funds transfers, and data feeds;

•    Hot Scan for screening payments;

•    SWIFT access with Webcash to process payments directly to multiple banks

As part of this Transitional Services Agreement, Supplier will also provide Second-Level IT Support on the applications.

					Annual Costs: $416,866 Please note that Webcash costs will increase when GE ownership drops below 30%	SSO GE Network	GE Capital Treasury G. TREASURY SS LLC		15 months	Subject to vendor consent Service Level as provided in Schedule 7

Treas -12	IT Application Service & IT Access Right	Bancware	Bancware	Supplier will provide Company access to the Bancware application for interest rate risk management. As part of this Transitional Services Agreement, Supplier will also provide Second-Level IT Support on the application.	Annual Costs: $416,866	SSO GE Network	GE Capital Treasury Bancware		15 months	Subject to vendor consent

Treas -13	IT Application Service & IT Access Right	Atom	Atom	Supplier will provide Company access to the Atom for Brokered CDs / Investment Activity. As part of this Transitional Services Agreement, Supplier will also provide Second-Level IT Support on the application.	Annual Costs: $416,866	SSO GE Network	GE Capital Treasury Financial Services Corporation		15 months	Subject to vendor consent

#	Type of Service	Title	Summary	Description	2014 Costs (Monthly unless otherwise stated)	Dependencies	Supplier	Notice Period if different from 60 days	Duration	Additional Terms (is third party consent required; is specific SLA scheduled; etc.)
Treas -14	IT Application Service & IT Access Right	Summit	Summit	Supplier will provide Company access to the Summit for Investment Activity. As part of this Transitional Services Agreement, Supplier will also provide Second-Level IT Support on the application.	Annual Costs: $416,866	SSO GE Network	GE Capital Treasury Mysys		15 months	Subject to vendor consent

Treas -15	IT Application Service & IT Access Right	WSS Debt & Derivatives	WSS Debt & Derivatives	Supplier will provide Company access to WSS Platforms for external debt and derivatives. As part of this Transitional Services Agreement, Supplier will also provide Second-Level IT Support on the application.	Annual Costs: $416,866	SSO GE Network	GE Capital Treasury Wall Street Systems / Ion		15 months	Subject to vendor consent

Treas -16	IT Application Service & IT Access Right	WSS Intercompany Debt	WSS Intercompany Debt	Supplier will provide Company access to WSS Platforms for Internal debt. As part of this Transitional Services Agreement, Supplier will also provide Second-Level IT Support on the application.	Annual Costs: $416,866	SSO GE Network	GE Capital Treasury Wall Street Systems / Ion		15 months	Subject to vendor consent

Treas -17	Non-IT Support Service	Electronic Funds Transfer Activities	Electronic Funds Transfer Activities	As part of this Transitional Services Agreement, Supplier will serve as business continuity plan for Company’s funds transfer activities.	Costs included in WebCash, Hot Scan and Swift	SSO GE Network	GE Capital Treasury		15 months	Subject to vendor consent

Treas -18	IT Application Service	Data Services & Reporting	Data Services & Reporting	Supplier will provide Company with reporting data for treasury related data (MOR/GAP rates, trading activity, accounting reports, intercompany reports, bank account, SEC & regulatory reporting files., stress testing assumptions, market / pricing data through in.treasury.corp.ge.com, etc.)	Annual Costs: $416,866		GE Capital Treasury		15 months

Treas -19	Non IT Support Service	Exposure Management	Counterparty Management

(Parties to review and agree on scope of transitional arrangement, which will be documented via a Variation)

1) Provide (daily, weekly, monthly, qtrly) reporting at SYF and SYF Bank level by counterparty until systems determined, access granted and resources hired

2) Leverage GECC internal obligor grade procedures and expertise until SYF Treasury Risk has developed independent internal ratings system

3) Governance process for exceptions (existing and new ones)

4) Collateral mgmt (holding cash for the benefit of and feeding reporting of cash)

					TBD		GE Capital Treasury		12 months

Treas -20	Non IT Support Service	Exposure Management	Market Risk

(Parties to review and agree on scope of transitional arrangement, which will be documented via a Variation)

1) Governance process for exceptions (existing and new ones)

2) advise on basic RM activities related to market risk (interest and FX)

3) Provide any SYF level reporting until infrastructure built out and resources hired

					TBD		GE Capital Treasury		12 months

Treas -21	Non IT Support Service	Exposure Management	Liquidity Risk

(Parties to review and agree on scope of transitional arrangement, which will be documented via a Variation)

1) Governance process for exceptions (existing and new ones)

2) Provide any SYF level reporting until infrastructure built out and resources hired

					TBD		GE Capital Treasury		12 months

Supplier Contracts

Supp-1	Non-IT Support Service	Supplier Contractual Access	Miscellaneous Services

Supplier will provide Company with access to GE and / or GECC terms under the following contracts:

•    LexisNexis Risk & Information Analytics Group Inc.

•    Crisis Management International (CMI) (#157488)

•    CRMFusion Inc. (#221270)

•    Daniel J. Edelman, Inc. (#219485)

•    Protiviti Inc. (#153139)

•    Edutainment Media, Inc. (#147621)

•    Recall Total Information Management (#23472)

•    Worldwide Trade Partners LLC (#22092)

•    CDW Direct LLC (#213892)

•    Transperfect Inc. (#131765)

•    Dell Financial (#20767)

•    Adesa Inc. (#18202)

•    iNOVA Corporation and iNova Solutions, Inc. (#212809)

•    Adesa (#18202)

					Billed directly to the Company by Third Party Supplier		See Description		Until Trigger Date

Supp-2	Non-IT Support Service	Supplier Contractual Access	Office Supplies, Print and Mail Services	Supplier will provide Company with access to GE and / or GECC terms under the following contracts: • Fedex Kinkos Office and Print Services, Inc. (#122283) • Staples	Billed directly to the Company by Third Party Supplier		See Description		Until Trigger Date

Supp-3	Non-IT Support Service	Supplier Contractual Access	Research and Subscription Services

Supplier will provide Company with access to GE and / or GECC terms under the following contracts:

•    Forrester

•    Gartner

•    Dun & Bradstreet (#29720)

•    Informa Research Services, Inc. (#150061)

•    Kantar (Retail IQ)

					Billed directly to the Company by Third Party Supplier		See Description		Until Trigger Date	Kantar (Retail IQ) is subject to Supplier consent.

Supp-4	Non-IT Support Service	Supplier Contractual Access	Consulting Services

Supplier will provide Company with access to GE and / or GECC terms under the following contracts:

•    Price Waterhouse Coopers

•    Deloitte LLP (#216673)

•    Ernst & Young LLP (#216836)

•    Ernst & Young US LLP (#200757)

					Billed directly to the Company by Third Party Supplier		See Description		Until Trigger Date

Supp-5	Non-IT Support Service	Supplier Contractual Access	Facilities Services

Supplier will provide Company with access to GE and / or GECC terms under the following contracts:

•    Sodexo Operations LLC (#23389)

•    Trane US Inc. (#230722)

•    Health Fitness Corporation (#22316)

•    Steelcase Inc. (#23740)

•    Xerox Corporation (#24332 and #145326)

					Billed directly to the Company by Third Party Supplier		See Description		Until Trigger Date

Supp-6	Non-IT Support Service	Supplier Contractual Access	Facilities Services

Supplier will provide Company with access to GE and / or GECC terms under the following contracts:

•    Sodexo Operations LLC (#23389)

•    Trane US Inc. (#230722)

•    Health Fitness Corporation (#22316)

•    Steelcase Inc. (#23740)

•    Xerox Corporation (#24332 and #145326)

					Billed directly to the Company by Third Party Supplier		See Description		Until Trigger Date

Supp-7	Non-IT Support Service	Supplier Contractual Access	eMarketer Subscription	Supplier will provide Company with access to GE and / or GECC terms under the following contracts: • eMarketer for 3 subscriptions	Annual Cost: $10,395		See Description		Until Trigger Date

Schedule 1 — Exhibit A

Redirects

From	To
geonlineapply.com	apply.mysynchrony.com
geonlinequickscreen.com	quickscreen.mysynchrony.com
gogecapital.com	mysynchrony.com
gecapcardcredit.com	Redirect to synchronycredit.com
gecrb.com	myoptimizerplus.com for any Deposits URIs
gecrbaccept.com	accept.synchronycredit.com
gecrbcredit.com	synchronycredit.com
gecrbterms.com	synchronybankterms.com
ge-mastercard.com	Redirect to synchronycredit.com
gemoneyaccount.com	Redirect to synchronycredit.com
gemoneymastercard.com	Redirect to synchronycredit.com
gemoneyrelay.com	relay.mysynchrony.com
gemoneyuniversal.com	Redirect to myamex.syncbank.com
geprotect.com	synchronyprotect.com
ge.com	synchronyfinancial.com
accessge.com	RF’s Access GE Team working on new name for program: Will require new domain name
www.gecapital.com	www.gogecapital.com references to www.mysynchrony.com
accessgecapital.com	RF’s Access GE Team working on new name for program: Will require new domain name
gemoneycards.com	Redirect to synchronycredit.com
gejewelryaccents.net

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samsclubcredit.net

samsclubdiscover.com

synchronyfinancialcanada.com

sendfloralgifts.com

shophqcard.com

syncfincanada.com

shopnbccredit.com

shopnbcredit.com

sothebyonlinecredit.com

steinmartcredit.com

stockcredit.com

storecreditreports.com

sutherlandsloans.com

tjxcards.com

tjxcredit.com

toysrusaccount.com

twinaccount.com

twinaccount.net

twinaccount.org

twinaccountonline.com

twinbuy.org

twinbuyonline.com

twincard.net

twincard.org

twincardonline.com

twinmoney.com

twinmoney.net

twinmoney.org

twinmoneyonline.com

twinpay.com

twinpay.net

twinpay.org

twinpayment.com

twinpayment.net

twinpayment.org

twinpaymentonline.com

twinpayonline.com

universalcardaccess.com

universalcardaction.com

universalcardfun.com

universalcardvip.com

universalnewcard.com

wallmartgift.com

wallmartmoneycards.com

wallmartvisagifts.com

walmartcreditcard.net

walmartcreditcard.org

walmartcreditcenter.com

walmartdebitcard.com

walmartgiftcard-customerrelations.com

walmartmoneycard-customerrelations.com

walmartprepaid.com

walmartstorecard.com

walmartstorecredit.com

walmartvisagift.com

walmartvisagiftcard.com

walmartvisagiftcards.com

walmartvisagifts.com

walmartvisamoneycard.com

walmartvisamoneycards.com

weblinksignup.com

xomcard.com

syfc.ca

syfcares.com

mediauploadcenter.com

mycreditcard.mobi

ftp.gemoney.com

ftpdev.gemoney.com

sftpdev.gemoney.com

ndmdev.gemoney.com

http://mbidev.gemoney.com/mailbox

https://mbidev.gemoney.com/mailbox

ftpstage.gemoney.com

sftpstage.gemoney.com

ndmstage.gemoney.com

http://mbistage.gemoney.com/mailbox

https://mbistage.gemoney.com/mailbox

myoptimizermember.com

myoptimizermember.net

myperksmember.com

myperksmember.net

myoptimizermembers.com

myoptimizermembers.net

myperksmembers.com

myperksmembers.net

myperksplus.com

myperksplus.net

syfhelp.com

lowes1.gecsreports.com

wmus.gecrbreports.com

syfservice.com

synchrony.mobi

Not applicable

synchronybank.mobi

ndm.gemoney.com

sftp.gemoney.com

mbi.gemoney.com

Not applicable

Not applicable

Not applicable

http://www.cybergrants.com/gemoney/GEMA

http://www.cybergrants.com/gecapital/utah

http://www.cybergrants.com/gecapital/contributions

http://www.cybergrants.com/gecapital/retail

synchronyfinancial.mobi

storecreditreports.com

jcpenneycreditcenter.com

synchronybank.net

synchronyfinancial.net

synchronychat.com

synchronycareers.com

acceptyouroffer.com

aeclearcard.com

aeoutfitterscredit.com

aestorecard.com

gecapitalpivot.com

gecapitalpivotcard.com

gepivotcard.com

gepivotplus.com

gepivotpluscard.com

gepromo.com

pivotpluscard.com

pivotpluscredit.com

pivotpluscreditcard.com

pivotplusfinancing.com

bananarepublicvisadiscounts.com

cardoverview.com

gapvisadiscounts.com

Not applicable

pivotpluschicago.com

growwithfinancing.com

jcpenneycreditcenter.com

beinsynchrony.com

buildsynchrony.com

createsynchrony.com

financialsynchronize.com

mysynchrony.com

mysynchronycard.com

shopsynchronicity.com

shopsynchrony.com

syncadvantage.com

synchonizedbanking.com

synchonizedfinances.com

synchronicitybank.com

synchronicityretail.com

synchronybanking.com

synchronycard.com

synchronycredit.com

synchronyfinance.com

synchronyinvestment.com

synchronyplus.com

synchronyretail.com

synchronyrewards.com

synchronysavings.com

syncmyfinances.com

syncrhonize.com

syncrhronyaccount.com

syncbk.com

syncbank.com

syncfin.com

syfin.com

syfbk.com

jcpenneymastercard.com

syfengage.com

lowesvisacredit.com

oldnavystorecard.com

oldnavyvisadiscounts.com

samsclubcredit.com

sothebysmastercard.com

www.gemoney.com

gosynchronicityfinancial.com

gosynchronybank.com

gosynchronyfinancial.com

mysync.com

mysynchronicityfinancial.com

mysynchronybank.com

mysynchronyfinancial.com

synchronyaccept.com

synchronyapply.com

synchronybusinesscredit.com

synchronycards.com

synchronymastercard.com

synchronyonlineapply.com

synchronyprotect.com

synchronyquickscreen.com

synchronyreports.com

synchronyterms.com

synchronyvisa.com

connectsyf.com

synchronicityfinancial.com

sychrony.com

sychronyfinancial.com

sycrony.com

sycronyfinancial.com

synchony.com

synchonyfinancial.com

synchronityfinancial.com

synchronizefinancial.com

gosychrony.com

gosychronyfinancial.com

gosycrony.com

gosycronyfinancial.com

gosynchony.com

gosynchonyfinancial.com

gosynchronityfinancial.com

gosynchronizefinancial.com

mysychrony.com

mysychronyfinancial.com

mysycrony.com

mysycronyfinancial.com

mysynchony.com

mysynchonyfinancial.com

mysynchronityfinancial.com

mysynchronizefinancial.com

beinsynchrony.mobi

buildsynchrony.mobi

createsynchrony.mobi

financialsynchronize.mobi

getsynchronicity.mobi

getsynchronized.mobi

getsynchrony.mobi

gosynchrony.mobi

mysyncaccount.mobi

mysynchrony.mobi

mysynchronycard.mobi

shopsynchronicity.mobi

shopsynchrony.mobi

syncadvantage.mobi

synchonizedbanking.mobi

synchonizedfinances.mobi

synchronicitybank.mobi

synchronicityfinancial.mobi

synchronicityretail.mobi

synchronizeit.mobi

synchronybanking.mobi

synchronycapital.mobi

synchronycard.mobi

synchronycredit.mobi

synchronyfinance.mobi

synchronyinvestment.mobi

synchronyplus.mobi

synchronyretail.mobi

synchronyrewards.mobi

synchronysavings.mobi

synchronysolutions.mobi

syncmyfinances.mobi

syncrhonize.mobi

syncrhronyaccount.mobi

syncup.mobi

syfbk.mobi

syfbank.mobi

synchronyaccept.mobi

synchronyapply.mobi

synchronybusinesscredit.mobi

synchronycards.mobi

synchronymastercard.mobi

synchronyonlineapply.mobi

synchronyprotect.mobi

synchronyquickscreen.mobi

synchronyreports.mobi

synchronyterms.mobi

synchronyvisa.mobi

gosychrony.mobi

gosychronyfinancial.mobi

gosycrony.mobi

gosycronyfinancial.mobi

gosynchony.mobi

gosynchonyfinancial.mobi

gosynchronityfinancial.mobi

gosynchronizefinancial.mobi

mysychrony.mobi

mysychronyfinancial.mobi

mysycrony.mobi

mysycronyfinancial.mobi

mysynchony.mobi

mysynchonyfinancial.mobi

mysynchronityfinancial.mobi

mysynchronizefinancial.mobi

sinchrony.mobi

sincrony.mobi

sychrony.mobi

sychronyfinancial.mobi

sycrony.mobi

sycronyfinancial.mobi

synchony.mobi

synchonyfinancial.mobi

synchronity.mobi

synchronityfinancial.mobi

synchronizefinancial.mobi

gosynchronicityfinancial.mobi

gosynchronybank.mobi

gosynchronyfinancial.mobi

mysynchronicityfinancial.mobi

mysynchronybank.mobi

mysynchronyfinancial.mobi

https://gecapital.seismic.com/DocCenter.aspx

https://gecapital.seismic.com/Library.aspx

https://Gecrf.my.salesforce.com

beinsynchrony.net

buildsynchrony.net

createsynchrony.net

financialsynchronize.net

getsynchronized.net

getsynchrony.net

gosynchrony.net

mysyncaccount.net

mysynchrony.net

mysynchronycard.net

shopsynchronicity.net

shopsynchrony.net

syncadvantage.net

synchonizedbanking.net

synchonizedfinances.net

synchronicitybank.net

synchronicityfinancial.net

synchronicityretail.net

synchronizeit.net

synchronybanking.net

synchronycapital.net

synchronycard.net

synchronycredit.net

synchronyfinance.net

synchronyinvestment.net

synchronyplus.net

synchronyretail.net

synchronyrewards.net

synchronysavings.net

syncmyfinances.net

syncrhonize.net

syncrhronyaccount.net

syfbk.net

syfbank.net

synchronyaccept.net

synchronyapply.net

synchronybusinesscredit.net

synchronycards.net

synchronymastercard.net

synchronyonlineapply.net

synchronyprotect.net

synchronyquickscreen.net

synchronyreports.net

synchronyterms.net

synchronyvisa.net

gosychrony.net

gosychronyfinancial.net

gosycrony.net

gosycronyfinancial.net

gosynchony.net

gosynchonyfinancial.net

gosynchronityfinancial.net

gosynchronizefinancial.net

mysychrony.net

mysychronyfinancial.net

mysycrony.net

mysycronyfinancial.net

mysynchony.net

mysynchonyfinancial.net

mysynchronityfinancial.net

mysynchronizefinancial.net

sinchrony.net

sincrony.net

sychrony.net

sychronyfinancial.net

sycrony.net

sycronyfinancial.net

synchony.net

synchonyfinancial.net

synchronityfinancial.net

synchronizefinancial.net

gosynchronicityfinancial.net

gosynchronybank.net

gosynchronyfinancial.net

mysynchronicityfinancial.net

mysynchronybank.net

mysynchronyfinancial.net

https://gecrf—uat.cs10.my.salesforce.com/

https://gecrf—dev.cs10.my.salesforce.com

mysy.net

sy.mobi

synchfin.com

https://dev-gecrfportal.cs10.force.com/LTPortal/login

sf.mobi

mysf.mobi

gosyf.com

gosyf.mobi

gosyf.net

https://gecrf—train.cs11.my.salesforce.com/

mysb.mobi

synchronyfin.com

synchronyfin.net

synchronyfin.mobi

ihatesynchronyfinancial.com

nosynchronyfinancial.com

dissynchronyfinancial.com

dyssynchronyfinancial.com

synchronyfinancialsucks.com

synchronyfinancialstinks.com

synchronyfinancialcomplaints.com

synchronyfinancialgripes.com

synchronyfinancialproblems.com

synchronyfinanciallies.com

synchronyfinancialsux.com

synchronyfinancialblows.com

synchronyfinancialthieves.com

synchronyfinancialcrooks.com

synchronyfinancialfees.com

ihatesynchronybank.com

nosynchronybank.com

dissynchronybank.com

dyssynchronybank.com

synchronybanksucks.com

synchronybankstinks.com

synchronybankcomplaints.com

synchronybankgripes.com

synchronybankproblems.com

synchronybanklies.com

synchronybanksux.com

synchronybankblows.com

synchronybankthieves.com

synchronybankcrooks.com

synchronybankfees.com

ihatemysynchrony.com

nomysynchrony.com

dismysynchrony.com

dysmysynchrony.com

mysynchronysucks.com

mysynchronystinks.com

mysynchronycomplaints.com

mysynchronygripes.com

mysynchronyproblems.com

mysynchronylies.com

mysynchronysux.com

mysynchronyblows.com

mysynchronythieves.com

mysynchronycrooks.com

mysynchronyfees.com

https://gecrfportal.force.com/TrainingPartnerPortal

carcareone.net

enroll-today.com

pdmcentral.com

geclientservices.com

lowesvisadiscounts.com

Schedule 2

Company Transitional Arrangements

[See attached]

Schedule 2

Project Blue Reverse TSA Schedule Draft

#	Service	Upstream Supplier	Type of Service	Description of Transitional Arrangement	Transition Period (from the date of Closing)	2014 Costs (Monthly unless otherwise stated)	Additional Terms (e.g. third party consent)
1	Financial Reporting Requirements	Company	Non-IT Support Service	Provide all financial, regulatory, tax and VAT reporting as deemed required by GE Capital Corporation including supplementary SEC requirements.	Co-terminus with TSA duration	No charge	30 day notice period for termination for convenience

2	Risk Reporting Requirements	Company	Non-IT Support Service	Provide all risk reporting as deemed required by GE Capital Corporation.	Co-terminus with TSA duration	No charge	30 day notice period for termination for convenience

3	Compliance Reporting Requirements	Company	Non-IT Support Service	Provide all compliance reporting as deemed required by GE Capital Corporation.	Co-terminus with TSA duration	No charge	30 day notice period for termination for convenience

4	GE Network Service—WAN—WMC	Company	IT Support Service	Provides Architecture and L3+ support for WMC	8 months	$30,833

5	GE Network Service—LAN—WMC	Company	IT Support Service	Provides Architecture and L3+ support for WMC	8 months	Included in GE Network Service—WAN—WMC

6	End User Services—WMC	Company	IT Support Service	Maintenance and management of end user desk side assets (laptops, desktops, blackberries, WYSE terminals) for WMC- passthrough for CompuCom	8 months	Included in GE Network Service—WAN—WMC

7	WMC Applications	Company	IT Support Service	Provides hardware, systems and database administration services for WMC	8 months	Included in GE Network Service—WAN—WMC

8	Enhanced Authentication Hosting for GECC	Company	IT Support Service	Provides application hosting and database hosting and service for multiple GEC businesses	6 months	No Charge

9	File Transfers for GE Corp and GECA	Company	IT Support Service	Use GEntran to provide file transfer services a. 6 GE Corporate inbound files from AMEX and MasterCard b. 7 GE Commercial Finance files to/from AMEX	6 months	No Charge

10	Shared Facility—Bentonville	Company	Non-IT Support Service	Company to provide access to and use of the Bentonville MDF and conference rooms used by GE Lighting prior to IPO Date.	Until 12/31/14	Annual Charges: $88,513.87

11	Financial Planning Processes	Company	Non-IT Support Service	Provide FP&A and IR support for planning and estimation processes as well as responses to external inquiries.	Until Trigger Date	No Charge

12	Tax Accounting (Controllership)	Company	Non-IT Support Service

Provide the following Tax related services:

Year-End SEC reporting services—Preparation tax footnote and related information in 10-K

Interim SEC Reporting—Preparation tax footnote and related information in 10-Q

Tax Accounting and SEC Reporting

Monthly Close

404 Controls readiness and compliance services

Prepare and file Foreign Statutory Reporting requirements in Puerto Rico, Canada, India and the Phillipines

Prepare regulatory filings and provide planning for BOD/Call reports and BASEL III

Prepare quarterly and annual account reconciliations

Coordinate with Internal Audit (CAS) and External Auditors

Prepare FP&A Deliverables such as forecasting, blueprints, stress test, pre-close review, etc.

Provide Audit support services for external audits or exams

Provide Bank Reporting using Hyperion, Discoverer and Shared Drive

Provide Stub period tax returns

					Until Trigger Date	No Charge

13	Risk—Capital Management	Company	Non-IT Support Service	Provide Capital Management reporting and narrative requirements including required analysis, modeling, narratives and monitoring to support the GECC Capital Plan, Recovery Plan, CCAR requirements and Resolution Plan requirements.	Until Trigger Date	No Charge

14	Audit Support Services	Alll—primarily Finance	Non-IT Support Service	Provide Audit support services for external audits or exams.	Until Trigger Date	No Charge

15	Corporate / GECA Tax IT Access to WebCSR, Payment Tax Manager, AFP on Demand, RF Share Drive	Company	IT Access Right	Provide Corporate/GECA Tax with IT Access Rights to WebCSR, Payment Tax Manager, AFP on Demand, FIS, RF Share Drive, Oracle G/L	18 months Post-Trigger Date	No charge

16	MARS Reporting	Company	IT Support Service	Provide feed from Company General Ledger to MARS. MARS feeds regulatory reporting processes.	Until Quarter Close following Trigger Date	No charge

17	IRIS	Company	Non-IT Support Service	Provide data/input to IRIS system on a monthly basis.	Until Quarter Close following Trigger Date	No charge

18	Federal and State/Local Tax Input	Company	Non-IT Support Service	Provide data/input to GE Corporate and GECA Tax teams for Federal and State/Local Taxes.	18 months Post-Trigger Date	No charge

19	CARS	Company	IT Support Service	Provide server information (ex. count, utilization, etc) as they currently do to CARS. Provide PC asset management data and information for CARS reports.	24 months or until such time as Security and CTO Services are provided.	No Charge

#	Service	Upstream Supplier	Type of Service	Description of Transitional Arrangement	Transition Period (from the date of Closing)	2014 Costs (Monthly unless otherwise stated)	Additional Terms (e.g. third party consent)
20	IT Security Response and Actions	Company	IT Support Service

Provide the following:

—Exception & Exemption Management

—file an Exception or Exemption for approval and registration in the Risk Register in the event a business process does not meet GE policy

—continue to provide corporate metrics data/reporting for compliance and associated dashboards

—submit application for security assessments and remediate findings in accordance with GE Policies and Standards, including report back

—remediate Penetration Test Findings in accordance with GE Policies and Standards, including report back

—address 3rd Party assessment findings and report remediation to the 3PC team

—provide vulnerability scan findings and/or access. Applicable findings must be remediated and reported

—address compliance with data loss prevention mechanisms including but not limited to removable media and Digital Guardian installations. This includes exception requests and report back

—address compliance with endpoint security and management mechanisms including but not limited to anti-virus (McAfee), managed workstations (ITAM), laptop encryption (safe boot), and mobile security (Good/AirWatch). This includes analysis and report back.

—address HPA alert violations in accordance with GE Policies and Standards, including analysis and report back

—accept incident reports from Capital, remediate the incident, then report remediation

					24 months or until such time as IT Security Services are provided.	No Charge

21	Financial Systems and Accounting Support	Company	Non-IT Support Service

Provide IT Application support and accounting services to GECC for the following legal entities:

186-Retailer Credit Services, Inc.

BL4-GE Capital Canada CAD Liquidity Funding LP

D82-Montgomery Ward, LLC

DH4-GE Capital Canada US Funding GP

N21-Monogram Credit Services, LLC

N46-GE Consumer Finance, Inc.

RP6-GE Pacific (Mauritius) Ltd.

RP7-GE Pacific Private Limited

W03-GE Canada Holdings, Inc.

W05-General Electric Canada Company

XCY-GE Capital Mauritius Funding

214-GE Funding Holdings, Inc.

D01-GE Funding Government Services, Inc.

D80-GE Capital Canada Funding Company

					6 months	No Charge

22	Financial Systems and Accounting Support	Company	Non-IT Support Service

Provide IT Application support and accounting services to GECC for the following legal entities:

001-General Electric Capital Corporation

033-Gelco Corporation

D79-GE Capital Registry Inc.

117-General Electric Capital Corporation of Puerto Rico

080-GECC Consolidations/Eliminations-Non Legal Entity

0CA-GECC Interest Allocations-Non Legal Entity

0AL-GECC Inter-Bus Allocation-Non Legal Entity

0FA-International Interest Allocations-Non Legal Entity

					12 months	No Charge

23	Access to US G/L information for stay behind entities	Company	IT Support Service	Company to provide reporting/queries from the US G/L on an as requested basis for stay behind legal entities defined in #28 & 29.	12 months	No charge

24	Provide input to the Loan Review Process	Company	Non-IT Support Service	Company to input to Internal audit functions at GECC and CAS for the purposes of Peer Loan Services review.	Until Trigger Date	No charge

25	Network Service for GE Capital Invest Direct applications	Company	IT Support Service	Provide Network Support for the GE Capital Invest Direct Applications hosted in the Savvis Data Center	6 months	No Charge

26	Access to Responsys contract	Company	Non-IT Support Service	Company to provide access to Responsys Master Services Agreement used by GECC prior to IPO.	Until Trigger Date	No Charge

27	Access to Sarcom contract	Company	Non-IT Support Service	Company to provide access to Sarcom Master Services Agreement used by GECC prior to IPO.	Until Trigger Date	No Charge

28	Access to Cincinnati Bell Technology Solutions, Inc. (#21065) contract	Company	Non-IT Support Service	Company to provide access to Cincinnati Bell Technology Solutions, Inc. (#21065) Master Services Agreement used by GECC prior to IPO.	Until Trigger Date	No Charge

29	Access to Comperemedia, Inc. (#238802) contract	Company	Non-IT Support Service	Company to provide access to Comperemedia, Inc. (#238802) Master Services Agreement used by GECC prior to IPO.	Until Trigger Date	No Charge

30	Access to Equifax Information Services LLC (#151514 & #151227) contract	Company	Non-IT Support Service	Company to provide access to Equifax Information Services LLC (#151514 & # 151227) Master Services Agreement used by GECC prior to IPO.	Until Trigger Date	No Charge

31	Access to iOvation contract	Company	Non-IT Support Service	Company to provide access to iOvation Master Services Agreement used by GECC prior to IPO.	Until Trigger Date	No Charge

32	IdM hosting and systems administration services	Company	IT Support Service	Company to provide hosting and system administration support for the Money IdM environment.	24 months	$10,000

33	MetricStream reporting	Company	Non-IT Support Service	Company to provide MetricStream reporting used for roll-up reporting as required by GE Capital at such time as Company establishes Company instance.	Until Trigger Date	No Charge

34	T&L for Personnel Training	Company	Non-IT Support Service	Company to send a trainer for the Personnel Relations Leadership course to GE site on as requested basis.	Until Trigger Date	Based upon actual travel costs incurred

Schedule 3

GECC Facility Licenses to Company

5595 Trillium Blvd. Hoffman Estates, IL

500 W Monroe, Chicago, IL

1 Village Center Drive, Van Buren Township, MI

Employee medical facilities located in the State of Connecticut, including 800 Long Ridge Road, Stamford

Schedule 4

Company Facility Licenses to GECC

1801 Phyllis Street, Lakeside Center II, Bentonville, AR

Schedule 5

VARIATION REQUEST

Service Name / Number (from TSA Schedule 1 or Schedule 2):

Prepared by:

Date (MM/DD/YYYY):

Variation Control No.:

1. Requestor Information

Fill in with appropriate information or place an “X” next to all those that apply:

Area of Change:

Change to Existing Service	☐			Addition of New Service	☐

Is this Change a Regulatory Variation pursuant to Section 5.4 of the TSA?

No	☐	Yes	☐	If yes, specify relevant change in Applicable Law

Proposed Variation Description and References:				Provide information below concerning the requested change. Create links to any supporting documentation.

Description / Justification:

Impact of Not Implementing Proposed Change:

Available Alternatives:

Requested Production Start Date (MM/DD/YYYY)

2. Initial Impact Analysis

Initial Review Date: (MM/DD/YYYY)	Assigned to:

IT Environments Affected:

Impact on Cost / Resources:

Impact on Transition Plan:

Pre-Closing Form(s) / Standard(s) Affected:

Risk associated with implementing the Variation:

Risk associated with not implementing the Variation:

Final Review Date: (MM/DD/YYYY)

3. Impact Analysis Results

Task / Milestone	Estimated	Daily	Estimated	Estimated Resource Availability Dates
(or other expense)	Quantity	Rate	No. of Days	From	To
Requirements & Analysis:		$
Development Effort:		$
Infrastructure Effort:		$
Testing & Release Effort:		$
Training (if applicable):		$
Travel and Expense estimate (if applicable):	$
Estimated Total Costs:	$
Impact of Not Implementing the Variation:
Alternatives to the Proposed Variation:
Estimated Release to Production Date: (MM/DD/YYYY)

4. Final Recommendation(s)

Approve	☐

Reject	☐

Defer Until (MM/DD/YYYY)

Express Treatment	☐

5. Variation Request Form / Signatures

GECC Representative:		Purchaser Representative:

ATTACHED TO AND MADE A PART OF THE TRANSITIONAL SERVICES AGREEMENT DATED AS OF .

Agreed and Accepted:

GECC:		Purchaser:

By:		By:
	(Authorized Signature)		(Authorized Signature)

Printed Name:		Printed Name:

Title:		Title:

Date:		Date:
(The “Effective Date”)

Schedule 6

Deleted Service

[see attached]

Schedule 6

Software/Services to be removed at Trigger Date

Manufacturer	Product
Minitab	Minitab
PKWare	All Products under Corporate Terms and Conditions
Critical Path	Critical Path Meta Directory
Decisioneering	Crystal Ball
Interwoven	Interwoven
Knowledge Management	Meeko Graphics
GE	Screensavers & logos on PC’s
Secure Computing	Smartfilter
Synovate	Net Promoter Score
SalesForce.com	SalesForce.com

Schedule 7

Service Levels

[see attached]

Schedule 7

SCHEDULE 7

PERFORMANCE MEASUREMENTS

1.	Introduction

This Schedule 7 sets forth the methodology that will be used to measure and assess the degree to which GECC’s performance of the Transitional Arrangements is meeting Company’s operational performance requirements for such Transitional Arrangements.

2.	Definitions and Interpretation

2.1	Defined Terms

The following terms, when used in this Schedule 7, will have the meanings given them below unless otherwise specified or required by the context in which the term is used. Any capitalized term used but not defined in this Schedule 7 will have the meaning indicated in the main body of the Agreement.

Defined Term	Meaning
“Amount At Risk”	Ten percent (10%) of the At Risk Charges each month (representing the maximum amount of Service Level Credits for which GECC is potentially at risk each month).

“At Risk Charges”	GECC’s charges for the specific Transitional Arrangements to which the Service Levels apply (as such specific Transitional Arrangements are listed in Exhibit 7-A), excluding taxes with respect to such Transitional Arrangement.

“Compliance Date”	The date on which Service Level Credits first become applicable to a Service Level Default, as specified in a Service Level Table.

“Measurement Period”	The period (typically, a calendar month) during which GECC is to measure and report on its performance against the Service Levels.

“Monthly Performance Report”	The performance report to be issued to Company each month by GECC as described in Section 3.3(a).

“Performance Failure”	A failure of GECC to meet a Service Level, whether or not the failure is excused.

“Service Level”	A standard of performance designated in Exhibit 7-A (Service Levels).

“Service Level Credit” or “SLC”	A monetary credit payable to Company by GECC in respect of a Service Level Default.

“Service Level Default”	A failure of GECC to meet a Service Level in any applicable Measurement Period that is not excused pursuant to Section 3.5(b), or as provided in Section 3.3(e).

“Service Level Table”	An Exhibit to this Schedule 7 that sets forth Service Levels, together with other pertinent information.

“Validation Period”	For any Service Level that is subject to validation, a period of six months beginning on the first day of the first month after GECC first becomes capable of measuring its performance relative to such Service Level.

2.2	References to Specific Resources

Where this Schedule 7 includes references to specific resources (e.g., tools, systems, equipment or software) that are to be used by GECC, if GECC implements any successors or replacements to such resources, the applicable references will be deemed to include such successor or replacement resources.

3.	Service Level Framework

3.1	General

(a)	GECC will perform the Transitional Arrangements provided pursuant to this Agreement in a manner that meets (or exceeds) the applicable Service Levels. GECC will be responsible for measuring and reporting on its performance with respect to the Service Levels.

(b)	In cases where this Schedule 7 does not prescribe or otherwise regulate the manner or quality of GECC’s performance, GECC will render such Transitional Arrangements in accordance with Clause 2.1 of the Agreement.

3.2	Performance Measurement Tools

(a)	GECC will measure its performance with respect to each Service Level using the corresponding measurement tools and methodologies identified in the Service Level Tables or, where the measurement tools and methodologies are not identified, using such other means as are mutually agreed upon by the Parties in writing. Performance monitoring and measurement must permit reporting at a level of detail sufficient to verify GECC’s compliance with the Service Levels and will be subject to audit by Company.

(b)	Except as otherwise expressly provided in the Agreement, GECC will have operational, administrative, maintenance and financial responsibility for all tools and functions required to monitor, measure and report on GECC’s performance against the Service Levels.

(c)	If a Party desires to use a different measuring tool than is specified for any Service Level, the issue shall be raised to and addressed by the Steering Committee. As part of such review, the Steering Committee may review and consider reasonable adjustments to the affected Service Levels as necessary to account for any increased or decreased sensitivity in the new measuring tool. The Parties may utilize different measuring tools only to the extent the tool, and any associated Service Level adjustments, are approved by the Steering Committee.

3.3	Performance Assessment and Reporting

(a)

GECC will track its performance with respect to each Service Level each month and report the results to Company in a monthly performance report, the format and structure of which will be as mutually agreed by Company and GECC (the “Monthly

Performance Report”). GECC will deliver the Monthly Performance Report to Company in both printed and electronic form by the 15th day of the following month (or such other date as directed by the Steering Committee). The Monthly Performance Reports and any supporting data and information will constitute Company Confidential Information under the Agreement. The Steering Committee will meet each month promptly after the delivery of the Monthly Performance Report (i) to review any issues with the Transitional Arrangements provided pursuant to this Agreement or with any on-going projects and (ii) to discuss GECC’s overall performance of the Transitional Arrangements provided pursuant to this Agreement.

(b)	Except as otherwise stated in a Service Level Table, performance against all Service Levels will be measured 7 days a week, 365 days a year (or, in the case of any specific Transitional Arrangement for which the hours of operation are limited, during the scheduled hours of operation).

(c)	The Monthly Performance Report (i) will identify and describe each Service Level Default and (ii) for each Service Level Default, will calculate the amount of the corresponding Service Level Credit Company is entitled to receive in accordance with Section 4.1.

(d)	Upon Company’s request, GECC will provide detailed supporting information for any Monthly Performance Report. In certain cases where practicable, GECC will also give designated Company personnel online access to GECC’s monitoring systems so that they can view real-time or near real-time operational status and performance data.

(e)	If GECC fails to properly assess and report on its performance relative to any Service Level on or before the date the Monthly Performance Report is due, it shall be deemed to be a Performance Failure subject to the provisions of Section 3.5, unless GECC provides the complete Monthly Performance Report to Company within five days after receiving written notice from Company that GECC failed to provide such report when due.

3.4	Service Levels Measured by Percentage

(a)	Some Service Levels are expressed in terms of achievement of a level of performance over a percentage of incidents occurring during a Measurement Period. In these instances, if the number of incidents occurring during a given Measurement Period is less than or equal to 100, then the following algorithm will be used to determine the number of instances that GECC must successfully complete the required performance to have achieved the Service Level concerned, notwithstanding the percentage expressed in the Service Level Table as the required level of performance for such Service Level:

(i)	the number of instances occurring during the Measurement Period will be multiplied by the stated percentage; and

(ii)	if the product of that multiplication is not a whole number, then the product will be rounded down to the nearest whole number.

(b)

For example, assume that a Service Level states that GECC must complete at least 95% of instances within a stated interval of time in order to achieve the applicable Service Level. The following sample calculations illustrate how the above algorithm would function to determine the number of instances that GECC must complete within the stated interval of time in order to achieve the Service Level (in each case given a different number of total instances occurring during the corresponding Measurement Period):

(i)	If the actual number of instances was 100, GECC must successfully complete 95 or more instances on time (100 incidents x 95% = 95 instances);

(ii)	If the actual number of instances was 99, GECC must successfully complete 94 instances on time (99 incidents x 95% = 94.05 instances, rounded down to 94 instances); and

(iii)	If the actual number of instances was 9, GECC must successfully complete 8 instances on time (9 instances x 95% = 8.55 instances, rounded down to 8 instances).

3.5	Performance Failures, Excused Failures and Service Level Defaults

(a)	In the event of a Performance Failure, GECC will: (i) promptly investigate and report on the root cause of the problem; (ii) remedy the cause of the Performance Failure and resume meeting the affected Service Levels to the extent the actions required or appropriate to remedy the Performance Failure are within GECC’s scope of responsibility; (iii) identify and inform Company of the actions, if any, that are required of Company to remedy and prevent recurrence of the Performance Failure; (iv) implement and notify Company of measures taken by GECC to prevent recurrences if the Performance Failure is otherwise likely to recur; and (v) make written recommendations to Company for improvements in procedures. As appropriate, GECC will implement new (or enhance its existing) standard operating procedures (SOPs) to prevent recurrences of Performance Failures and will update the procedures manuals (if applicable) to include the new or enhanced SOPs.

(b)	Each Performance Failure will constitute a Service Level Default except when (and to the extent that) (i) the Performance Failure is excused pursuant to the Force Majeure provisions of the Agreement, or (ii) the Performance Failure is directly attributable to (A) Company’s failure to perform (or cause to be performed) or (B) improper performance of, Company’s express responsibilities relating to the applicable Transitional Arrangement, so long as in either case, that GECC promptly notifies Company of the problem and uses commercially reasonable efforts to perform the affected Transitional Arrangements and meet the Service Levels notwithstanding Company’s failure, but the Performance Failure occurs nevertheless; provided that GECC will notify Company in writing in advance of any out of pocket expenses, if any, incurred by GECC directly as the result of such event and such out of pocket expenses shall be reimbursed by Company.

(c)	If GECC wishes to avail itself of one of the excuses set out in Section 3.5(b) above, then GECC will so state in the Monthly Performance Report. In the Monthly Performance Report, GECC will also indicate the following:

(i)	which Service Level(s) is(are) affected by the excuse(s); and

(ii)	all of the circumstances that give rise to the excuse, in sufficient detail to permit Company to evaluate whether GECC’s claim of excuse is valid.

(d)	GECC will at all times bear the burden of proof as to the existence of an excuse and the applicability of the excuse to the Performance Failure at issue, including during dispute resolution proceedings and without regard to any procedural rules of the dispute resolution forum that would otherwise impose the burden of proof on Company.

3.6	Cooperation with Other Parties

The achievement of the Service Levels by GECC may require the coordinated, collaborative effort of GECC with other parties. GECC will provide a single point of contact for the prompt resolution of all Performance Failures, regardless of whether the Performance Failure at issue was caused, in whole or in part, by GECC, Company, or some other party or event.

4.	Service Level Credit Methodology

4.1	Service Level Credits

(a)	In the event that a single Service Level experiences a Service Level Default (i) in any two (2) calendar months occurring within a rolling six (6) calendar month period, or (ii) in such a manner as may be otherwise expressly provided in Exhibit 7-A, Company will be entitled to receive a monetary credit (i.e., a Service Level Credit) against GECC’s Charges to reflect the reduced level of services actually received by Company.

(b)	If Company becomes entitled to a Service Level Credit for a Service Level Default, the Monthly Performance Report will so indicate, specifying each affected Service Level and the amount of the Service Level Credit that Company is entitled to receive. Service Level Credits shall be calculated as provided in the Exhibit 7-A. Unless otherwise directed by Company, GECC will give Company a credit in the amount owed to Company on GECC’s next invoice pursuant to Clause 8.2 of the Agreement.

(c)	If more than one Service Level Credit is payable during a month, Company will be entitled to receive the sum of the corresponding Service Level Credits; provided, however, that in no event will Company be entitled to receive Service Level Credits for a single month in an amount that exceeds the dollar value of the Amount At Risk for that month.

(d)	Service Level Credits are intended to compensate Company for the difficult to quantify diminution in the value or quality of the Transitional Arrangements rendered as a result of a Service Level Default. For the avoidance of doubt, nothing herein is intended to preclude Company from exercising its rights under Clause 17.12 of the Agreement. GECC hereby irrevocably waives any claim or defense that Service Level Credits are not enforceable or that they constitute Company’s sole and exclusive remedy of Company with respect to an occurrence or event that results in the occurrence of a Service Level Default.

5.	Changes to Service Levels and Service Level Credit Amounts

5.1	Changes to Service Level Credit Amounts

A Party may propose that the then-current Service Level Credit amount for one or more Service Levels be increased or decreased, by proposing a Variation (in accordance with Clause 5 of the Agreement). Any agreed changes to the Service Level Credits as a result of an approved Variation shall become effective upon the timetable approved by the Steering Committee.

5.2	Deletion of Service Levels

A Party may propose deletions to one or more Service Levels at any time during the Term by proposing such for consideration by the Steering Committee. Any agreed-upon deletion of a Service Level will take effect on the date as specified by the Steering Committee.

5.3	Addition of New Service Levels

(a)	In response to changes in Company’s business needs, or to reflect changes in or evolution of the Transitional Arrangements provided hereunder, the means of delivery or regulatory requirements, Company may propose to add additional Service Levels by proposing a Variation (in accordance with Clause 5 of the Agreement).

(b)	If the addition of a new Service Level or measurement tool results in additional, demonstrable costs to GECC, GECC may request an increase in the Charges via the Variation process, by providing information documenting such additional costs to Company. If the Parties do not resolve any such issue pursuant to the Variation process, the Parties will negotiate and resolve the dispute concerning such proposed increase in the Charges using the dispute resolution procedures set forth in the Agreement.

5.4	Determination of Service Level Values

Unless the Parties mutually agree on the value for each Service Level set forth in a Service Level Table, the following methodology will be used to establish their initial values:

(a)	If recent historical performance data exists for the Service Level, the performance data for the most recent six months will be used as follows:

(i)	The performance data for the best and the worst performance months in the six-month period will be discarded; and

(ii)	The Service Level will be set equal to the average monthly measurement out of the remaining monthly performance measurements. For example, if the six monthly performance measurements for a Service Level for which 100% reflects perfect performance were 99.90%, 99.91%, 99.92%, 99.93%, 99.94% and 99.95%, then 99.95% and 99.90% would be dropped and the Service Level will be set to 99.925%.

(b)	If recent historical performance data does not exist for the Service Level and sufficient empirical or qualitative data does not exist for the Parties to reasonably determine what level of performance GECC should be capable of achieving, the Service Level will be subject to validation and will be set as provided in Section 5.4(a) following the completion of the Validation Period. In the interim, Company will specify a reasonable provisional value for the Service Level based on available information.

5.5	Validation Procedure

(a)	The terms of this Section 5.5 apply to any of the Service Levels that Exhibit 7-A provides are subject to validation or that the Parties otherwise agree are subject to validation.

(b)	During the Validation Period for each Service Level designated as being subject to validation:

(i)	GECC will measure and reports its performance monthly against each such Service Level in accordance with Sections 3.2 and 3.3; and

(ii)	GECC will use commercially reasonable efforts to meet (or exceed) the provisional Service Levels set by Company pursuant to Section 5.4(b) and to otherwise comply fully with the provisions of this Schedule 7 with respect to such Service Levels; provided, however, that Service Level Credits will not apply to any Service Level that is subject to validation during its Validation Period.

(c)	Company, in its sole discretion, may extend the Validation Period for any Service Levels by so notifying GECC in writing, stating the period of extension.

(d)	At the end of the Validation Period, the affected Service Levels will be set in the manner specified in Section 5.4(a) or at such other levels as the Parties may otherwise agree taking into account pertinent factors, including the performance data obtained during the Validation Period, applicable industry standards for comparable environments, performance prior to the Validation Period, improvements in GECC’s performance and non-recurring (or remedied) events responsible for any performance degradations during the Validation Period.

5.6	Service Level Credit Amounts for New Service Levels

When a new Service Level is added pursuant to this Section 5, the Steering Committee will determine a Service Level Credit amount allocable to the new Service Level.

EXHIBIT 7-A

SERVICE LEVELS

1.	Definitions

a.	“Actual Uptime” means the aggregate number of minutes in any calendar month during which the applicable equipment, software, services, or data are Available for Use.

b.	“Available for Use” means the ability of equipment, software, services or data to be utilized or accessed by Company at the applicable level or capacity to be provided to Company or other users in accordance with normal operations that are consistent with the stated requirements of Company or other users (including, as applicable, equipment and software specifications and Service Levels).

c.	“Availability” measures the Actual Uptime of the equipment, software, services or data to be utilized or accessed by Company, expressed as a percentage of the Scheduled Uptime for such equipment, software, services or data (i.e., Availability % = ((Actual Uptime)/(Scheduled Uptime)) x 100).

d.	“Change Management Accuracy” means, for all changes that are required to be performed by GECC through the change management process utilized by the Parties, the percentage of such changes that are completed and implemented during the Measurement Period such that no Severity 2 or above Incidents result. This shall be calculated as: (Number of changes completed and implemented during the Measurement Period such that no such Incidents result) / (Number of changes that are scheduled to be completed and implemented by GECC during the Measurement Period).

e.	“Incident” means an event which is not part of the standard operation of a service and which causes or may cause interruption to or a reduction to the quality of the service.

f.	“Response Time” means the elapsed time between: (i) the earlier of the moment that an Incident is reported to GECC (e.g., through automatic notification; a call to GECC’s help desk or call from Company; or other form of communication) or the moment that GECC otherwise becomes aware of such Incident; and (ii) notification of acknowledgement to the applicable Company contact and the commencement of resolution efforts by the group responsible for resolution.

g.	“Scheduled Uptime” means 24 hours per day, 7 days per week, but excluding routinely scheduled maintenance windows during which the applicable system or device is not Available for Use.

h.	“Service Level Credit” means, for each Transitional Arrangement set forth in Section 2 of this Exhibit 7-A, the lesser of (i) $250,000 or (ii) 50% of the monthly At Risk Charges for that particular Transitional Arrangement.

i.	“Severity Level” means the level of business impact to Company for each Incident, and Severity Level 0, 1, 2 and 3 Incidents are described in Exhibit 7-B (Severity Level Definitions).

j.	“Speed of Answer” measures (on a 24 hours x 7 day basis), the time elapsed, in seconds, between (a) the time of a service recipient’s selection of a voice response unit option that requires answer by the help desk analyst or the time that the voice response unit completes its menued message, and (b) the time when a live help desk staff analyst answers the call.

k.	“Time to Restore” means the elapsed time between: (i) the earlier of the moment that an Incident is reported to GECC (e.g., through automatic notification; a call to GECC’s help desk or call from Company; or other form of communication) or the moment that GECC otherwise becomes aware of such Incident; and (ii) the moment that (A) the affected equipment, software, data or services for which GECC is responsible are restored to normal operations in accordance with applicable performance standards and specifications, or GECC implements a commercially reasonable workaround, such that the recipient of the corresponding services incur(s) no more than a de minimis, insignificant degradation of service that does not affect such recipient’s ability to perform their work, and (B) the corresponding Incident ticket is updated to reflect that such Incident has been resolved. An Incident ticket that is managed by GECC and associated with a particular Incident shall not be closed until the service recipient reporting the Incident or other appropriate Company contact agrees that such ticket may be closed.

2.	Service Levels

Service	Service Level	Alternate Service Level Default under Section 4.1(a)(ii) (if applicable)	Measurement Period	Measurement Tool / Process	Does Validation Period Apply (Section 5.5)?
GO-IT Data Centers (IT-8)	Availability shall be at least 99%		Monthly	ITIL: ServiceNow	No

AS/400 (IT-9)	Availability shall be at least 99%		Monthly	ITIL: ServiceNow	No

Mainframe (IT-10)	Availability shall be at least 99%	Availability shall be at least 94%	Monthly	ITIL: ServiceNow	No

Service	Service Level	Alternate Service Level Default under Section 4.1(a)(ii) (if applicable)	Measurement Period	Measurement Tool / Process	Does Validation Period Apply (Section 5.5)?
CTO—Capital IT Risk Solutions Group (IT-33)

With regard to Active Directory:

98% of all Severity 1 Incidents will have a Time to Restore of 2 hours, 95% of all Severity 2 Incidents will have a Time to Restore of 8 hours and 95% of all Severity 3 Incidents will have a Time to Restore of 24 hours.

AND

With regard to IDM, BOTH:

95% of all:

•   Severity 1 Incidents will have a Response Time of 4 hours; and

•   Severity 2 Incidents will have a Response Time of 8 hours

AND

95% of all:

•   Severity 1 Incidents will have a Time to Restore of 8 hours; and

•   Severity 2 Incidents will have a Time to Restore of 16 hours

			Monthly	ITIL: ServiceNow	No

Enhanced Authentication Services (IT-20)	Availability of the Enhanced Authentication Services shall be at least 98%. AND Transaction response time will be less than 2 seconds 95% of the time.	Availability of the Enhanced Authentication Services shall be at least 93%	Monthly	ITIL: Topaz moving to Intrascope	No

Service	Service Level	Alternate Service Level Default under Section 4.1(a)(ii) (if applicable)	Measurement Period	Measurement Tool / Process	Does Validation Period Apply (Section 5.5)?
Data Loss Prevention (IT-24)	95% of all: • Severity 1 Incidents will have a Time to Restore of 2 hours; and • Severity 2 Incidents will have a Time to Restore of 4 hours		Monthly	ITIL: ServiceNow	Yes

GE Network Service—WAN/LAN (IT-7)	Availability of the GE WAN/LAN (including network separation devices) shall be at least 98%	Availability of WAN/LAN shall be at least 93%	Monthly	ITIL: ServiceNow	No

VPN Remote Access (IT-5)	Availability of the VPN shall be at least 95%		Monthly	ITIL: ServiceNow	No

OneGE Helpdesk (IT-21)	85% of calls to the OneGE Helpdesk shall have a Speed of Answer of 60 seconds or less		Monthly	Vendor IVR System	No

Identity and Access Controls (IT-34)	Availability shall be at least 95%		Monthly	ITIL: ServiceNow	No

Service	Service Level	Alternate Service Level Default under Section 4.1(a)(ii) (if applicable)	Measurement Period	Measurement Tool / Process	Does Validation Period Apply (Section 5.5)?
Threat & Vulnerability services (IT-36) -

With regard to Third Party Assessments:

Complete 90% of risk profiles within 7 days of receipt

Complete 90% of 3PC assessment issue/scoring logs within 14 days of receiving the completed SAQ.

AND

With regard to Cyber Intelligence (CRITS):

Deliver 100% of daily threat updates (CTU) for each Business Day during the month (unless changes to the update rhythm (i.e., daily) are agreed upon by the Parties)

AND

With regard to Blue Team:

Complete 87% of blue team assessments within the estimated end date based on the latest agreed upon SOW

AND

With regard to Red Team:

Complete 95% of Red team assessments within the estimated end date in the latest agreed upon SOW

			Monthly	Support Central (for 3rd party assessments and Blue Team); Manual (for CRITS) WIKI (for Red Team)	Yes for all except CRITS

Service	Service Level	Alternate Service Level Default under Section 4.1(a)(ii) (if applicable)	Measurement Period	Measurement Tool / Process	Does Validation Period Apply (Section 5.5)?
Anti-Money Laundering (AML) (Comp-1)	Availability of Actimize shall be at least 98%		Monthly	Topaz	No

US Payroll & Benefits Administration (HR-3)

95.5% of direct deposit employees to be paid within 24 hours of scheduled pay date.

AND

Speed / Service – For all Retail Finance HR inquiries / escalations, GE will provide an initial response within 1 business day providing either an answer, solution, or update.

			Monthly	Peoplsoft and CRMS	Yes

Non-US Payroll & Benefits Administration (HR-2)

95.5% of direct deposit employees to be paid within 24 hours of scheduled pay date.

AND

Speed / Service – For all Retail Finance HR inquiries / escalations, GE will provide an initial response within 1 business day providing either an answer, solution, or update.

			Monthly	Manual (for Philippines) Ramco and standard HR service channel (for India)	Yes

Oracle HR (HR-1)	Availability of the OHR system shall be at least 99%		Monthly	ITIL: APC/Topaz	No

Service	Service Level	Alternate Service Level Default under Section 4.1(a)(ii) (if applicable)	Measurement Period	Measurement Tool / Process	Does Validation Period Apply (Section 5.5)?
EOR System (MetricStream) (Risk-1)	90% of all tickets will have a Time to Restore (TTR) of: Severity 1 <= 48 hrs Severity 2 <= 5 business days Severity 3 <= 14 business days AND Availability of MetricStream shall be at least 99%		Monthly	ServiceNow Topaz	No

SSS Purchasing / AP Platform (SRC-1)	Availability of Oracle SSS shall be at least 98%		Monthly	ITIL: ServiceNow	No

Service	Service Level	Alternate Service Level Default under Section 4.1(a)(ii) (if applicable)	Measurement Period	Measurement Tool / Process	Does Validation Period Apply (Section 5.5)?
Cash Management (Treas-2)

With regard to Static Data Management:

Supplier will update bank account details in WebCash when provided by a Company-identified contact within 3 business days as long as the Vault request has been fully updated and approved in the system.

AND

With regard to Balance Reporting Monitoring:

Supplier will support Company with any balance reporting issues within 8 hours of being notified by a Company-identified contact.

AND

With regard to Payment Monitoring & Alerts:

Supplier will support Company with any payment issues within 8 hours of being notified by a Company-identified contact.

			Monthly	Manual	Yes

Service	Service Level	Alternate Service Level Default under Section 4.1(a)(ii) (if applicable)	Measurement Period	Measurement Tool / Process	Does Validation Period Apply (Section 5.5)?
WebCash, Hot Scan, Swift (Treas-11)

With regard to Planned Outages:

Supplier will notify the Company-identified contacts for any planned outages outside of the maintenance window within 4 hours of impact.

AND

With regard to Unplanned Outages:

Supplier will notify Company-identified contacts within 2 hours in the case of an unplanned outage. In cases of a severity 1 on WebCash or SWIFT, the Company-identified contact will be notified at the same frequency as the GE users.

AND

With regard to OFAC Scanning:

Supplier will scan all Company GEWC payments and support Company with any issues within 2 business days when notified.

			Monthly	Manual	Yes

Exhibit 7-B

Severity Level Definitions

Severity Level	Definition
Severity 1	A significant, urgent, or high severity incident that results in slow response or limited access for an entire Company Business unit/business unit location or a loss of access for one or more Company business unit locations for system, region, or application. These types of incidents result in a high business impact or high visibility failure.

Severity 2	A significant or high severity incident that results in a partial loss of the network, system, region, or application that impacts a Company business unit location. It also includes batch or operational failures requiring immediate response, and/or application transaction failures.

Severity 3	A normal, medium, or minor incident that results in a single user loss of access to system, region, or application, batch failure not requiring immediate response. These types of incidents result in minimal impact to Company or a single Company business unit.